As filed with the United States Securities and Exchange Commission on May 5, 2008

Registration No. 333-148850

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIGO-ENERGY, INC.
(Exact Name of Registrant as Specified in our Charter)

Nevada	1382	84-0871427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer I.D No.)

701 N. Green Valley Pkwy., Suite 200,
Henderson, Nevada, 89074
(702) 990-3387
(Address and telephone number of principal executive offices and principal place of business)

Indigo-Energy, Inc.
701 N. Green Valley Pkwy., Suite 200,
Henderson, Nevada, 89074
(702) 990-3387
(Name, address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Arthur S. Marcus, Esq.
Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022-6018

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering	Amount of Registration Fee(2)
Common stock of the registrant, par value $.001 per share	30,538,889 shares	$0.30	$9,161,666.70	$360.05
Total

(1) This price was determined using the closing share price of the Company’s common stock on January 10, 2008.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated May 5, 2008

PRELIMINARY PROSPECTUS
30,538,889 SHARES COMMON STOCK

INDIGO-ENERGY, INC.

This Prospectus relates to the sale of up to 30,538,889 shares of Indigo-Energy, Inc. (“Indigo” or the “Company) common stock by the selling stockholders. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Standby Equity Distribution Agreement (the “SEDA”), which was entered into between Indigo and YA Global Investments, LP, formerly known as Cornell Capital Partners, LP (“YA Global”), one of the selling stockholders. We agreed to allow YA Global to retain 5% of the proceeds raised under the SEDA, which is more fully described below. We will also receive proceeds from the exercise of certain warrants whose underlying shares are being registered under this offering.

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. On April 30, 2008, the last reported sale price of our common stock was $0.42 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “IDGG.OB.” These prices will fluctuate based on the demand for the shares of our common stock.

The selling stockholders include YA Global, who intends to sell up to 20,833,333 shares of our common stock, 17,500,000 shares of which are pursuant to advances under the SEDA and 3,333,333 shares of which were previously issued as a commitment fee under the SEDA. As of April 30, 2008, the 17,500,000 shares of common stock to be issued pursuant to advances under the SEDA upon issuance would equal 8.67% of our outstanding common stock.

We engaged Newbridge Securities Corporation (“Newbridge”), an unaffiliated registered broker-dealer, to act as placement agent in connection with the SEDA. Newbridge received 138,889 shares of our common stock.

With the exception of YA Global, which is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGE 4 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May___, 2008

i

GENERAL

As used in this Prospectus, references to “the Company,” “Indigo” “we”, “our,” “ours” and “us” refer to Indigo-Energy, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

WHERE YOU CAN FIND US

Our principal offices are located at 701 N. Green Valley Pkwy., Suite 200 Henderson, Nevada 89074. Our telephone number is (702) 990-3387.

CORPORATE BACKGROUND AND OUR BUSINESS

Indigo-Energy, Inc. is an independent energy company engaged primarily in the exploration of natural gas and oil in the Appalachian Basin in Pennsylvania, West Virginia, and Kentucky.

Indigo, formerly known as Procare America, Inc. (“Procare”) was incorporated in Minnesota on September 22, 1993 and in 1999 relocated its state domicile to Nevada. At the date of recapitalization on December 15, 2005, Procare was a public shell company, defined as an inactive, publicly-quoted company with nominal assets and liabilities.

On December 15, 2005, pursuant to a stock exchange agreement between the Company and the shareholders of Indigo Land and Development, Inc. (“ILD”), the Company purchased all of the outstanding shares of ILD through the issuance of 49,100,000 shares of our common stock directly to the ILD shareholders. The Company was the legal acquirer in the transaction. ILD was the accounting acquirer since its stockholders acquired a majority interest in the Company. The transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (ILD). The operations and financial statements of the Company are those of ILD for periods prior to December 15, 2005. Upon completion of the recapitalization, the Company changed its name to Indigo-Energy, Inc.

SUMMARY FINANCIAL INFORMATION

In the table below, we provide you with summary financial data for our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	December 31, 2007	December 31, 2006
Balance Sheet
Total Assets	$1,235,545	$6,696,586
Total Liabilities	6,364,632	4,213,203
Minority Interest	1,331,299	3,979,995
Stockholders Deficit	(6,460,386)	(1,496,612)

Statement of Operations
Revenue	$354,245	$0
Total Expenses	34,839,370	23,684,472
Net Loss	(31,926,091)	(23,627,237)

ABOUT THIS OFFERING

Securities Being Offered	Up to 30,538,889 shares of common stock in Indigo-Energy, Inc.

Initial Offering Price
The selling shareholders will sell our shares at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering
The offering will conclude when all of the 30,538,889 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

YA Global, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the SEDA.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering(1)	201,933,903 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering (2)	219,833,903 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

(1)	Excludes the 17,500,000 shares issuable pursuant to the SEDA, which have not been issued as of the date hereof.
(2)	Assumes the issuance of all shares being registered under the SEDA.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks related to our Standby Equity Distribution Agreement (SEDA)

Existing stockholders will experience significant dilution from our sale of shares under the SEDA.

The sale of shares pursuant to the standby equity distribution agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the SEDA. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the standby equity distribution agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the SEDA will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the standby equity distribution agreement will be issued at 95% of the lowest daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the SEDA. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the SEDA could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the SEDA could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may not be able to access sufficient funds under the SEDA when needed.

Our ability to raise funds under the SEDA is limited by a number of factors, including the fact that the maximum advance amount is limited to $200,000 as well as the fact that we are not permitted to submit any request for an advance within five trading days of a prior request. As such, although sufficient funds are made available to the Company under the SEDA, such funds may not be readily available when needed by the Company.

We may be limited in the amount we can raise under the standby equity distribution agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the SEDA. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price.

We will not be able to use the SEDA when we are in possession of material nonpublic information.

Whenever we are issuing shares to YA Global Investments, L.P., we will be deemed to be involved in an indirect primary offering. We cannot engage in any offering of securities without disclosing all information that may be material to an investor in making an investment decision. Accordingly, we may be required to either disclose such information in a registration statement or refrain from using the SEDA.

We will not be able to use the SEDA if the shares to be issued in connection with an advance would result in YA Global Investments, L.P. owning more than 9.9% of our outstanding common stock.

Under the terms of the SEDA, we may not request advances if the shares to be issued in connection with such advances would result in YA Global Investments, L.P. and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the SEDA to make limited draws on the standby equity distribution agreement so long as YA Global Investment’s beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that YA Global Investments and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the standby equity distribution agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the standby equity distribution agreement. As such, by operation of the provisions of the SEDA, the Company may be prohibited from procuring additional funding when necessary due to the ownership limitation discussed above.

The standby equity distribution agreement will restrict our ability to engage in alternative financings.

The structure of standby equity distribution transactions will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitable suffer.

Private equity lines are relatively new concepts and it is not clear how the courts and the SEC will treat them.

Private equity lines are recent creations and differ from traditional Private Investment in Public Entity (“PIPE”) financing transactions. The staff of the Securities and Exchange Commission’s Division of Corporation Finance has taken the position that the staff will not recommend enforcement action with respect to the private equity lines of credit or the related ‘‘resale’’ registration statement as long as certain criteria are met. However, that the staff’s position is not a definitive interpretation of the law and, moreover, is not binding on the courts and as such, there is a risk that a court may find this type of financing arrangement, or the manner in which it is implemented, to violate securities laws.

Risks Related to Our Business

We have incurred significant losses. We expect future losses and we may never become profitable.

We have incurred significant losses in the past. The Company incurred net losses from continuing operations for the year ended December 31, 2006 and 2007. As such, it is probable that we may fail to achieve significant revenues in the near future. If we do become profitable, there can be no assurance that we will be able to maintain profitability.

Our business depends on the level of activity in the oil and gas industry, which is significantly affected by volatile energy prices.

Our business depends on the level of activity in oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic and weather-related factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, many of which cannot be foreseen and are beyond the Company’s control.

Our business involves numerous operating hazards.

The Company’s operations are subject to a number of hazards inherent in the conduct of its business. The occurrence of blowouts, reservoir damage, and loss of production, loss of well control or fires could result in the suspension of drilling operations, equipment shortages, damage to or destruction of the equipment involved and injury or death to our personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to damage claims by other oil and gas companies.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to succeed.

The natural gas and oil industry is intensely competitive, and we compete with other companies that are significantly larger and have greater resources. Many of these companies explore for and produce oil and natural gas and also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may have a greater ability to continue exploration activities during periods wherein prices for oil and natural gas are low. Moreover, our larger competitors may be able to better absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

Governmental laws and regulations may add to our operational costs or significantly limit our drilling activity.

Our operations are affected by governmental laws and regulations. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit drilling activity. Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.

Our management has identified material weaknesses in our internal control over financial reporting. The Company’s failure to implement and maintain effective internal control over financial reporting could result in material misstatements in the financial statements or cause the Company to fail to meet its periodic reporting obligations. We can provide no assurance that additional material weaknesses will not be identified in the future.

Our management has identified material weaknesses in our internal control over financial reporting as of December 31, 2007, as stated in our Form 10KSB, filed with the Securities and Exchange Commission on April 15, 2008. We can provide no assurance that despite reasonable efforts exerted by our management, that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure on the part of our management to maintain required controls, or any difficulties that may be encountered in the implementation of new or improved controls, could result in additional material weaknesses, cause the Company to fail to timely meet its periodic reporting obligations or result in material misstatements in the company’s financial statements. The existence of a material weakness could result in errors in the company’s financial statements that could subject us to restatements of our financial results or to regulatory action or litigation or other developments that could adversely affect our business.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

We are unlikely to be able to continue as a going concern in the event we are unable to obtain additional financing.

We have incurred a net accumulated deficit of $60,103,871 since inception of the exploration stage in 2005 and are delinquent on many of our obligations to our creditors. Also, our current liabilities exceed our current assets.

The Company has been borrowing money and has assigned certain net revenue interests in oil and gas properties as collateral or consideration for these loans. As of December 31, 2007, we had $7,995 of available cash.

The Company needs to raise a significant amount of cash to fund current operations and current capital commitments.

The expansion of our business will require us to commit significant capital resources in amounts substantially in excess of our current financial resources. Any needed financing may not be available on acceptable terms.

In addition, future equity financings, if any, could be dilutive to then existing stockholders. In the event we do not raise sufficient capital to meet our obligations, it is likely management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations.

If such additional financing is not available you may lose your entire investment in our company.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements, (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 30,538,889 shares of common stock, (i) 9,166,667 shares of which are subject to piggy back registration rights under various agreements entered into by the Company, (ii) 400,000 of which consist of shares underlying warrants issued by the Company, (iii) 17,500,000 shares of which are subject to issuance under the SEDA, dated December 30, 2007, (iv) 3,333,333 shares of which were previously issued as a commitment fee in connection with the SEDA, and (v) 138,889 shares of which were issued as a placement agent fee in connection with the SEDA.

The commitment amount of the SEDA, dated December 30, 2007 is $5,000,000. After estimated fees and offering costs, we will only be able to receive net proceeds of $4,665,000.

Pursuant to the SEDA, we may, at our discretion, periodically issue and sell to YA Global shares of our common stock for a total purchase price of $5,000,000. The amount of each advance is subject to a maximum advance amount of $200,000, and we may not submit any advance within five trading days of a prior advance. Subject to various conditions specified therein, YA Global is required to purchase any and all shares that the Company seeks to sell to it under the SEDA.

YA Global intends to sell any shares purchased under the SEDA at the then prevailing market price. YA Global may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the SEDA with the number of shares being registered in the accompanying registration statement.

Under the terms of the SEDA, YA Global is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the SEDA. There are substantial risks to investors as a result of the issuance of shares of our common stock under the SEDA. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the SEDA. That is, as our stock price declines, we would be required to issue a greater number of shares under the SEDA for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the exercise of certain warrants whose underlying shares are being registered under this offering. We will also receive the proceeds from the sale of shares of our common stock to YA Global under the SEDA. YA Global will purchase our shares of common stock under the SEDA at a 5% discount to the current market price. The purchase price of the shares purchased under the SEDA will be equal to 95% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date. In addition, we will pay YA Global 5% of each cash advance as an additional fee.

Pursuant to the SEDA, we cannot draw more than $200,000 every five trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the SEDA. The table assumes estimated offering expenses of $85,000, plus 5% payable to YA Global under the SEDA. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$500,000	$1,000,000	$2,500,000	$5,000,000
Net proceeds:	$390,000	$865,000	$2,290,000	$4,665,000
Number of shares that would have to be issued under the Equity Distribution Agreement at an assumed offering price equal to $0.285 (which is 95% of an assumed market price of $0.30)	1,754,386	3,508,772	8,771,930	17,543,859
USE OF PROCEEDS
General Working Capital	$390,000	$865,000	$2,290,000	$4,665,000
Total	$390,000	$865,000	$2,290,000	$4,665,000

The SEDA limits our use of proceeds to general corporate purposes, including, without limitation, the payment of loans incurred by us. In no event can we use the net proceeds from the SEDA for the payment (or loan to any such person for the payment) of any judgment, or other liability incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability.

We have chosen to pursue the SEDA funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the SEDA whenever the Company deems that such funds are needed. Our objective will be to draw down on the SEDA funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

DILUTION

The issuance of the 17,500,000 shares pursuant to the SEDA will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the standby equity distribution agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders’ and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering		Percentage of Outstanding Shares Beneficially Owned before Offering (1)	Shares that Could Be Issued to Draw Down Under the Standby Equity Distribution Agreement		Shares that May Be Acquired Under the Standby Equity Distribution Agreement	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Standby Equity Distribution Agreement	Shares to Be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned after Offering(2)
YA Global Investments, LP	3,333,333	(3)	1.65%	17,500,000	(4)	17,500,000	8.67%	20,833,333	(5)	9.47%
Newbridge Securities Corporation	138,889	(6)	0.07%	0		0	0.00%	138,889		0.06%
Mid East Gas Inc. (7)	9,000,000		4.46%	0		0	0.00%	9,000,000		4.09%
Stacey Yonkus (8)	733,334	(8)	0.37%	0		0	0.00%	483,334		0.22%
Sunny Barkats	83,333		0.04%	0		0	0.00%	83,334.04%
Total	13,288,889		6.59%	17,500,000		17,500,000	8.67%	30,538,889		13.88%

(1)
Applicable percentage of ownership is based on 201,933,903 shares of our common stock outstanding as of April 30, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
Applicable percentage of ownership is based on an assumed 219,833,903 shares of our common stock outstanding after the Offering due to the possible issuance of shares of common stock to YA Global under the SEDA and to Ms. Stacey Yonkus after the exercise of warrants and conversion of options granted to her.

(3)	Consists of shares of our common stock that YA Global received as a commitment fee under the SEDA.
(4)	Represents the number of shares of our common stock that would be issued to YA Global at an assumed market price of $0.30 to draw down the entire $5 million available under the SEDA.
(5)	Includes the 17,500,000 shares of our common stock which could be acquired by YA Global under the SEDA and 3,333,333 of the shares issued to YA Global as a commitment fee under the SEDA.
(6)	Consists of shares of our common stock that Newbridge received as a placement agent fee in connection with the SEDA.
(7)	Mark Thompson is granted with the power to vote or dispose of all shares of common stock issued to Mid East Gas Inc.
(8)
Represents 83,334 shares beneficially owned by Ms. Yonkus, a member of our Board of Directors, 400,000 shares underlying the warrants issued and options to purchase 250,000 shares of the Company’s common stock issued to Ms. Yonkus.

Shares Acquired In Financing Transactions with Indigo-Energy

YA Global. YA Global is the investor under the SEDA. All investment decisions of, and control of, YA Global are held by its general partner, Yorkville. Mark Angelo, the managing member of Yorkville, makes the investment decisions on behalf of and controls Yorkville Advisors. YA Global acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

SEDA. On December 30, 2007, we entered into a SEDA with YA Global. Pursuant to the SEDA, we may, at our discretion, periodically sell to YA Global shares of our common stock for a total purchase price of up to $5,000,000. Pursuant to the SEDA, for each share of our common stock purchased there under, YA Global will pay us 95% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five (5) consecutive trading days immediately following an advance notice date. Furthermore, YA Global will retain a fee of 5% of each cash advance under the SEDA. We paid Yorkville a structuring fee equal to $15,000 on December 30, 2007 in connection with the SEDA and will pay Yorkville $500 on each advance under the SEDA.

There are certain risks related to sales by YA Global, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time YA Global is issued shares, the greater chance that YA Global gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent YA Global sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow YA Global to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as YA Global sells material amounts of our common stock could encourage short sales by YA Global or others. This could place further downward pressure on the price of our common stock.

Newbridge Securities Corporation. Newbridge is a registered broker-dealer. All investment decisions of Newbridge are made by Guy Amico. Newbridge received the 138,889 shares of our common stock being registered in this offering as a placement agent fee in connection with the SEDA.

There are no familiar relationships amongst our shareholders.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

YA Global is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the SEDA. YA Global will pay us 95% of, or a 5% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, YA Global will retain 5% of the net cash proceeds received by us under the SEDA, and received 3,333,333 shares of our common stock. In addition, we engaged Newbridge, a registered broker-dealer, to advise us in connection with the SEDA. For its services, Newbridge received 138,889 shares of our common stock.

YA Global was formed in February 2000 as a Delaware limited partnership. YA Global is a domestic hedge fund in the business of investing in and financing public companies. YA Global does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify YA Global and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the net proceeds received under the SEDA. In addition, we engaged Newbridge, a registered broker-dealer, to advise us in connection with the SEDA. For its services, Newbridge received 138,889 shares of our common stock. The offering expenses are estimated as follows: a SEC registration fee of $250, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $12,250. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the SEDA.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

Our address for service of process in Nevada is 2857 Sumter Valley Dr., Henderson, NV 89052.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Name	Age	Office
Steven P. Durdin	42	President and Chief Executive Officer
Stanley L. Teeple	59	Director and Chief Financial Officer
Stacey Yonkus	37	Director
James C. Walter, Sr.	64	Director
Everett C. Miller	38	Director
Hercules Pappas	37	Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 30, 2008, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Company’s officers and directors, and by the officers and directors of the Company as a group.

Name and Address of Shareholders	Shares Beneficially Owned		Percentage Ownership(1)
Steve Durdin, CEO	12,914,131	(2)	6.09%
Stan Teeple, CFO & Director	10,000,000	(3)	4.72%
Stacey Yonkus, Director	733,334	(4)	*
James C. Walter, Sr., Director	6,178,321	(5)	3.03%
Everett C. Miller, Director	2,750,000	(6)	1.34%
Hercules Pappas, Director	250,000	(7)	*
Officers and Directors as a group (6) persons	32,825,786		14.42%

Each shareholder’s address is c/o Indigo Energy, Inc. 701 N. Green Valley Pkwy, Suite 200, Henderson, Nevada 89074.
*	Less than 1%.
(1)	Based on 201,933,903 shares outstanding as of April 30, 2008 and, respectively for each individual listed, any options, warrants or other securities convertible within 60 days from April 30, 2008.
(2)	Consists of 10,000,000 stock options pursuant to the Company’s Stock Option Plan and 2,914,131 shares of common stock.
(3)	Consists of options pursuant to the Company’s Stock Option Plan.
(4)	Consists of 83,334 shares of common stock, 400,000 warrants and 250,000 stock options pursuant to the Company’s Stock Option Plan.
(5)
Consists of 250,000 stock options pursuant to the Company’s Stock Option Plan, 1,746,027 shares of common stock that may be issued to the stockholder upon the conversion of promissory notes issued to the stockholder, and 4,182,294 shares of common.

(6)	Consists of 2,750,000 stock options pursuant to the Company’s Stock Option Plan.
(7)	Consists of 250,000 stock options pursuant to the Company’s Stock Option Plan.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The Company’s authorized capital stock consists of 600,000,000 shares of common stock, par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

As of April 9, 2008, there were 201,933,903 shares of our common stock issued and outstanding that is held by an estimated 1,202 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company has 25,000,000 authorized shares of Series A Convertible Super Preferred Stock with par value of $0.001 per share. Each share of the Super Preferred Stock is convertible into two shares of our common stock after one year. The conversion price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends. Holders of the Super Preferred Stock are not entitled to receive dividends paid on common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Super Preferred Stock shall be entitled to receive, before any distribution to holders of our common stock, eight times the sum available for distribution to common stockholders. Holders of our Super Preferred Stock have voting rights five times of those of our common stockholders. As of the date of hereof, the Company had no shares of issued and outstanding Super Preferred Stock.

The Company has 75,000,000 authorized shares of Series B Convertible Preferred Stock authorized, $.001 par value. The terms of the Series B Convertible Preferred Stock provide the holder with the capacity for two times the number of votes on all matters submitted to the common shareholders, and with a liquidation preference equal to two times the amount distributable to the common shareholders prior to any liquidating distribution being paid to common shareholders. The Series B Convertible Preferred Stock carry no dividend rights and are automatically converted into two shares of common stock for each Series B share held as prescribed in the Certificate of Designation at the anniversary date of the stock issuance. The holders of the converted shares have piggyback registration rights for the common stock issued upon conversion. In the event the Series B shareholder is no longer engaged or employed by the Company, the Series B Convertible Preferred Stock which have not been converted are immediately cancelled. As of the date hereof, the Company had no shares of issued and outstanding Series B Convertible Preferred Stock.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Share Purchase Warrants

The Company has granted Ms. Stacey Yonkus 7 year warrants to purchase up to 400,000 shares of the Company’s Common Stock at a price of $1.50 per share.

The Company also issued warrants to purchase 13,200,000 shares of the Company’s Common Stock at a purchase price of $0.25 per share pursuant to a Global Settlement Agreement entered into by the Company and the limited partners of Indigo-Energy Partners, LP.

Options

The Company’s Chief Executive Officer has been granted options to purchase 10,000,000 shares of the Company’s Common Stock. The Company’s Chief Financial Officer has been granted options to purchase 10,000,000 shares of the Company’s common stock, while the current members of the Company’s Board of Directors (except for Mr. Stanley Teeple, who also acts as the Company’s Chief Financial Officer) have each been issued options to purchase 250,000 shares of the Company’s Common Stock. In addition, Mr. Everett Miller was also granted options to purchase 2,500,000 of the Company’s common stock for his services rendered in relation to the loan agreement entered into with Carr Miller Capital. Such options expire on October 16, 2017 and are exercisable at a purchase price of $0.25 per share.

The Company also granted its legal counsel, Gersten Savage LLP options to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.25 per share, which options expire on October 16, 2017

Transfer Agent

Continental Stock Transfer and Trust is the transfer agent for the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements of Indigo-Energy Inc. as of December 31, 2007 and 2006 and for the years then ended and the period from inception of the exploration stage in December 2005 to December 31, 2007 have been included herein in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accountants, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

DESCRIPTION OF BUSINESS

Background

The Indigo-Energy, Inc. (the “Company” or “Indigo” or “We”) is an independent energy company engaged primarily in the exploration of natural gas and oil in the Appalachian Basin in Pennsylvania, West Virginia, and Kentucky.

Indigo, formerly known as Procare America, Inc. (“Procare”) was incorporated in Minnesota on September 22, 1993 and in 1999 relocated its state domicile to Nevada. At the date of recapitalization on December 15, 2005, Procare was a public shell company, defined as an inactive, publicly quoted company with nominal assets and liabilities.

On December 15, 2005, pursuant to a stock exchange agreement between the Company and the shareholders of Indigo Land and Development, Inc. (“ILD”), the Company purchased all of the outstanding shares of ILD through the issuance of 49,100,000 shares of our common stock directly to the ILD shareholders. The Company was the legal acquirer in the transaction. ILD was the accounting acquirer since its stockholders acquired a majority interest in the Company. The transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (ILD). Upon completion of the recapitalization, the Company changed its name to Indigo-Energy, Inc.

Business

Indigo-Energy Inc. is an independent Nevada energy company, currently engaged in the exploration of natural gas and oil. Our strategy is to profitably grow reserves and production, primarily through acquiring oil and gas leasehold interests and participating in or actively conducting drilling operations in order to exploit those interests. We own mineral rights (excluding coal) in Greene County, Pennsylvania and Monogalia County, West Virginia, respectively, as follows: 100% interest in 430 acres, one-third interests in 13 acres, one-sixth interest in 68 acres, and various percentages in an additional 56 acres (collectively the “Indigo Property”). We do not own the surface land in these areas. These natural resources are available via subsurface drilling and recovery techniques. We drilled twenty-four (24) gas wells located in this area, twenty-one (21) of which were drilled through four turnkey drilling programs with four (4) respective operators. To quantify the potential for recoverable reserves of natural gas, oil and coal bed methane, we commissioned four independent geological and engineering studies of the Indigo Property.

The Company engaged HUB Energy, LLC. as its advisor and field operations management team. HUB Energy, LLC was formed in the spring of 2006 specifically for the purpose of providing exploration and production management for Indigo. HUB Energy, LLC and Indigo entered into a series of agreements that aimed for the creation of significant Oil and Gas reserves throughout the Eastern United States. The main agreement was an Advisory Services Agreement whereby Indigo commissioned HUB Energy, LLC to discover, investigate, recommend and implement drilling ventures with various oil and gas developers and producers. HUB Energy, LLC requested bids for development through existing relationships with longstanding companies in Pennsylvania, West Virginia, Kentucky and Illinois. After receipt of the various proposals, HUB Energy, LLC screened the projects for economic viability and recommended implementation to Indigo.

HUB Energy, LLC negotiated a Drilling and Operating agreement respectively with four operators that was standard to all deals, with major exceptions having been approved in advance by Indigo. HUB Energy, LLC monitors the drilling, completion and production aspects of the ventures and reporting on a timely basis to the management of the Company. The four turnkey projects presently under development are:

•	Dannic Energy Corp.- 5 well Program 2006- Pennsylvania

•	Mid East Oil Company- 6-well Program 2006- Pennsylvania

•	P&J Resources, Inc. - 5-well Program 2006- Kentucky

•	Tapo Energy, LLC- 5 well Program 2006- West Virginia

Indigo Property- The Company Wells

Drilling operations began in late April 2006. As of March 31, 2008, three (3) wells have been drilled and completed on Indigo Property.

During 2007, one of the three Indigo initial wells was producing only a nominal amount of revenue and the Company fully impaired the cost of the well in the amount of $387,290 for the year ended December 31, 2007. Based on the ceiling test at December 31, 2007, the Company also recorded an additional impairment expense of $464,489 on the other two wells. During the year ended December 31, 2007, the Company recorded revenue of $87,525 generated from the three initial wells.

Drilling and Completion Activities under the Four Turnkey Programs

In July 2006, the Company and/or Indigo-Energy Partners, LP, an entity we consolidated into our financial statements, (collectively, the “Developers”) entered into the following Drilling and Operating Agreements on the respective drilling area:

1.	Drilling and Operating Agreement among Indigo, Indigo LP and TAPO Energy, LLC (“Operator1”), with HUB as its Advisor (“DOA1”)

2.	Drilling and Operating Agreement between Indigo LP and Dannic Energy Corp. (“Operator2”), with HUB as its Advisor (“DOA2”)

3.	Drilling and Operating Agreement between Indigo LP and P&J Resources, Inc. (“Operator3”), with HUB as its Advisor (“DOA3”)

4.	Drilling and Operating Agreement between Indigo LP and Mid-East Oil Company (“Operator4”), with HUB as its Advisor (“DOA4”)

Pursuant to the Drilling and Operating Agreements Indigo entered into, the operators were responsible for drilling, completing (and plugging of wells prior to completion if it is determined that any well will not be profitable) wells, as specified in that agreement. The operators subcontracted numerous phases of the actual drilling and completion activities. The Company is required to pay the operators, the price as set forth in the Drilling and Operating Agreement in exchange for certain percentage of working interest (or a pro rata portion thereof for partial working interests in the oil and gas properties). Under the Drilling and Operating Agreements, the Company is required to pay to the operators, for each well, a cash amount ranging from fifty (50%) to one-hundred (100%) percent of the turnkey price per well in return for being assigned interest in the completed well, which amount will be funded from capital contributions. Any overpayment by the Company to the operators will be applied to other wells.

Modification of Original Drilling Agreement

In November 2007, we entered into a Modification and Settlement Agreement with HUB, Mid-East Oil Company (Operator 4) and Mark Thomson (Mid-East Oil Company and HUB are under common control of Mark Thompson) (the “Advisors”) agreeing to modify the terms as provided under the original agreement entered into between all these parties. Under the terms of this agreement, we acknowledged indebtedness to HUB for $65,000 for advisory fees in connection with the development of certain oil and gas interests. We also acknowledged indebtedness to Mid-East Oil Company for $1,037,645 for drilling obligations and $33,039 in expense reimbursements.

The parties agreed that the above-mentioned obligations will be satisfied in full by Indigo paying $283,039 to Mid-East Oil Company and $65,000 to HUB. In addition, we will transfer all our rights, title and interest in four wells uncompleted by Mid-East Oil Company under DOA4 back to the Advisors.

As part of the settlement agreement, the Advisors will retain the ten million shares of our common stock but forfeited their rights in the 7,500,000 shares of our Series B Convertible Preferred Stock, which were originally convertible into 15,000,000 shares of our common stock.

According to the settlement agreement, the Advisors will give up all right, title, and interest except for certain overriding royalty interests in all the existing wells drilled under DOA1, DOA2, DOA3, and DOA4, excluding the four wells we transferred back to the Advisors. The Advisors will continue to own certain overriding royalty interest in any future wells drilled by Operator1, Operator2, Operator3, or Operator4 for us in Pennsylvania, Kentucky or West Virginia.

Additionally, the Advisors agree to make any payments necessary to obtain a full settlement from LK Drilling by January, 2008 and indemnify us from any liability arising from any failure to satisfy the obligations to LK Drilling or any drillers or subcontractors that the Advisors contracted with during its operation of our wells.

This settlement is due and payable upon the first occurrence of funds received by us from either Yorkville Advisors SEPA in the amount of $2,000,000 or greater or general disbursement of the same or greater amount from any other source but in no case less than ten percent (10%) of the total general disbursement funding received by the Company.

On April 2, 2008, the Company entered into a Modification and Settlement Agreement with Operator 1 to settle its obligations in the amount of $671,598 under DOA1. Under the terms of the settlement agreement, the Company assigned all of its rights to receive revenue from the five DOA1 wells for a period of 48 months (commencing January 2008) or until the obligation to Operator 1 has been satisfied (the “Assignment Period”). Upon expiration of the Assignment Period, all rights assigned to Operator 1 will automatically revert back to the Company and a new carried interest in the five DOA1 wells will be assigned to the Company. In addition to the aforementioned assignment, the Company assigned a 84.375% working interest to Operator 1 in the three drill sites to be determined located on the Company’s land. The Company retains the remaining 15.625% royalty and overriding interests in the three drill sites. Operator 1 will be operating the wells situated in the three drill sites. Under the settlement agreement, the Company also agreed to enter into a transportation agreement with Operator 1 whereby Operator 1 will transport all gas produced and recovered from the five wells under DOA1 as well as the wells to be drilled using the Company’s existing pipelines. The Company is to be compensated at a rate equal to the greater of 5% of the gas price paid or $0.50 per MCF.

Operation of Producing Wells

Once a well drilled by an Operator is completed, the Company supervises field operations of producing wells on the premises pursuant to the Drilling and Operating Agreement. The Drilling and Operating Agreement provides that the Operator is required to operate the wells as a reasonable operator in a good and workmanlike manner, in accordance with gas industry standards.

The Operators generally receive a monthly operating fee of $300 for each producing well, $100 for any “shut in” well, and $0.00 for any “dry” well. The operating fee covers all normal and regularly recurring operating expenses for the production, delivery and sale of gas, such as well tender, routine maintenance and adjustment, reading meters, recording production, pumping, maintaining appropriate books and records, preparing reports to the Company and to government agencies and collecting and disbursing revenues. The operating fee does not include costs and expenses related to the production and sale of oil (for natural gas wells only), purchase of equipment, materials or third party services, brine collection and disposal, compression and dehydration of natural gas, meter repair and calibration, extraordinary repairs and rebuilding of access roads, all of which will be billed at the invoice cost of materials purchased or third party services performed together with a reasonable charge by the Operator for services performed directly by it.

Liquidity

The Company is in the exploration stage and has incurred losses since its inception and is delinquent on many of its obligations to its creditors. The Company’s current liabilities exceed its current assets. The Company has been borrowing money and has assigned certain net revenue interest in oil and gas properties as collateral or consideration for these loans. The Company needs to raise a significant amount of cash to fund current operations and current capital commitments. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.

The Company plans to raise funds from private offerings of equity and debt securities in order to fund its operations through December 2008. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.

The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Principal Drilling Locations

Pennsylvania, West Virginia and Kentucky.

Geographic Markets

Our primary geographic market is the United States.

 Competition

The industry in which the Company is engaged in is intensely competitive and it competes with other companies that are significantly larger and have greater resources. Many of these companies explore for and produce oil and natural gas and also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may have a greater ability to continue exploration activities during periods wherein prices for oil and natural gas are low. Moreover, our larger competitors may be able to better absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position.

Government Regulation

The Company’s operations are affected by various governmental laws and regulations relating to the Company’s drilling activity which may require the Company to make significant capital expenditures to comply with governmental laws and regulations. Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.

Marketing

Wells located in our oil and gas-drilling prospects that are successfully completed are anticipated to produce natural gas. The purchase price for the produced hydrocarbon is expected to be what is then being paid in the area of the prospects for similar hydrocarbons, which is dependent upon conditions over which the Company has no control. The Company cannot assure that a purchaser will pay such price, or that there will be an available purchaser.

After the Company pays its drillers amounts it owes them for drilling the wells, the Company may be able to sell a portion of its gas production on the so-called “spot market” by effecting sales of its natural gas directly to public utilities or other purchasers or through intermediaries. Although the terms of such sales contracts vary considerably, they typically are made on a shorter-term basis depending upon prevailing market conditions and may offer the possibility of obtaining a somewhat higher sales price. However, there is no assurance that the Company will be able to negotiate any such short-term sales contracts.

In order to market production from the wells, the Company must have access to pipeline transmission lines in proximity to the wells and may be required to pay transportation charges to the Operators for transmitting gas through transportation pipelines in certain geographic areas. Each Operator may charge its normal and customary fee for such transportation.

The U.S. Market

Cost of Compliance with Environmental Laws

Dismantlement, Restoration and Environmental Costs

The Company follows the guidance of SFAS No. 143, “Accounting for Asset Retirement Obligations” using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites, offshore production platforms, and natural gas processing plants. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet. The asset retirement cost will be depreciated using a systematic and rational method similar to that used for the associated property and equipment upon the establishment of proven reserves for the respective wells. As of December 31, 2007, the Company’s liability for retirement obligations was $208,000, representing the obligation for wells completed as of the balance sheet date.

Retirement Obligations consist of the following as of December 31:

	2007	2006
Balance as of January 1	$150,000	-
Cumulative effect of change in accounting principle	-	-
Additional liabilities incurred(1)	40,000	$150,000
Liabilities settled	-	-
Accretion expense	18,000	-
Revision of estimates	-	-
Balance as of December 31	$208,000	$150,000

(1)
Indigo and Indigo LP completed fifteen wells in 2006 and 3 wells in 2007. Asset retirement obligations were recorded in the amount of $10,000 for each well based on management’s estimates of the present value of the future cost of our legal obligation to dismantle and restore the leased property to an acceptable condition at the end of each well’s useful life.

In February 2007, the Company engaged a contractor to cure certain violations alleged by the West Virginia Department of Environmental Protection (“DEP”) pertaining to the drilling area around its wells. The violations generally consist of the Company’s failure to seed and mulch the ground in the well area, the failure to properly mark the wells with signage, and leaving certain piping on the ground. The estimated remediation costs were $50,000, of which the Company paid $25,000 in February 2007. As of April 11, 2008, the contractor has not completely finished the remediation work and since that time, the Company has renegotiated the remediation contract by agreeing to pay $16,000 for all remaining work. At the time when all remediation work is done, it is expected that the DEP will abate all violations. The DEP has allowed the Company to continue its drilling and production during this curative process. The estimated remediation costs were included in accounts payable and accrued expenses at December 31, 2007.

On February 26, 2007, we entered into a settlement agreement with Morgantown Excavators, Inc. (“MEI”) for the outstanding balance of $50,010 we owed to MEI for the environmental remediation services provided by MEI during the first and second quarter of 2006. Under the settlement agreement, we agreed to pay MEI $5,000 on or before the 15th day of each month for the period March through November 2007 and to make a final payment of $5,010 on or before December 15, 2007. In March and May 2007, we paid a total of $10,000 to MEI. As of April 11, 2008, we still owed MEI $37,010.

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In projects in which the Company is not the operator, but in which it owns a non-operating interest directly or owns an equity interest in a limited partnership or limited liability company that owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Employees

As of December 31, 2007, we had one (1) employee.

Recent Developments

On April 18, 2008, the Company entered into a Consulting Agreement with Robert McIhinney (“McIlhinney”) whereby McIlhinney agreed to provide consulting services to the Company for interim fund raising efforts, development of a Strategic Marketing Business Plan, as well as other duties that may be assigned to him by the Company’s management. In consideration for his services, the Company agreed to reimburse McIlhinney for all business related expenses, as well as to grant him or his assigns 75,000 shares of the Company’s common stock within 30 days from the date of the Consulting Agreement.

On April 25, 2008, the Company entered into a Letter of Intent (the “LOI”) with International Financial Corporation, LLC, a Nevada Limited Liability Company, whereby the parties agreed to become members of the newly formed Rivers West Energy, LLC, a Nevada Limited Liability Company (“Rivers West Energy, LLC”). Contemporaneously with the execution of the LOI, the Company entered into an agreement with Epicenter Oil and Gas, LLC, (“Epicenter”) Depocenter Oil & Gas, LLC (“Depocenter”), Robert Turnage (“Turnage”), Frank Finkbeiner (“Finkbeiner”) and Rivers West (collectively the “Parties”), whereby Epicenter and Depocenter are to contribute certain assets to Rivers West pursuant to a contemplated Asset Purchase Agreement to be signed by the Parties by May 2, 2008. Each of the parties shall become members of Rivers West Energy, LLC, with the Company owning 60% membership interest and International owning 40% membership interest in Rivers West Energy, LLC.

Under the LOI, International also agreed to provide the Company, upon the execution of a definitive agreement governing the understanding between the parties, with funds in the total amount of Six Hundred Twenty Four Million Dollars ($624,000,000) for general working capital of the Company, to be disbursed to the Company from time to time, as provided in the LOI. The LOI also provided that, within sixty days from the date thereof, International shall use its best efforts to obtain a three year bridge financing for the Company in the amount of One Hundred Fifty Million Dollars ($150,000,000), which amount may be prepaid by the Company without penalty.

The LOI indicates that i.) International will be making this investment if it receives funds from a third party which it has no authority to bind; ii.) as of the date of the LOI the funding had not been obtained by International; iii.) when or if such funding occurs involves matters beyond the control of International; iv.) International shall have such funds available before entering into a formal loan agreement with Indigo; v.) in the event such funding is not received within 120 days of the date of the LOI, neither party shall have any further obligation to the other; and vi.) in the event the appropriate agreements are not signed within 90 days from the date of the LOI, the terms and conditions of the LOI sheet will terminate.

In consideration for the LOI, the Company agreed to pay to Spectrum Facilitating Technologies, LLC, a Limited Liability Company (“Spectrum”) engaged by International to seek and investigate loan transactions on its behalf, the amount of One Hundred Fifty Thousand Dollars ($150,000), as well as to transfer to Spectrum Five Million (5,000,000) shares of the Company’s restricted common stock, for bridge financing due diligence services. In addition, the Company agreed to place in escrow One Hundred Million (100,000,000) shares of the Company’s restricted common stock, to be transferred to International upon the company’s receipt of the first One Hundred Ninety Two Million Dollars ($192,000,000) in funding from International.

On April 11, 2008, the Company executed promissory notes in favor of Carr Miller Capital LLC in the aggregate amount of $120,000. Such promissory note bears interest at a rate of 20% per annum. In consideration of the promissory note, the Company also issued to Carr Miller Capital LLC 1,320,000 shares of the Company’s common stock.

On April 24, 2008, the Company executed promissory notes in favor of various individuals in the aggregate amount of $275,000. Such promissory notes bear interest at a rate of 20% per annum. In consideration of the promissory notes, the Company also issued to the holders of such promissory notes shares of the Company’s common stock in the aggregate amount of 2,750,000.

On April 28, 2008, the Company’s Board of Directors authorized its Chief Executive Officer to enter into employment agreements with various individuals. These agreements would also authorize the issuance of an aggregate of 200,000,000 shares of the Company’s common stock to such individuals. The issuance of these shares, however, is conditioned upon the execution of mutually beneficial employment agreements between the Company and such individuals.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	our possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are an independent Nevada energy company, currently engaged in the exploration of natural gas and oil. Our strategy is to profitably grow reserves and production, primarily through acquiring oil and gas leasehold interests and participating in or actively conducting drilling operations in order to exploit those interests. The Company was formed in 1981 and in 2001 the Company ceased all operations and became a public shell company. On December 15, 2005, the Company issued 49,100,000 shares of common stock in exchange for 100% of the outstanding shares of Indigo Land & Development, Inc. (“ILD”), which was treated as a recapitalization of ILD. On January 12, 2006, the Company changed its name to Indigo Energy, Inc.

We own mineral rights (excluding coal) in Greene County, Pennsylvania and Monongalia County, West Virginia, respectively, as follows: 100% interest in 430 acres, one-third interest in 13 acres, one-sixth interest in 68 acres, and various percentages in an additional 56 acres (collectively, the “The Indigo Property”). We do not own the surface land in these areas. These natural resources are available via subsurface drilling and recovery techniques. To quantify the potential for recoverable reserves of natural gas, oil and coal bed methane, we commissioned four independent geological and engineering studies of the Indigo Property.

As an exploratory stage company, we have incurred losses since our inception. We are delinquent on many of our obligations to our creditors. Our current liabilities exceed our current assets and we will need additional capital to fund operations. There are no assurances that we will receive funding to implement our business plan and our independent registered accountant indicated in its opinion on our 2007 annual financial statements that there was substantial doubt about our ability to continue as a going concern.

As of April 11, 2008, we still owe our operators and vendors payments for drilling our wells, however, as a result of our paying a portion of the amounts due, we have been assigned a portion of various percentage of working interest in those wells by the operators. We have settled our obligations on unpaid drilling costs with two operators and intend to settle with the other two operators on unpaid drilling costs and disputes in the near future.

The Company needs to raise significant funds for future drilling and operating costs once production has commenced. Any fundraising conducted by the Company will most likely result in the issuance of additional shares of common stock which will dilute the ownership interests of the Company’s current shareholders. The Company’s expectation is to invest approximately $10,000,000 in the next 12 months to fund future drilling operations of the Company. In addition, the Company will be required to fund an additional $4,500,000 to fund its current obligations under the various agreements to which the Company is a party.

During the next 12 months, we expect to purchase field equipment in 2008. We do not anticipate any significant changes in the number of our employees.

Results of Operations for the Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

We incurred a net loss for the year ended December 31, 2007 in the amount of $31,926,091 compared to a net loss of $23,627,237 for the year ended December 31, 2006, primarily attributable to an $8,004,137 increase in impairment of oil and gas properties and an increase in the amount of $4,386,720 in interest expense, which we offset by a decrease in general and administrative expenses of $1,129,414 and an increase in net loss allocated to minority interest of $2,501,799.

Revenues

We had revenue in the amount of $354,245 for the year ended December 31, 2007 compared to no revenues for the year ended December 31, 2006. This was attributable to the sale of oil and gas to various customers.

Depletion Expense

We also recorded a depletion expense on proved gas properties of $174,924 during 2007. Our operating expense related to oil and gas operations increased by $161,519 in 2007 compared with 2006 due to the operations of producing wells in 2007.

Impairment of Oil and Gas Properties

Impairment cost of $8,371,861 related to oil and gas properties was incurred for the year ended December 31, 2007 as a result of our ceiling tests on proved properties as well as impairment assessment on unproved properties. The impairment charge of $367,724 incurred for the year ended December 31, 2006 was primarily related to our impairment of costs incurred in one of our three initial wells.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2007 were $18,490,165, compared to $19,619,579 for the year ended December 31, 2006. The decrease of $1,129,429 in general and administrative expenses was primarily due to a decrease in consulting expenses, which consisted mostly of share-based compensation in the amount of $632,930 and a decrease in professional fees of $323,270. General and administrative expenses of $18,490,165 for the year ended December 31, 2007 were primarily comprised of $15,168,286 of consulting fees, $1,025,650 of accounting and legal fees, and $1,873,700 of share-based compensation related to the stock options we granted to our officers and directors. The consulting fees primarily consisted of stock based compensation in the form of 1) 9,500,000 shares of our Series B convertible preferred stock totaling $7,600,000 issued to three related parties, 2) 5,000,000 shares of common stock totaling $5,250,000 related to the Big Apple consulting agreement, 3) 3,000,000 shares of common stock totaling $1,350,000 related to our Network 1 consulting agreement, and 4) $250,000 in connection with the SEDA agreement.

Interest Expense

Interest expense for the year ended December 31, 2007 was $7,092,624 compared to $2,705,904 for the year ended December 31, 2006. The increase of $4,386,720 in 2007 was primarily due to the increase in interest resulting from the issuance of 5,444,541 shares of our common stock in consideration for the forbearance agreements we entered into with various operators in the total amount of $4,555,258. Interest expense of $7,092,624 for the year ended December 31, 2007 was primarily comprised of $4,555,258 of interest related to forbearance agreements with various operators, $2,261,738 of interest on various notes payable, including amortization of discounts on the notes in the amount of $1,721,066, and $132,615 of interest related to the amortization of the beneficial conversion feature on our Series 1 convertible notes.

Settlement Expense - Related Party

We incurred settlement expense from our agreement with Mid-East Oil Company and HUB for the year ended December 31, 2007 in the amount of $441,012 compared to $900,000 for the year ended December 31, 2006, which was incurred in relation to a payment made by certain of our shareholders to Jerry Moore and his family.

Preferred Dividend

Preferred dividend for the year ended December 31, 2007 was $451,509 compared to $435,851 for the year ended December 31, 2006. This was related to the amortization of beneficial conversion feature on our Series A convertible super preferred stock.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private sales of our common stock and the use of convertible debt. As of December 31, 2007, we had a cash balance of $7,995.

The Company previously entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Investments, L.P. (“YA Global”) pursuant to which the Company may, at its discretion, periodically sell to YA Global shares of its common stock, $0.001 par value per share (the “Common Stock”) for a total purchase price of up to Five Million Dollars ($5,000,000). For each share of Common Stock purchased under the SEDA, YA Global will pay to the Company ninety-five (95%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock on the principal market (whichever is at such time the principal trading exchange or market for the Common Stock) during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction provided in the SEDA. The Company has the right to withdraw the Advance request if the price of the Common Stock is less that 75% of the VWAP on the Advance Notice Date.

We require a minimum of approximately $6,000,000 for the next 12 months, which includes approximately $800,000 to pay for our outstanding professional fees, $40,000 to pay for the drilling costs incurred in our three (3) initial wells, $3,500,000 to pay our note payable obligation and additional funds to meet our capital needs for the anticipated drilling, development, and production activities on the Indigo Property as well as any other oil and gas properties we may acquire over the next twelve months. In addition to the minimum amount required , the Company expects to spend an additional $4,500,000 for drilling activities. Moreover, in the event we locate additional prospects for acquisition, experience cost overruns at our current prospects or fail to generate projected revenues, we will also need additional funds during the next twelve months. We currently do not have sufficient funds to fund our current operations or such capital calls, pay our debts and other liabilities, and operate at our current levels for the next twelve months. Accordingly, we need to raise additional funds through sales of our securities or otherwise, immediately.

If we are unable to obtain additional funds on terms favorable to us, if at all, we may be required to delay, scale back or eliminate some or all of our exploration and well development programs and may be required to relinquish our interest in one or more of our projects or in the extreme case, cease operations.

For the Year Ended December 31, 2007

Net cash used in operating activities was $1,808,010 for the year ended December 31, 2007 as compared to net cash used in operating activities of $1,663,691 for the year ended December 31, 2006. The increase in cash used in operating activities was primarily due to our increased payments to fund general and administrative expenses during 2007.

Net cash used in investing activities was $455,996 for the year ended December 31, 2007 as compared to net cash used in investing activities of $5,381,585 for the year ended December 31, 2006. The $4,925,589 decrease in cash used in investing activities was primarily due to decreased expenditures in our oil and gas properties as a result of cash shortfalls.

Net cash provided by financing activities was $2,205,338 for the year ended December 31, 2007 as compared to net cash provided by financing activities of $6,862,624 for the year ended December 31, 2006. The amounts in both periods represent mostly net proceeds from sales of debt and equity securities.

At December 31, 2007, we had a working capital deficit of $5,835,576 compared to a working capital deficit of $3,653,955 at December 31, 2006. The increase in working capital deficit in the amount of $2,181,621 was due primarily to an increase in our notes payable of $2,015,400, an increase in our accounts payable and accrued expenses-related party in the amount of $724,759 which were offset by a decrease in our liabilities to be settled in common stock of $493,770.

Convertible Notes - Series 1

In return for $2,662,100 received in April 2006 and continuing through October 2006, we issued convertible notes, (“Convertible Notes”). The notes had maturity dates three years from the date of issuance and bore interest at 8% per annum. However, the interest was due and payable only if the trading price of our stock fell below $0.15625 in a given month, whereby we would then be responsible for paying interest on the outstanding balance of the notes for that month. As of December 31, 2007, minimum interest expense has been incurred by the Company on these convertible notes. The noteholders could convert their notes anytime prior to the maturity date at a rate equal to 60% of the average of the lowest three trading prices during the twenty trading days preceding the conversion date. However, the noteholders could not convert any portion of their notes that would result in the noteholders and their affiliates beneficially owning more than 4.99% of our issued and outstanding shares. The noteholders also agreed to limit all of their conversions to no more than the greater of $100,000 per month or the average daily dollar volume calculated during the ten business days prior to a conversion. The note conversion price was subject to adjustment for merger, consolidation, reorganization, etc. as defined by the Convertible Notes. As of December 31, 2007, the noteholders have converted $2,262,100 of principal into 2,714,250 shares of our common stock. The converted shares are subject to a one-year restriction from trading under Rule 144 of the Securities Act of 1933 and have piggyback registration rights. There are no penalty provisions related to the registration rights. Each noteholder was entitled to receive one share of our Series A convertible super preferred stock (“Super Preferred Stock”) for each dollar that was invested in the Convertible Notes. As a result, we had issued a total of 2,662,100 shares of our Super Preferred Stock to the noteholders. Each share of the Super Preferred Stock was convertible into two shares of our common stock at the one-year anniversary of the date of issuance. On July 2, 2007, 1,962,100 shares of the Super Preferred Stock were converted into 4,505,938 shares of our common stock. In connection with such conversion, the Company inadvertently issued the investors an aggregate of 581,738 shares in excess of what they should have been entitled to receive as a result of the conversion. Because the amount of excess shares that any one shareholder received was not material and because those individuals provided valuable financing to the Company, the Company has made a determination that they will not seek the return of the excess shares. In October 2007, the remaining 700,000 shares of the Super Preferred Stock were converted into 1,400,000 shares of our common stock, which were issuable at December 31, 2007.

In connection with the issuance of the Convertible Notes, the Company incurred a 10% placement fee of $266,210 to Fairhills Capital, a related party, which was recorded as deferred loan costs and is being amortized over three years. Upon conversion of the Convertible Notes, the unamortized balance of the related deferred loan costs was immediately expensed. For the year ended December 31, 2007 and 2006, the Company has incurred $13,334 and $230,377, respectively, of amortization expense on the deferred loan costs, which was recorded as interest expense in the accompanying statements of operations.

Convertible Notes - Series 2

In April and May 2007, we borrowed a total of $510,000 from various lenders and issued promissory notes to the lenders. The promissory notes provided for interest at 20% per annum with maturity dates in October and November 2007. The lenders have the option to either receive all principal and interest due on the loan within ten days of the maturity dates or to receive shares of our common stock equal to the numerical dollars of principal and interest outstanding on the maturity dates of the loan. Within thirty days of funding of the loan, the lenders are also to receive additional shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 1,020,000 shares of our common stock to the lenders in connection with these notes.

On July 27, 2007, $100,000 of these promissory notes was settled releasing Indigo from all obligations related to the promissory note (see “Note Payable 3” of Promissory Notes below).

As of December 31, 2007, the Company has not repaid these loans and as such, is in default.

Convertible Notes - Series 3

In October through December 2007, we borrowed a total of $570,000 from various lenders and issued promissory notes. The promissory notes provided for interest at 20% per annum with maturity dates ranging from February through May 2008. The lenders have the option to either receive all principal and interest due on the notes into shares of our common stock at a conversion price equal to 80% of the average ten-day closing price of the stock immediately preceding the date. Within thirty days of funding of the loans, the lenders are to receive shares of our common stock equal to ten times the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount and be required to issue common stock equal in value to the principal amount borrowed every 30 days from the default date until the notes are paid. In December 2007, we issued a total of 5,700,000 shares of common stock to the lenders.

On March 18, 2008, one of the convertible notes was amended to extend the maturity date from March 5 to June 5, 2008, in consideration for which the Company agreed to issue the noteholder 75,000 shares of its common stock and pay for interest at 20% per annum during the extended note period.

Other Convertible Notes

On July 9, 2007, we borrowed $100,000 from an individual lender and issued a promissory note that provided for interest at a rate of 20% per annum with a maturity date of January 9, 2008. The lender has the option to either receive all principal and interest due on the loan within ten days of the maturity date or to receive shares of our common stock equal to the numerical dollars of principal and interest outstanding on the maturity date of the loan. Within thirty days of funding of the loan, the lender is also to receive additional shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the note is unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. On August 15, 2007, we issued 200,000 shares of common stock to the lender.

On July 2, 2007, we borrowed $25,000 from an individual lender and issued a promissory note that provided for interest at a rate of 20% per annum with a maturity date of February 27, 2008. The note and accrued interest thereon will be converted into shares of our common stock at a conversion price equal to 70% of the average ten-day closing price of the stock immediately prior to the maturity date of the note. Within thirty days of funding of the loan, the lender is also to receive 25,000 shares of our common stock. On August 15, 2007, we have issued 25,000 shares of common stock to the lender.

On February 27, 2008, the lender converted the principal and interest on this loan into 285,110 shares of the Company’s common stock.

Promissory Notes Converted into Units of Indigo LP

In July 2006, in return for $1,200,000 we issued to three noteholders convertible promissory notes. The notes matured on January 18, 2007 and bore interest at 6% per annum. The noteholders had the right to convert at any time before maturity of the notes, the outstanding note balance into 4 Units of Indigo LP upon the same terms and conditions as then contemplated by the private placement offering and the Partnership Agreement, provided that Indigo LP raised at least $1,000,000 of gross proceeds in the private placement offering to be utilized for the drilling activities of Indigo LP. In July 2006, the entire amount of $1,200,000 was converted into 4 Units of general partnership interests in Indigo LP. As of December 31, 2007, accrued interest on the promissory notes prior to the conversion amounted to $19,726. In connection with the issuance of these convertible promissory notes, the Company also incurred 10% of placement fee to Fairhills in the amount of $120,000 under a strategic partnership agreement further explained in Note 11.

Promissory Notes

Note Payable 1

On November 27, 2006, the Company borrowed $450,000 from a private lender and issued a promissory note to the lender. The note had a maturity date of February 26, 2007, and bore interest at a fixed amount of $50,000. The lender was also provided a 100% net revenue interest (“NRI”) in Indigo No. 3 well (one of the three initial wells we drilled), of which 75% will revert back to the Company upon repayment of the note. Payments that are not made within 10 days of the maturity date are subject to a late charge of 10% of the principal plus interest on the note, which equals $50,000.

The Company did not repay the note on the original maturity date, and the note was amended on March 20, 2007. The amendment extended the maturity date to September 2007 and provided for monthly payments of $12,500 as an advance against future net revenue from Indigo No. 3 well for a period of six months. In September 2007, the net revenue advance in the total amount of $90,000 was to be reconciled with the actual revenue received from Indigo No. 3 well and the excess advance payment, if any, will be applied towards the principal, interest and late charge on the note in the total amount of $550,000. If the advance payment is less than the net royalty revenue, Indigo will pay the lender for the difference. In addition, the Company was required to issue to the lender 300,000 shares of its restricted common stock. Upon its performance under the terms of the amended note, 75% of the net revenue interest in Indigo No. 3 well will revert back to the Company, with the lender retaining the remaining 25% interest.

In October 2007, the Company amended the terms of this note calling for six monthly payments of $12,500 from October 2007 through March 2008 as advances against NRI. Additionally, within ten business days of the amended maturity date of March 30, 2008, the Company will pay the lender $550,000 less any earlier payments of principal as satisfaction in full of this obligation. As of December 31, 2007, two payments of $12,500 had been made to the lender.

Note Payable 2

On January 19, 2007, we borrowed $200,000 from an individual lender and issued a promissory note, which provided the lender with a 30% NRI in our Indigo No. 2 well from the date of the funding through January 23, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either receiving repayment of half of the borrowing of $100,000 and retaining a 15% NRI in our Indigo No. 2 well for the life of the well, or receiving repayment of the entire borrowing of $200,000. In addition, the lender was entitled to 400,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 400,000 shares of common stock to the lender.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 1,000,000 shares of its common stock.

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 1,000,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Note Payable 3

On January 25, 2007, we borrowed $80,000 from an individual lender and issued a promissory note, which provided the lender with a 12% NRI in Indigo No. 2 well from the date of the funding through January 25, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either retaining the 12% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $80,000 and retaining a 6% NRI in our Indigo No. 2 well for the life of the well. In addition, the lender was entitled to 200,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 200,000 shares of common stock to the lender.

On July 27, 2007, Indigo entered into a settlement agreement with the lender of this promissory note.

Indigo primarily received:

•	a release from all obligations related to this $80,000 promissory note.

•
a release from all obligations contained within the promissory note dated April 6, 2007 to this same lender in the amount of $100,000, which was previously described in the series of convertible notes issued in April and May 2007 (see “Convertible Notes - Series 2” above),

•	the 12% NRI in Indigo Well No. 2,

•	$150,000 as a new loan.

•	A general release on other issues.

In return for the above Indigo primarily:

•	issued a promissory note in the amount of $150,000,

•	agreed to issue, within thirty days of funding of the loan, 1,400,000 shares of the Company’s common stock to the lender.

The new promissory note had a maturity date of September 15, 2007 and provided for interest to be paid in the amount of $2,000 within 5 days of the due date. In the event the note is unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, $50,000 was paid against the outstanding balance, however the balance of $100,000 remains unpaid and $3,507 is recorded in accrued interest for the late charge. On August 15, 2007, we issued 1,400,000 shares of common stock to the lender which was valued at $560,000 based on our stock trading price on the settlement date. In connection with this settlement agreement the company recorded the consideration it issued as the payment of the prior two promissory note listed above, repurchase of the 12% NRI in Indigo Well No. 2, interest expense on other issues and the establishment of a new loan.

Note Payable 4

On February 7, 2007, we borrowed $200,000 from an individual lender and issued a promissory note that provided the lender with a 30% NRI in our Indigo No. 2 well from the date of the funding through February 7, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either receiving repayment of half of the borrowing of $100,000 and retaining a 15% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $200,000. In addition, the lender was entitled to 400,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 400,000 shares of common stock to the lender.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 1,000,000 shares of its common stock.

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 1,000,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Note Payable 5

On February 15, 2007, we borrowed $100,000 from an individual lender and issued a promissory note that provided the lender with a 15% NRI in our Indigo No. 2 well from the date of the funding through February 16, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either retaining the 15% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $100,000 and retaining a 7.5% NRI in our Indigo No. 2 well for the life of the well. In addition, the lender was entitled to 240,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 240,000 shares of common stock to the lender.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 500,000 shares of its common stock.

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 500,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Other Promissory Notes

In June 2007, we borrowed a total of $75,000 from two individual lenders and issued two promissory notes. The promissory notes provided for interest at a rate of 20% per annum with maturity dates on December 21, 2007. Within thirty days of funding of the loan, the lenders are also to receive shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, 150,000 shares of our common stock were issued to the two lenders.

On December 21, 2007, the Company did not repay these loans and as such, was in default as of December 31, 2007. On February 11, 2008, one of the two lenders agreed to extend the due date of the loan to March 15, 2008 in exchange for the Company’s issuance of 50,000 shares of common stock. On March 18, 2008, the other lender agreed to extend the due date of the loan to May 27, 2008 in exchange for the Company’s issuance of 250,000 shares of common stock. As of April 1, 2008, the balance of these two notes remained outstanding.

In July 2007, we borrowed a total of $430,000 from various individual lenders and issued promissory notes. The promissory notes provided for interest at rates ranging from 10% to 20% per annum with maturity dates ranging from September 2007 through January 2008. Within thirty days of funding of the loans, the lenders are to receive shares of our common stock equal to once, twice, or three times of the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount. In August 2007, we issued a total of 960,000 shares of common stock to the lenders. We valued the 960,000 shares of common stock at $359,750 based on our stock trading price on the dates of the promissory notes. Under EITF 00-27 and APB No. 14, we allocated the proceeds from issuance of these notes and common stock based on the proportional fair value basis for each item. Consequently, these promissory notes were recorded with discounts of $191,370 based on the ascribed value of the 960,000 shares of our common stock. For the year ended December 31, 2007, amortization of the discounts amounted to $174,182 which was recorded as interest expense. We also recorded an additional interest expense of $30,917, which was accrued for as of December 31, 2007.

In October 2007, two of the above described notes were amended to extend the maturity dates from September and October 2007 to December 2007 and January 2008, respectively, with the interest rate on one of the notes being increased from 10% to 20% per annum, in exchange for which we issued a total of 175,000 shares of our common stock to the two lenders valued at $23,000. In February 2008, six additional notes were amended to extend the maturity dates to dates ranging from February 2008 to June 2008 in exchange for which we agreed to issue a total of 650,000 shares of our common stock to these six lenders. In March and April 2008, three notes were amended second time to extend the maturity dates to June 2008, in exchange for which we agreed to 1) issue a total of 675,000 shares of our common stock to the lenders; 2) pay a total of $45,000 to two of the lenders; and 3) extend interest rate to 20% per annum on one of the extended notes.

Due to Related Party

On September 3, 2005, we entered into separate agreements with two of our then principal stockholders (Leo Moore and James Love) to redeem their entire interest in the Company. At the time of the agreement, each shareholder held a 33⅓ interest in our common stock.

The original agreements provided for a redemption price of $500,000 each to be paid under different payment schedules. The original payment schedule for Love required $250,000 to be paid within 45 days of the date of the agreement and another $250,000 to be paid within 90 days of the date of the agreement. The original payment schedule for Leo Moore required $100,000 to be paid within 45 days of the date of the agreement, another $100,000 to be paid within 90 days of the agreement and a final installment of $300,000 to be paid no later than 180 days from the date of the agreement.

The terms of the original agreements did not provide for interest to accrue. The original agreements also provided that in the event of default, each selling shareholder would be allowed to keep the initial amount paid and we would be required to return the shares.

On January 27, 2006, the payment terms of the contracts were amended and extended to both ratify and confirm the remaining balance due under the terms of the original agreement and to require aggregate payments of $75,000 per month on the balance of $650,000 through June 30, 2006 together with any unpaid balance at that date. The payment terms of the contracts were amended again in July 2006 to provide for periodic payments through May 1, 2007 for Leo Moore and October 1, 2006 for Love, when the final payments on the obligation were due. The July 2006 amendments also provided that Leo Moore and Love would each receive fixed interest payments of $10,000 and $15,000, respectively. The obligation due to James Love was paid off in September 2006, including the interest payment of $15,000.

On March 23, 2007, the payment terms of the contract with Leo Moore were amended again such that payments of $50,000 will be made each month from April through July 2007; $70,000 will be paid in August 2007, and $20,000 will be paid in September 2007. The September payment represents additional interest of $20,000 on the outstanding balance. As of December 31, 2007, the balance due to Leo Moore was $229,364 including late payment charges of $35,122 which is included as interest expense in the accompanying financial statements. On March 20, 2008, we entered into a Modification and Settlement Agreement with Leo Moore whereby we agreed to settle our obligation due to Leo Moore by paying a total amount of $209,500 on or before June 30, 2008; $5,000 to be paid each month from April through June 2008 with the balance due by June 30, 2008

On July 11, 2006, we entered into a Mutual Release and Settlement Agreement (“Moore Settlement Agreement”) with Jerry Moore, certain of his family members and affiliates (“Moore Family”). Moore Family had received 49,100,000 of our shares of common stock and became the majority shareholder of us on December 15, 2005 during the recapitalization of the Company in 2005. Under the Moore Settlement Agreement, Moore Family agreed to surrender to us 28,485,000 shares of our common stock, in exchange for which we agreed to pay Moore Family a total of $150,000 in installment payments, commencing September 1, 2006. According to the settlement agreement, our obligation to pay $150,000 was secured by a security interest in 3,485,000 shares of our common stock, which were to be retained by an escrow agent and could be liquidated if we failed to make the payment. In October 2006, Moore Family surrendered all 28,485,000 shares of our common stock and relinquished its rights to place 3,485,000 shares in an escrow account. As of March 31, 2007, we have paid $50,000 to Moore Family. On March 23, 2007, we entered into a Modification Agreement with Moore Family to extend the payment terms on the remaining balance as follows: $25,000 to be paid on April 12, 2007, $50,000 on May 10, 2007, and $25,000 on June 1, 2007. In addition, we are required to pay an additional $20,000 on July 1, 2007 as interest on the outstanding balance. As of December 31, 2007, we owed Moore Family $95,552 including late payment charges of $20,000 which is included as interest expense in the accompanying financial statements. On March 20, 2008 we entered into another Modification and Settlement Agreement with the Moore Family whereby we agreed to settle our obligation due to Moore Family by paying cash amount of $100,000 on or before June 30, 2008 and issuing 5,000,000 shares of our common stock to Moore Family.

Critical Accounting Policies and Estimates

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These accounting principles require management to use estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Management reviews its estimates, including those related to the determination of proved reserves, well completion percentage under the turnkey drilling programs, estimates of future dismantlement costs, estimates of future cash flows in valuing oil and gas proprieties, income taxes and litigation. Actual results could differ from those estimates.

Our most critical accounting policy is as follows:

We account for oil and gas properties and interests under the full cost method. Under the full cost method, all acquisition, exploration and development costs incurred for the purpose of finding oil and gas are capitalized and accumulated in pools on a country—by—country basis. We only are concentrating our exploration activities in the United States and therefore we will utilize a single cost center.

Capitalized costs will include the cost of drilling and equipping productive wells, including the estimated costs of dismantling and abandoning these assets, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization (“DD&A”) calculation until the project is evaluated.

Unproved property costs include the costs associated with unevaluated properties and are not included in the full cost amortization base (where proved reserves exist) until the project is evaluated. These costs include unproved leasehold acreage, seismic data, wells in progress and wells pending determination, together with interest costs capitalized for these projects. Significant unproved properties are assessed periodically, but not less than annually, for possible impairment or reduction in value. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool.

In situations where the existence of proved reserves has not yet been determined, unevaluated property costs remain capitalized in unproved property cost centers until proved reserves have been established, exploration activities cease or impairment and reduction in value occurs.

Impairment of unproved properties is based on factors such as the existence of events that may serve to impair the properties such as failure of a well, expiration of leases and comparison of carrying value of oil and gas properties with their fair market value at the end of the reporting period.

Asset Retirement Obligations

We have adopted the Statement of Financial Accounting Standards No. 143, “Asset Retirement Obligations” (“SFAS 143”) which requires us to recognize an estimated liability for the plugging and abandonment of our oil and gas wells and associated pipelines and equipment. The liability and the associated increase in the related long-lived asset are recorded in the period in which our asset retirement obligation (“ARO”) is incurred. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset.

The estimated liability is based on historical experience in plugging and abandoning wells, estimated remaining lives of those wells based on reserves estimates and federal and state regulatory requirements. The liability is discounted using an assumed credit-adjusted risk-free rate.

Revisions to the liability could occur due to changes in estimates of plugging and abandonment costs, changes in the risk-free rate or remaining lives of the wells, or if federal or state regulators enact new plugging and abandonment requirements. At the time of abandonment, we recognize a gain or loss on abandonment to the extent that actual costs do not equal the estimated costs.

Off Balance Sheet Reports

The Company had no off balance sheet transactions during the year ended December 31, 2007.

Controls and Procedures

In our Form 10-KSB for the fiscal year ended December 31, 2007 under Item 8-A- Controls and Procedures, we identified material weaknesses in our system of internal control over financial reporting. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. We have identified the following material weaknesses of our internal controls:

•
The Company currently has insufficient resources and an insufficient level of monitoring and oversight, which may restrict the Company's ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions. In addition, the limited size of the accounting department makes it impractical to achieve an optimum segregation of duties.

•
Reliance upon independent financial reporting consultants not familiar with US generally accepted accounting principles or SEC rules and regulations for review of critical accounting areas and disclosures and material non-standard transactions.

•	Lack of sufficient accounting staff which results in a lack of segregation of duties necessary for a good system of internal control.

•	Lack of formal policy for review and booking of stock issuances.

•	Lack of expertise in US generally accepted accounting principles.

•	Lack of expertise in US Securities and Exchange commissions rules and regulations.

•	Lack of formal process and timeline for closing the books and records at the end of each reporting period

•	Lack of formal policy for review and booking of contracts.

•
The Company currently has an insufficient level of monitoring and oversight controls for contract and agreements. This restricts the Company's ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions. In addition this has resulted in a lack of control over the issuance of the Company's stock which resulted in several instances of extra or duplicate shares being issued.

•	Lack of internal personnel experienced and knowledgeable about oil and gas operations.

Commencing at end of 2006 and through March 2008 management was able to implement the following actions listed below to start addressing the weaknesses noted above.

During this time the Company had scarce resources and a limited management team. Management was primarily focused on, and spending inordinate amounts of time, seeking funding while trying to bring the Company’s periodic filings current. Management was able to bring the Company current in its periodic filings with the SEC and is now filing on a timely basis. Due to the lack of funds the Company could not hire full-time people dedicated to handling the accounting and addressing these material weaknesses. As an alternative to hiring full-time people management hired an outside CPA firm to assist it in these matters. Due to limited funds management could only direct the outside firm to work on preparing the Company’s financial statements for inclusion in the required periodic filings. As the Company obtains needed resources it plans to address the internal controls, material weaknesses and associated deficiencies by retaining a specialist consulting firm during the second quarter or the 3rd quarter of 2008.

•
The Company has engaged a certified public accounting firm to assist management in recording period end accounting entries and adjustments and preparation of the internal financial statements for submission to the independent auditors to perform their services.

•
As previously announced in an 8-K filing, the Company has retained a new independent registered audit firm to perform SAS 100 reviews of its quarterly filings and audit its annual financial statements.

•	The Company has retained a new securities counsel firm with knowledge of, and background in SEC compliance and public security filings.

•	The Company has for the first time established an office, consolidated its record keeping, and engaged professional, competent officers of the corporation.

•
The Company has developed certain internal controls including a two party checks-and-balances system of approval and requirements for disbursements, utilization of a payroll service system, consolidation of bank accounts from four to one, and booking of stock related transactions under GAAP accepted guidelines.

•	We also instituted a policy and procedure for the review and booking of stock issuances.

Our management is responsible for establishing and maintaining internal controls over financial reporting and disclosure controls. Internal controls over financial reporting are designed to provide reasonable assurance that the books and records reflect the transactions of the company and that established policies and procedures are carefully followed. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is appropriately recorded, processed, summarized and reported within the specified time periods.

We did not conduct an assessment of, nor prepare a report on, internal control over financial reporting at December 31, 2007 as we did not have the resources to engage an outside consultant to assist our management in this evaluation. In 2008 we intend to engage a consulting firm that will assist us in conducting an assessment of and preparing a report on our internal control over financial reporting.

We intend to become compliant in implementing these added internal controls, document present procedures and hire a consultant to assure compliance with these new self-assurance requirements. We expect to hire additional accounting staff which will provide for the segregation of duties necessary for a strong system of internal control.

DESCRIPTION OF PROPERTY

The Company owns 420 acres of mineral rights (excluding coal) in Greene County, Pennsylvania and Monongalia County, West Virginia. The surface land is rolling hills and valleys with intermittent streams. The production of natural gas and oil on the property is completely owned by the Company except for certain net revenue interest assigned to various lenders as described in the Financial Statements.

To date, three (3) gas wells have been drilled on the 420 acre site (approximately 3,500 ft).

During the year ended December 31, 2006, the Company recorded $1,463,405 of unproved oil and gas costs incurred in the drilling of the initial three wells of Indigo, which the Company had originally contracted Falcon Holdings, LLC (“Falcon”) to operate. Falcon was subsequently terminated by the Company in May 2006 and replaced by other operators. On February 3, 2006, as a result of the assignment of 12.5% of net revenue interest in one of the three initial wells (“Indigo No. 1 Well”) to a creditor, the Company recorded a reduction in its oil and gas properties by $170,014. On November 27, 2006, the Company assigned a 100% net revenue interest in another one of its three initial wells (“Indigo No. 3 Well”) to a lender as part of the consideration for the lender to loan $450,000 to the Company, whereby 75% of such interest is to revert back to the Company upon its performance in repaying the obligation in September 2007. As of December 31, 2006, the Company recorded a reduction in its oil and gas properties in the amount of $190,088 as a result of the assignment of the net revenue interest in Indigo No. 3 Well. As of December 31, 2006, all three wells had been completed. In November 2006, the wells incurred damages from vandalism, which slowed production initially and resulted in a delay in the commencement of full production until March 2007. The Company subsequently repaired the damages in February 2007 and incurred a nominal amount of costs.

During 2007, one of the three Indigo initial wells was producing only a nominal amount of revenue and the Company fully impaired the cost of the well in the amount of $387,290 for the year ended December 31, 2007. Based on the ceiling test at December 31, 2007, the Company also recorded an additional impairment expense of $464,489 on the other two wells. During the year ended December 31, 2007, the Company recorded revenue of $87,525 generated from the three initial wells.

The Company was assigned a 48% working interest in five wells that have been drilled by TAPO Energy, LLC (“TAPO”) for the Company to a depth of approximately 4,500 feet located in the Elk District, Harris County of West Virginia. The Company’s portion of the turnkey pricing of each well was $306,250. All of the five wells are currently producing and has been determined to be proved properties.

On April 2, 2008, the Company entered into a Modification and Settlement Agreement with TAPO for its obligation to TAPO in the amount of $671,598 under DOA 1 (See Drilling and Operating Agreements section under Item 1. Description of Business). Under the terms of the agreement, the Company assigned all of its rights to receive revenue from the five DOA 1 wells for a period equal to the later of 48 months (commencing January 2008) or until the obligation to TAPO has been satisfied (“the Assignment Period”). Upon expiration of the Assignment Period, all rights assigned to TAPO shall revert back to the Company and a new carried interest in the five DOA1 wells will be assigned to the Company. In addition to the aforementioned assignment, the Company is providing TAPO with the capacity to drill three wells on its land (“TAPO Wells”). Operator1 shall operate the TAPO wells and pay the Company a 3.125% override royalty and a 12.5% land ownership interest royalty for all revenues earned from the TAPO Wells. The Company also entered into a transportation agreement with TAPO, whereby TAPO will transport all gas produced and recovered from the five DOA1 wells and TAPO Wells using the Company’s existing pipelines. The Company is to be compensated at a rate equal to the greater of 5% of the gas price paid or $.50 per MCF.

The Company currently owns a 38% working interest in five wells under the Drilling and Operating Agreement between the company and P&J Resources, Inc. (“P&J”) that have been drilled by P&J for the Company to a depth of approximately 3,000 ft. into the Big Six Formation located in Magoffin County, Kentucky. The Company’s portion of the turnkey pricing of each well is $193,500. Each well is impaired by both tainted gas, and a dispute with P&J as to production, viability and economics, therefore the value of the wells cannot be determined at this time. As of December 31, 2007, we have impaired all the costs incurred under DOA3 in the amount of $945,000. We continue to negotiate settlement with P&J in a mutually satisfactory manner.

The Company owns a 75% working interest in six wells that have been drilled by Mid-East Oil Company for the Company to a depth ranging from approximately 3,500 to 4,300 ft. The Company’s portion of the turnkey prices of the wells ranged (“DOA4 Wells”) from $218,000 to $265,000. Five wells are currently in-line producing gas for the Company and one is currently in development. Mid-East Oil / HUB LLC has acquired oil and gas leases on approximately 45,000 acres throughout PA. See Drilling and Operating Agreements section under Item 1. Description of Business for the November 2007 Settlement Agreement we entered into with Mid-East Oil Company.

The Company owns a 33% partial working interest in five wells (“DOA2 Wells”) that have been drilled by Dannic Energy Corp. for the Company to a depth ranging from approximately 3,300 to 3,700 located in Armstrong and Clearfield counties in Pennsylvania. The Company’s portion of the turnkey price of the wells ranges from $166,000 to $174,000. All five wells are currently in-line producing minimal gas production and, given a dispute with the operator Dannic Energy, we are unable to obtain production and revenue data to value the wells. As a result, as of December 31, 2007, we have fully impaired the costs incurred in drilling the five wells under DOA2 in the total amount of $1,006,824. We expect to amicable resolve the operator dispute in 2008.

On July 24, 2006, the Company entered into a Joint Venture Agreement with Epicenter Oil & Gas, LLC, a Florida limited liability company (“Epicenter”) (Epicenter and the Company will be referred to collectively as the “Parties”), HUB Energy, LLC (“HUB”), and Golden Eagle Resources, Inc. (“Golden Eagle”), to lease approximately 16,000 gross oil and gas acres for the purpose of exploring and developing oil and natural gas from oil and gas horizons through the base of the Devonian geologic formation in Johnson County, Illinois (the “Joint Venture”). The Parties may jointly or severally acquire the leasehold acreage during the term of the Joint Venture and agree to establish an Area of Mutual Interest (“AMI”) encompassing Johnson County, Illinois (the “Contract Area”). The AMI will remain in effect for a period of three years unless sooner terminated or extended by mutual written consent of Epicenter and Indigo. Epicenter and Indigo would each own a 50% working interest in leases within the AMI. Under the Joint Venture, in consideration for a 50% interest in the assets of the Joint Venture, which were 100% of the oil and gas leasehold acres, Indigo paid to Epicenter $225,000 during the year ended December 31, 2006, which also served as consideration for expenses incurred by Epicenter, its third party vendors and others in researching title options and bidding for and purchasing leases in the Contract Area.

The Joint Venture agreement with Epicenter was amended on January 6, 2007 and extended the due date for Indigo’s original obligation to pay the remaining unfunded leasehold acquisition costs incurred by Epicenter to March 31, 2007. Indigo was also required to issue Epicenter two shares of its common stock for each dollar then outstanding by January 23, 2007. The shares of common stock have piggyback registration rights. On January 19, 2007, the Company issued 647,410 shares of common stock to Epicenter in accordance with the amended agreement. In April 2007, the Joint Venture agreement was amended again such that the due date of the Company’s obligation was extended to April 16, 2007.

On July 19, 2007, Epicenter elected to withdraw from the Joint Venture Agreement with the consent of all other parties to the Joint Venture Agreement, as it deemed the goal of the Joint Venture not fulfilled. As a result, Indigo was released of all obligations due to Epicenter, but also lost its right to receive a 50% working interest in the assets of the Joint Venture due to the expiration of leases caused by its delinquent payments in funding the lease acquisitions. Consequently, the Company recorded an impairment charge of $225,000. Indigo and Epicenter also agreed that if Indigo has the necessary funding within the next six months to either acquire leases or conduct drilling operations in the New Albany Shale in southern Illinois, Indigo will be allowed to participate with Epicenter in such projects and provided a credit of $225,000 by Epicenter for such participation.

On December 20, 2007, the Company entered into an agreement with Epicenter whereby Epicenter agrees to hold the sum of $100,000 paid by the Company as a deposit for future development of oil and gas leases and purchase of oil field equipment.

On December 28, 2005, the Company assigned its entire interest in certain of its oil and gas leases in Pennsylvania to Jerry Moore, a former majority shareholder of the Company and a related party, for $1,000. On December 6, 2006, Mr. Moore assigned those leases back to the Company for consideration of $1,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, none of the following persons have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

▪	Any person proposed as a nominee for election as a director;

▪	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

▪	Any of our promoters;

▪	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Related Stockholder Matters

On February 22, 2006, David Albanese resigned as our Secretary and Treasurer and Board Director, in connection with which we agreed to have Mr. Albanese retain the 1,000,000 shares we previously issued to him and pay him $24,000 in periodic payments through May 2006. Mr. Albanese agreed to be a consultant to us for a transitional period of at least 60 days. During the year ended December 31, 2006, we paid $32,000 to Mr. Albanese as a consulting fee.

On February 22, 2006, our Board of Directors appointed Alex Winfrey to replace David Albanese as our Secretary and Treasurer and Board Director. On June 30, 2006, Mr. Winfrey resigned, upon which we agreed to have Mr. Winfrey retain the 1,000,000 shares of common stock he owned. Of the 1,000,000 shares, 900,000 shares were issued to Mr. Winfrey in compensation for his services, which were part of the 3,100,000 shares we issued to various parties in April 2006. During the year ended December 31, 2006, we paid $40,000 to Mr. Winfrey as a fee for his consulting services.

On February 27, 2006, Curtis Fleming resigned as our President and Board Director. As of December 31, 2006, we have paid off the entire obligation of $20,000 to Mr. Fleming in connection with our cancellation of 50,000 shares of common stock. During the year ended December 31, 2006, we paid $6,000 to Mr. Fleming as a consulting fee.

On May 15, 2006, in connection with the resignation of Curtis Fleming, our former President and Board Director, our Board of Directors agreed to have Mr. Fleming retain 950,000 of the 1,000,000 shares we previously issued to him but canceled the remaining 50,000 shares, in consideration for which we agreed to pay Mr. Fleming $20,000 in periodic payments. This obligation was paid as of December 31, 2006.

On June 30, 2006, James Holland resigned as our Officer and Board Director in connection with which we agreed to have Mr. Holland retain the 1,000,000 shares we previously issued to him.

During the year ended December 31, 2006, we paid $25,000 to Mr. Holland as a consulting fee, of which $6,000 was paid to Mr. Holland as a severance payment.

On December 12, 2005, our Board of Directors authorized the issuance of 1,000,000 shares of our common stock to each of our three then officers and Board Directors for a cumulative 3,000,000 shares in compensation for services they rendered in 2005. The shares were valued at $0.25 per share, which was the subscription price of our PPM since our stock was not actively trading until January 20, 2006. The value of the total 3,000,000 shares was $750,000, which was accrued at December 31, 2005. The shares were issued on January 13, 2006.

On April 14, 2007, we entered into a consulting agreement with Steve Durdin, who was appointed our Board Director on April 11, 2007. Pursuant to the consulting agreement, Mr. Durdin will assist the Company in raising funds and developing financial strategy, act as a liaison with current investors and assist with business development. We agreed to pay Mr. Durdin a weekly consulting fee of $1,200 commencing August 2007, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 6,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan, which has been approved by our Board of Directors and stockholders. Payment of the weekly consulting fee may be deferred by the Company, but must be paid no later than August 1, 2007. The agreement was effective on April 1, 2007 for a one-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. As of December 31, 2007, we have paid $9,600 to Mr. Durdin for consulting fees.

On October 8, 2007, we entered into an employment agreement with Steve Durdin to become our President, which replaced the consulting agreement we had with Mr. Durdin as described above. We agreed to pay Mr. Durdin $9,500 per month, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. On October 29, 2007, our Board of Directors approved the issuance of stock option to Mr. Durdin to purchase 10,000,000 shares of our common stock. Mr. Durdin will also receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

On May 26, 2006, we executed a consulting agreement with Stanley Teeple, Inc. (“STI”) to provide services related to accounting and SEC reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stan Teeple to replace Alex Winfrey as our new Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superceded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI is also entitled to receive options or cashless warrants to acquire shares of our common stock pursuant to our 2007 Stock Option Plan. On October 29, 2007, our Board of Directors approved the issuance of stock option to STI to purchase 5,000,000 shares of our common stock at an exercise price of $0.25. During the year ended December 31, 2007, we recorded consulting expense of $265,000 for services provided by STI. Subsequently on February 28, 2008, our Board of Directors approved the issuance of stock option to STI to purchase another 5,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. The option vested immediately on the option grant date, has an exercise price of $0.25 per share and expires on October 16, 2007.

In February 2006, our Board of Directors appointed Dave Larson to replace Curtis Fleming as our new President and Board Director. On December 21, 2006, we entered into an employment agreement with Mr. Larson pursuant to which Mr. Larson would serve as our President for a two-year period commencing January 1, 2007. The agreement would automatically renew each year unless terminated for cause as defined in the agreement. As compensation, we agreed to pay Mr. Larson a salary of $17,250 per month. In addition, we agreed to issue to Mr. Larson options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 18,000,000 shares of our common stock at terms to be determined by our Board of Directors. Under the terms of the agreement, Mr. Larson is prohibited from competing with us in the oil and gas business during his employment term, and for a one-year period subsequent to the termination of his employment with us. On March 8, 2007, the Company entered into a new employment agreement with Mr. Larson that superceded, but provided for the identical terms of, cash compensation and restrictive covenants as Mr. Larson’s agreement of December 21, 2006. In addition, Mr. Larson received 5,000,000 shares of our Series B Convertible Preferred Stock in April 2007, which were automatically converted into 10,000,000 shares of our common stock. Mr. Larson was also entitled to receive stock options or cashless warrants to acquire 30,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan.

On July 11, 2007, we entered into a Release and Settlement Agreement with Mr. Larson, pursuant to which Mr. Larson agreed to return 5,000,000 shares of our common stock and resign as the President, CEO and Board Director of us as noticed by our Board of Directors, but no later than December 2007. Since we had not issued our first quarter of 2007 financial statements as of July 11, 2007, the date of the Release and Settlement Agreement, we only deemed 5,000,000 shares of common stock as issued to Mr. Larson. Those shares resulted from the conversion of 2,500,000 shares of our Series B Convertible Preferred Stock in April 2007. Consequently, we only deemed 2,500,000 shares of Series B Convertible Preferred Stock validly issuable to Mr. Larson as of March 31, 2007 and recorded compensation expense of $2,000,000 during the first quarter of 2007. Mr. Larson received a one-time settlement and separation fee of $100,000 to be paid by us in installments commencing July 25, 2007 through December 2007. As of December 31, 2007, $50,000 of these settlement and separation fees were recorded under accounts payable and accrued expenses - related party. As of April 1, 2008, we still owed $50,000 to Mr. Larson for the settlement and separation fee. In addition, for a period of one year, we will pay Mr. Larson a finder’s fee of 5% of the gross amount received by us in the form of a debenture, note, or similar instrument, from lenders as introduced solely by Mr. Larson. This settlement agreement terminated our employment agreement with Mr. Larson and mutually released all obligations under the employment agreement.

On March 1, 2006, we entered into a consulting agreement with Impact Consulting, Inc. (“Impact”) pursuant to which Impact agreed to provide services including business development, land and mineral sites development, strategic marketing plan, etc. commencing March 1, 2006 for one year. Impact is an entity controlled by Stephen White. Mr. White and his affiliated entities owned more than 5% of our common stock. Impact received $8,000 per month as a consulting fee and also received reimbursement for related costs. On June 30, 2006, we entered into a new consulting agreement with Impact, which superseded the original agreement (“Second Agreement”). Under the Second Agreement, Impact provided the identical services to Indigo, for a term commencing September 1, 2006 for one year, in consideration for which Impact received $10,000 per month and reimbursement of related costs. During the fourth quarter of 2006, we entered into another agreement with Impact under which Impact provided certain additional consulting services to us in November and December 2006, in exchange for a flat fee of $15,000 and reimbursement of related costs. On December 21, 2006, we entered into a new consulting agreement with Impact pursuant to which we agreed to pay Impact a monthly consulting fee of $10,000, and to issue Impact options, or cashless exercise warrants, during the first quarter of 2007 to acquire a minimum of 22,600,000 shares of our common stock at terms to be determined by our Board of Directors. This agreement superceded the Second Agreement, and was effective on January 1, 2007 for a two-year period, and would be automatically renewed for consecutive one-year periods unless terminated by either party. On March 9, 2007, we entered into a new consulting agreement with Impact, whereby effective January 1, 2007, we were required to pay Impact a monthly consulting fee of $10,000, which was increased to $17,250 per month commencing March 2007. During the first half of 2007, we incurred $37,250 of consulting expense with Impact. Impact also received 25,000,000 shares of our Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was automatically convertible into two shares of our common stock at a rate of 25% annually, commencing on April 1, 2007 through April 1, 2010. In April 2007, 6,250,000 shares of the Series B Convertible Preferred Stock were converted into 12,500,000 shares of our common stock.

On June 3, 2006, our Board of Directors authorized the issuance of an aggregate number of 1,125,000 shares of our common stock to various parties in compensation for consulting services performed in 2005, which included 700,000 shares to Stephen White, a related party. The shares were valued at $2.10 per share, which was our stock trading price on June 3, 2006, for a total of $2,362,500 including $1,470,000 for the 700,000 shares we issued to Mr. White.

On April 3, 2007, we informed Impact that we would no longer pay Impact its monthly consulting fee and reimburse Impact for its expenses. Instead, we would pay Impact a fee equal to 5% of the funds raised for us directly attributable to the efforts of Impact. On July 11, 2007, we entered into a Release and Settlement Agreement with Impact which terminated our consulting agreement with Impact. As a result, Impact was required to surrender 8,500,000 shares of our common stock issued upon its conversion of our Series B Convertible Preferred Stock in April 2007. In addition, Impact was released of any future service obligation to us and required to surrender all our Series B Convertible Preferred Stock it held, which were originally convertible into 37,500,000 shares of our common stock over the next three years. Since we had not issued our first quarter of 2007 financial statements as of July 11, 2007, the date of the Release and Settlement Agreement, we only deemed 4,000,000 shares of common stock as issued to Impact, which were converted from 2,000,000 shares of our Series B Convertible Preferred Stock in April 2007. Consequently, we only deemed 2,000,000 shares of Series B Convertible Preferred Stock validly issuable to Impact as of March 31, 2007 and recorded consulting expense of $1,600,000 during the first quarter of 2007.

On October 15, 2007, at its annual shareholders meeting, the following were reelected or elected as Board Directors of the Company: Stanley L. Teeple, Stacey Yonkus, Frank Garufi, John Hurley, and James C. Walter, Sr. On October 15, 2007, Frank Garufi resigned from the Board of Directors of the Company.

On March 23, 2007, the Company entered into an agreement with Stacey Yonkus to provide investor relations services, which include assistance in corporate planning and business strategies, as well as to introduce the Company to potential investors. The consulting agreement was effective March 23, 2007 for one year and was to be automatically renewable for another year. On April 26, 2007, the agreement was amended. The consultant will be compensated for introducing parties that invest in the company by receiving a) cash compensation of 3.5% of the gross amount raised from an introduced party with a minimum of $150,000; b) 5% of the shares of common stock granted to an introduced party by the Company, and c) warrants that will allow the consultant to acquire 400,000 shares of our common stock at $1.50 per share. The warrants are exercisable no later than three months after issuance, have an exercise period of 7 years, and have piggyback registration rights. The consultant is also entitled to compensation on any additional financing transactions arising from the introduction of the consultant for a period of five years following the original one-year terms of the consulting agreement. On September 20, 2007, this agreement was amended. The consultant will receive cash compensation of 5% of the gross offering amount, whether the amount is (but not limited to) cash, notes, debentures, lines of credit, restricted equity purchase agreement, or any other form of debt or equity. Compensation will remain at the originally stated 3.5% of the gross offering amount for parties which were introduced to the Company prior to this amendment. All previous terms of the agreement as well as the first amendment remain in effect. Ms. Yonkus became a member of our Board of Directors on October 15, 2007.

In January 2008, John Hurley resigned as our Board Director and Everett Miller and Hercules Pappas were elected to fill in the two vacancies of our Board of Directors.

On January 21, 2008, the Company borrowed $380,000 from Carr Miller Capital, LLC (“Carr Miller”), a related party, and issued a promissory note that provided for interest at 10% per annum with a maturity date of July 24, 2008. Carr Miller is controlled by Everett Miller, our Board Member. Within thirty days of funding of the loan, the lender is also to receive shares of the Company’s common stock equal to five times the numerical dollars of the principal of the loan. As a result, 1,900,000 shares of the Company’s common stock were issued to Carr Miller on February 29, 2008. In the event this note is unpaid within ten days of its maturity date, the Company will incur a late charge equal to 10% of the note amount. In addition, the Company will pay to Carr Miller a one time administrative fee of $6,000.

In January 2008, the Company entered into a consulting agreement with Everett Miller, our Board Member and a related party, to provide consulting services and support for business development of energy related properties, assist in development of the Company’s strategic marketing and business plan and to handle other duties as assigned by Company management. As compensation, the Company was required to issue a non-qualified stock option to Mr. Miller under its 2007 Stock Option Plan to purchase 2,500,000 shares of the Company’s common stock with an exercise price of $0.25 per share. This option was issued by the Company on February 26, 2008. The term of this agreement was for a three month period commencing January 1, 2008.

On March 6, 2008, the Company borrowed $500,000 from Carr Miller, a related party, and issued a promissory note that provided for interest at 20% per annum with a maturity date of September 10, 2008. Within thirty days of funding of the loan, Carr Miller is also to receive shares of the Company’s common stock equal to eleven times the numerical dollars of the principal of the loan. As a result, 5,500,000 shares of the Company’s common stock were issued to Carr Miller on April 2, 2008. In the event this note is unpaid within ten days of its maturity date, the Company will incur a late charge equal to 10% of the note amount.

Fairhills Transactions

On April 7, 2006, we entered into a Strategic Partnership Agreement (the “SPA”) with Fairhills. Ed Bronson, the managing director of Fairhills, served as our Board Director from June through October 2006. Pursuant to the SPA, Fairhills would: (1) provide legal services required and necessary for us to be compliant with the SEC reporting and regulatory requirements; (2) facilitate the introduction and engagement of market makers; (3) be responsible for funding requirements in support of oil and gas well drilling; (4) provide management services of our investor relation function; (5) facilitate raising funds through a debenture instrument for us and be responsible for all capital raising requirements based upon our business plan. In consideration for the services to be rendered by Fairhills, we agreed to compensate Fairhills by paying a placement fee of 10% of the aggregate amount of capital received by us from Fairhills’ clients, and issuing 25% of our capital stock to Fairhills. The term of the SPA was for a minimum period of three years, with Fairhills being the exclusive provider for services as set forth in the SPA. During 2006, as disclosed in Note 4, we paid a placement fee of $266,210 to Fairhills in connection with the issuance of the Convertible Notes, and $440,000 in connection with the private placement offering of the partnership interests in Indigo LP as disclosed in Note 4.

On April 10, 2006, our Board of Directors approved the issuance of 45,530,782 shares of our common stock, which equaled 25% of our 182,123,127 shares of common stock then issued and outstanding, to Fairhills for services rendered pursuant to the SPA. On April 11, 2006, our Board of Directors approved the issuance of 6,250,000 shares of our Series A Super Preferred Stock, which was equal to 25% of our 25,000,000 designated Series A Super Preferred shares, to Fairhills for services rendered pursuant to the SPA.

On February 6, 2007, the Company entered into a Mutual Release and Settlement Agreement with Fairhills and its managing director (collectively “Consultant”), whereby the SPA was terminated due to a dispute between the Company and Consultant relating to the performance of services as prescribed under the SPA. As a result, Consultant surrendered the 45,530,782 shares of common stock to the Company’s transfer agent for cancellation on March 5, 2007 and the Company also cancelled the 6,250,000 shares of Super Preferred Stock. Consultant also acknowledged that all the fees it has earned for services rendered under the SPA had been fully paid by the Company.

Since the subsequent cancellation of the 45,530,782 shares of common stock and 6,250,000 shares of Super Preferred Stock originally issued to Fairhills (“Fairhills Shares”) was a result of Consultant’s failure to perform under the terms of the SPA and since we had not issued our second quarter of 2006 financial statements as of February 6, 2007, the date of the Mutual Release and Settlement Agreement, we did not deem the Fairhills Shares ever validly issued and therefore assigned no value to them.

Settlement with Previous Shareholders

On September 3, 2005, we entered into separate agreements with two of our then principal stockholders (Leo Moore and James Love) to redeem their entire interest in the Company. At the time of the agreement, each shareholder held a 33⅓ interest in our common stock.

The original agreements provided for a redemption price of $500,000 each to be paid under different payment schedules. The original payment schedule for Love required $250,000 to be paid within 45 days of the date of the agreement and another $250,000 to be paid within 90 days of the date of the agreement. The original payment schedule for Leo Moore required $100,000 to be paid within 45 days of the date of the agreement; another $100,000 to be paid within 90 days of the agreement and a final installment of $300,000 to be paid no later than 180 days from the date of the agreement.

The terms of the original agreements did not provide for interest to accrue. The original agreements also provided that in the event of default, each selling shareholder would be allowed to keep the initial amount paid and we would be required to return the shares.

On January 27, 2006, the payment terms of the contracts were amended and extended to both ratify and confirm the remaining balance due under the terms of the original agreement and to require aggregate payments of $75,000 per month on the balance of $650,000 through June 30, 2006 together with any unpaid balance at that date. The payment terms of the contracts were amended again in July 2006 to provide for periodic payments through May 1, 2007 for Leo Moore and October 1, 2006 for Love, when the final payments on the obligation were due. The July 2006 amendments also provided that Leo Moore and Love would each receive fixed interest payments of $10,000 and $15,000, respectively. The obligation due to James Love was paid off in September 2006, including the interest payment of $15,000.

On March 23, 2007, the payment terms of the contract with Leo Moore were amended again such that payments of $50,000 will be made each month from April through July 2007; $70,000 will be paid in August 2007, and $20,000 will be paid in September 2007. The September payment represents additional interest of $20,000 on the outstanding balance. As of December 31, 2007, the balance due to Leo Moore was $229,364 including accrued interest of $39,364. On March 20, 2008, we entered into a Modification and Settlement Agreement with Leo Moore whereby we agreed to settle our obligation due to Leo Moore by paying a total amount of $209,500 on or before June 30, 2008; $5,000 to be paid each month from April through June 2008 with the balance due by June 30, 2008.

On July 11, 2006, we entered into a Mutual Release and Settlement Agreement (“Moore Settlement Agreement”) with Jerry Moore, certain of his family members and affiliates (“Moore Family”). Moore Family had received 49,100,000 of our shares of common stock and became the majority shareholder of us on December 15, 2005 during the recapitalization of the Company in 2005. Under the Moore Settlement Agreement, Moore Family agreed to surrender to us 28,485,000 shares of our common stock, in exchange for which we agreed to pay Moore Family a total of $150,000 in installment payments, commencing September 1, 2006. According to the settlement agreement, our obligation to pay $150,000 was secured by a security interest in 3,485,000 shares of our common stock, which were to be retained by an escrow agent and could be liquidated if we failed to make the payment. In October 2006, Moore Family surrendered all 28,485,000 shares of our common stock and relinquished its rights to place 3,485,000 shares in an escrow account. As of March 31, 2007, we have paid $50,000 to Moore Family. On March 23, 2007, we entered into a Modification Agreement with Moore Family to extend the payment terms on the remaining balance as follows: $25,000 to be paid on April 12, 2007; $50,000 on May 10, 2007, and $25,000 on June 1, 2007. In addition, we are required to pay an additional $20,000 on July 1, 2007 as interest on the outstanding balance. As of December 31, 2007, we owed Moore Family $95,552 including accrued interest of $20,552. On March 20, 2008 we entered into another Modification and Settlement Agreement with the Moore Family whereby we agreed to settle our obligation due to Moore Family by paying cash amount of $100,000 on or before June 30, 2008 and issuing 5,000,000 shares of our common stock to Moore Family.

In connection with the Moore Settlement Agreement, in July 2006, certain of our shareholders paid to Moore Family a total of $900,000 as additional consideration for settling our obligation with Moore Family. Under the SEC Staff Accounting Bulletin (“SAB”), Topic 5T, “Miscellaneous Accounting”, payments made by a principal stockholder of a company to settle the company’s obligations were deemed to be capital contributions by the stockholder to the company. Therefore, we recorded the $900,000 paid to Moore Family by our shareholders as settlement expense with a corresponding increase to additional paid-in capital.

Drilling and Operating Agreement with Mid-East Oil Company

Mid-East Oil Company and HUB are under common control of Mark Thompson. As a result of HUB becoming a related party of Indigo, Mid-East also became a related party of Indigo commencing April 2007.

Under DOA4, Operator4 agreed to drill, complete and operate ten wells in the drilling area as defined by DOA4 for a term as long as any well covered is producing oil or gas. The turnkey price per well is (A) three wells at $290,970, (B) four wells at $332,985, and (C) three wells at $353,804. In exchange for the turnkey price, Operator4 was to provide one well complete to the pipeline. Upon completion of each well and payment in full by the Developer, Operator4 will assign to the Developer its respective interest in the wells. In November 2007, Indigo LP entered into a Settlement and Modification Agreement with Operator4 (see Advisory Agreements with HUB, a Related Party section below). As of December 31, 2007, Indigo LP has incurred drilling costs in the amount of $1,373,345 under DOA4 determined based on the well completion percentage of each well, of which $366,039 was unpaid and accrued for as of December 31, 2007.

Under the original DOA4, Indigo LP was required to contribute $2,449,694 to earn a working interest of 75% in the wells. The drilling and operating agreement was amended in December 2006, such that the balance due for the unpaid turnkey drilling price of $1,062,644 and any additional operating fees were due and payable on March 31, 2007 (the “Curing Period”). Since the payment was not made by the Curing Period, Operator4 required the Company to issue to Operator4 two shares of its common stock for each dollar outstanding on or before the Curing Period. The shares of common stock have piggyback registration rights. On January 19, 2007, the Company issued 2,125,288 shares of common stock prior to the lapse of the Curing Period, anticipating that Indigo LP would not be able to pay off the outstanding balance by March 31, 2007. The shares were valued at $1,742,736 based on the Company’s stock trading price of $.082 per share at January 19, 2007. On April 5, 2007, the DOA4 was amended again such that the Curing Period was extended to April 16, 2007. In July 2007, Indigo LP paid $25,000 to Operator4 and was in default on the outstanding balance due to Operator4 in the amount of $1,014,137, but was assigned 75% working interest in six of the ten wells by Operator4. The DOA4 also provides for an overriding royalty interest of 1/16 (6.25%) of all gross revenues from oil and gas produced from the wells drilled by Operator4. This overriding royalty interest is in addition to the customary 12.5% royalty interest due to the landowner. Commencing at the time that a drilled well begins to produce, the DOA4 also entitles Operator4 to an operating fee of $300 per month for each well operated. Either the Developer or Operator4 may propose to have the following additional activities conducted: (1) drill a new well on the existing drilling site or wells on any drilling area; (2) rework, recomplete, deepen the wells, or (3) plug back the wells such as a dry hole. The entire cost and risk of conducting these additional activities will be borne by the Developer who elected to participate in the additional operations as defined by DOA4.

For the year ended December 31, 2007, Indigo LP recorded gas revenue in the amount of $96,122 under DOA4.

Advisory Agreements with HUB, a Related Party

On June 23, 2006, Indigo entered into an Advisory Service Agreement, Registration Rights Agreement and Option Agreement (“HUB Agreements”) with HUB Energy, LLC (the “Advisor” or “HUB”), a Pennsylvania limited liability company. Under the terms of the Advisory Service Agreement, HUB agreed to provide to Indigo, for a term of three years, exclusive advisory services in connection with the contemplated exploration and development of certain oil and gas prospects located in Pennsylvania, West Virginia, Kentucky and Illinois (collectively, the “Premises”). In consideration and as compensation for these advisory services, Indigo agreed to issue to HUB, pursuant to the terms and conditions set forth in the Option Agreement, options to acquire the following securities: a) 9.0 million shares of our common stock, at an exercise price of $2.00 per share exercisable upon completion and delivery of one hundred fifty wells capable of producing oil and/or gas on the Premises. The right to exercise such options would be reduced on a pro rata basis in the event that Advisor delivered fewer than one hundred fifty wells capable of producing oil and/or gas on the Premises; b) 3.0 million shares of our common stock at an exercise price of $2.00 per share exercisable upon completion and delivery of an additional fifty wells capable of producing oil and/or gas on the Premises. The right to exercise the options would be reduced on a pro rata basis in the event that Advisor delivered fewer than fifty wells capable of producing oil and/or gas on the Premises; and c) 3.0 million shares of our common stock at an exercise price of $2.00 per share exercisable upon completion and delivery of an additional fifty wells capable of producing oil and/or gas on the Premises. The right to exercise such options shall be reduced on a pro rata basis in the event that Advisor delivers fewer than fifty wells capable of producing oil and/or gas on the Premises.

The common stock to be issued upon the exercise of the options granted under the Option Agreement was subject to piggyback registration rights established pursuant to the Registration Rights Agreement. There were no penalty provisions related to the registration rights.

On December 28, 2006, Indigo entered into a letter agreement amending the HUB Advisory Service Agreement, which eliminated Indigo’s obligation to issue HUB options to purchase the total of 15 million shares upon HUB’s completion and delivery of a total of 250 wells as described above. Instead, under the amendment agreement, Indigo was required to issue options to HUB to purchase 7,000,000 shares of its common stock at terms to be determined by its Board of Directors. A second amendment to HUB Advisory Service Agreement was entered into in March 2007, whereby HUB was entitled to receive 12,500,000 shares of Indigo’s Series B convertible preferred stock in place of the options to purchase 7,000,000 shares of the Company’s common stock. The 12,500,000 shares of Series B Convertible Preferred Stock are automatically convertible into the Company’s common stock as follows: 5,000,000 preferred shares are convertible into 10,000,000 shares of Indigo’s common stock immediately, and 2,500,000 preferred shares each are convertible into 5,000,000 common shares in April of 2008, 2009 and 2010, respectively. The value of each share of Series B Convertible Preferred Stock is $.80 as determined by an independent valuation consultant. The Company recognized $4,000,000 as compensation expense for the 5,000,000 shares of Series B Convertible Preferred Stock issuable to HUB during the three months ended March 31, 2007. During the second quarter of 2007, 5,000,000 shares of the Series B Convertible Preferred Stock were issued to HUB, which were immediately converted into 10,000,000 shares of Indigo’s common stock, upon which HUB became a related party of us which owns more than 5% of our outstanding common stock upon conversion of the Series B Convertible Preferred Stock.

Under the Advisory Service Agreement, HUB is entitled to receive the following fees:

a)
Drilling Services Fee. The Advisor is entitled to a nonrefundable drilling services fee in the amount of $7,500 per gross well (“Drilling Services Fee”), payable upon the completion of each well. The Drilling Services Fee will be reduced pro rata in the event that the owner of the gross well holds less than a sixty-two and one half percent (62.5%) working interest in such well.

b)
Advance Fee. Prior to the execution of this agreement, the Company is required to have paid the Advisor a good faith deposit in the amount of $75,000 (the “Deposit”) to pay for such services as the Advisor deemed necessary in order to commence its obligations in connection with this agreement. The Advisor and the Company agreed that the Deposit will be amortized over the course of the first 10 net wells drilled and applied against the Drilling Services Fee payable for such net wells. The Deposit was paid in June 2006.

c)
Reimbursement of Expenses. The Company is required to reimburse the Advisor for reasonable out-of-pocket expenses incurred by the Advisor in performing services including drilling and excavation activities relating to the wells.

d)
Additional Drilling Services Fee for Shallow Wells. The Advisor is entitled to increase the Drilling Services Fee per well of each oil and gas well contracted for under this agreement for conventional shallow wells in Pennsylvania, West Virginia and Kentucky by an amount of $12,500 per gross well to cover all general and administrative expenses that will be incurred by the Advisor.

e)
Overriding Royalties. The Advisor will deliver to the Company working interests in leases that will mostly result in a net revenue interest of 81.25% for a 100% working interest. Otherwise, the Company must approve its participation prior to the commencement of drilling operations under that particular lease.

Pursuant to the Advisory Service Agreement, all the oil and gas drilling activities will be completed using a Drilling and Operating Agreement. The Company agreed that each operator will charge a different turnkey drilling price for wells drilled due to differences in depth, number of zones frames, etc. The Company also agreed that it will provide all operators as well as the Advisor the right to participate in any wells drilled under the Drilling and Operating Agreement, provided, that in no case will the Company have less than 50% of the working interest in each well.

The HUB Agreements were entered into between Indigo and HUB before the formation of Indigo LP. After Indigo LP was formed in July 2006 and upon its execution of the four Drilling and Operating Agreements, Indigo LP also became subject to the terms of the Advisory Service Agreement on the twenty-five wells drilled under the four drilling programs.

On December 22, 2006, Indigo and Indigo LP entered into a Forbearance Agreement with HUB to extend the due date for obligations due to HUB and Mid-East Oil Company in the total amount of $123,039 consisting of $90,000 of drilling services fees and $33,039 for expense reimbursements, to March 31, 2007, in exchange for which Indigo agreed to issue 246,078 shares of its common stock to HUB. The shares were valued at $270,686, based on the trading price of Indigo’s common stock of $1.10 per share on the date of the Forbearance Agreement, which was recorded as interest expense and accrued for at December 31, 2006. On April 5, 2007, the Forbearance Agreement was amended such that the due date for the obligations was extended to April 16, 2007. In July 2007, Indigo LP paid $25,000 to HUB.

In November 2007, we entered into a Modification and Settlement Agreement with HUB, Mid-East Oil Company and Mark Thomson (the “Advisors”) agreeing to modify the terms as provided under the original agreement entered into between all these parties. Under the terms of this agreement, we acknowledged indebtedness to HUB for $65,000 for advisory fees in connection with the development of certain oil and gas interests. We also acknowledged indebtedness to Mid-East Oil Company for $1,037,645 for drilling obligations and $33,039 in expense reimbursements.

The parties agreed that the above-mentioned obligations will be satisfied in full by Indigo paying $283,039 to Mid-East Oil Company and $65,000 to HUB. In addition, we will transfer all our rights, title and interest in four wells uncompleted by Mid-East Oil Company under DOA4 back to the Advisors.

As part of the settlement agreement, the Advisors will retain the ten million shares of our common stock but forfeited their rights in the 7,500,000 shares of our Series B Convertible Preferred Stock, which were originally convertible into 15,000,000 shares of our common stock.

According to the settlement agreement, the Advisors will give up all right, title, and interest except for certain overriding royalty interests in all the existing wells drilled under DOA1, DOA2, DOA3, and DOA4, excluding the four wells we transferred back to the Advisors. The Advisors will continue to own certain overriding royalty interest in any future wells drilled by Operator1, Operator2, Operator3, or Operator4 for us in Pennsylvania, Kentucky or West Virginia.

Additionally, the Advisors agree to make any payments necessary to obtain a full settlement from LK Drilling by January 12, 2008 and indemnify us from any liability arising from any failure to satisfy the obligations to LK Drilling or any drillers or subcontractors that the Advisors contracted with during its operation of our wells.

This settlement is due and payable upon the first occurrence of funds received by us from either Yorkville Advisors SEDA in the amount of $2,000,000 or greater or general disbursement of the same or greater amount from any other source but in no case less than ten percent (10%) of the total general disbursement funding received by the Company. Notwithstanding this occurrence, our liability under this settlement was to be paid no later than January 5, 2008.

As a result of the settlement, we recorded a settlement expense of $441,012 for the year ended December 31, 2007. As of April 1, 2008, Indigo and Indigo LP still owed a total of $336,039 to HUB and Mid-East Oil Company.

Preferred Stock

In April 2007, we have issued an aggregate of 9,500,000 shares of the Series B Convertible Preferred stock to various parties, consisting of 5,000,000 to HUB, 2,500,000 to Dave Larson, and 2,000,000 to Impact, which were valued at $0.80 per share for $7,600,000 and immediately converted into 19,000,000 shares of our common stock. As of December 31, 2007, we have no issued and outstanding shares of Series B Preferred Stock.

Common Stock

On February 23, 2006, our Board of Directors authorized the issuance of approximately 75,000,000 shares of common stock to various parties in consideration for the services they were engaged to provide. On March 3, 2006, we issued a total of 72,330,000 shares to these parties.

Out of the 72,330,000 shares of common stock issued, 8,000,000 shares were issued to Consumer Value (which were subsequently returned to us as we entered into a termination agreement with them in December 2006), 45,700,000 shares were issued to various related parties as follows:

▪
We issued 12,000,000 shares to ML McVey in compensation for consulting services provided by ML McVey pursuant to a consulting agreement we entered into with ML McVey in March 2006. ML McVey became a shareholder of us with over 5% stock ownership interest upon receiving these shares.

▪
We issued 18,000,000 shares to Dave Larson and his affiliate in compensation for consulting services Mr. Larson provided pursuant to a consulting agreement we entered into with Mr. Larson in February 2006. Mr. Larson became our President in February 2006.

In December 2006, we entered into a Termination Agreement with Mr. Larson to terminate the consulting agreement since it was subsequently determined that the services as contemplated by the consulting agreement had not been performed by Mr. Larson, resulting in a material breach of the terms of the consulting agreement. As a result, in December 2006, Mr. Larson returned the 18,000,000 shares of common stock we issued to him and his affiliate. Pursuant to the Termination Agreement, Mr. Larson also returned the 5,000,000 shares of our Super Preferred Stock.

Mr. Larson resigned as our President and Board Director in July 2007.

▪
We issued a total of 15,000,000 shares to two entities 8,000,000 shares to Impact Consulting, Inc. (“Impact”), and 7,000,000 shares to Stone Creek Equity, LLC (“Stone Creek”) in compensation for consulting services provided by those entities pursuant to the consulting agreements we entered with them in February 2006. Impact and Stone Creek are under the common control of Stephen White. Upon the receipt of these shares, Mr. White and his affiliates became a shareholder of Indigo with more than 5% stock ownership interest.

In December 2006, we entered into a Termination Agreement with Consumer Value, a non-related party, Impact, and Stone Creek to terminate the consulting agreements since it was subsequently determined that the services as contemplated by the consulting agreements had not been performed by the three entities, resulting in a material breach of the terms of the consulting agreements. As a result, in December 2006, Consumer Value, Impact, and Stone Creek returned 8,000,000, 7,600,000, and 7,000,000 shares of common stock to us, respectively. In addition, Consumer Value also returned the 5,000,000 shares of our Super Preferred Stock.

▪
We issued 700,000 shares to Stanley Teeple, Inc. (“STI”), an entity owned by Stan Teeple, in compensation for consulting services Mr. Teeple provided to us. Mr. Teeple became our Secretary and Treasurer and Board Director since July 2006.

In December 2006, we entered into a Termination Agreement with STI to terminate the consulting agreement since it was subsequently determined that the services as contemplated by the consulting agreement had not been performed by STI. As a result, in December 2006, STI returned the 700,000 shares to us.

Since the subsequent cancellation of the total of 41,300,000 shares we originally issued to Dave Larson, Consumer Value, Impact, Stone Creek, and STI was a result of their failure to perform under the terms of the consulting agreements and since we had not issued any of our 2006 financial statements as of the date of the termination agreements, we did not deem those shares ever validly issued and therefore assigned no value to the shares. Accordingly, only 31,030,000 out of the original 72,330,000 shares were validly issued as of December 31, 2006, which were valued at $0.45 per share based on our market-trading price on February 23, 2006, for a total of $13,963,500. Of the 31,030,000 shares, 12,400,000 were issued to related parties, which were recorded as a consulting expense in the amount of $5,580,000.

On January 13, 2006, we issued a total of 3,000,000 shares of common stock to our former officers and directors and 1,000,000 shares to a consultant for services rendered in 2005. The shares were valued at $0.25 per share for $1,000,000, which was expensed in 2005. In addition, on April 24, 2006, we issued a total of 3,100,000 shares to various parties for consulting services they rendered in 2005. The shares were valued at $0.25 per share for $775,000, which was expensed in 2005.

Stock Options Granted

On October 29, 2007, the Board of Directors approved the issuance of stock options to the individuals named below in accordance with the 2007 Stock Option Plan. The options vest immediately.

Name of Optionee	Number of Stock Options Issued	Exercise Price	Expiration

Steven P. Durdin	10,000,000	$0.25 per share	October 16, 2017
Stanley L. Teeple	5,000,000	$0.25 per share	October 16, 2017
Stacey Yonkus	250,000	$0.25 per share	October 16, 2017
John Hurley	250,000	$0.25 per share	October 16, 2017
James C. Walter, Sr.	250,000	$0.25 per share	October 16, 2017

On February 26, 2008, the Board of Directors approved the issuance of non-qualified stock options to the following individuals in accordance with the 2007 Stock Option Plan. The options vested immediately.

Name of Optionee	Number of Stock Options Issued	Exercise Price	Expiration

Everett Miller (consulting service)	2,500,000	$0.25 per share	October 16, 2017
Stanley L. Teeple (Board Director)	5,000,000	$0.25 per share	October 16, 2017
Hercules Pappas (Board Director)	250,000	$0.25 per share	October 16, 2017
Everett Miller (Board Director)	250,000	$0.25 per share	October 16, 2017

On October 15, 2007, Mr. Steven P. Durdin was appointed as the Company’s Chief Executive Officer and President. Under the terms of his Employment Agreement (the “Agreement”), Mr. Durdin agreed to serve in such capacities for a period of 15 months from the time of the execution of such Agreement. As compensation for his services, Mr. Durdin will receive $9,500 per month, as well as stock options to acquire 10,000,000 shares of our common stock.

Mr. Stanley Teeple, the Company’s Chief Financial Officer and a board member, was entitled to 20,000,000 stock options under his original employment agreement but has since that time waived his right to 10,000,000 options. To date, Mr. Teeple owns options to purchase 10,000,000 shares of the Company’s common stock, 5,000,000 of which were granted in 2007, at $0.25 per share, pursuant to the Company’s Stock Option Plan. In 2008, Mr. Teeple was granted additional options to purchase 5,000,000 shares of the Company’s common stock at $0.25 per share, pursuant to the Company’s Stock Option Plan.

The various other members of the Board of Directors were also granted options to purchase 250,000 shares of the Company’s common stock at $0.25 per share, pursuant to the Company’s Stock Option Plan. In addition, Ms. Stacey Yonkus was granted 83,334 shares of the Company’s common stock as consideration for services rendered relating to the Standby Equity Distribution Agreement entered into by the Company with YA Global. Mr. Everett Miller was also granted options to purchase 2,500,000 of the Company’s common stock for his services rendered in relation to the loan agreement entered into with Carr Miller Capital.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our authorized capital stock consists of 600,000,000 shares of $0.001 par value common stock, of which 201,933,903 shares were issued and outstanding as of April 30, 2008, 25,000,000 shares Series A Super Preferred Stock, of $0.001 par value, none of which were issued and outstanding, and 75,000,000 Series B convertible preferred stock, $.001 par value, none of which are outstanding.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We do not plan to declare any dividends in the foreseeable future.

Market Information

Our common stock is currently quoted on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board under the symbol IDGG.OB. The following table lists the high and low sales prices for our common stock for the periods indicated. The prices represent quotations between dealers without adjustment for retail markups, markdowns, or commissions and may not represent actual transactions.

	2006
	High	Low
First quarter	$0.25	$0.38
Second quarter	1.90	1.70
Third quarter	1.75	1.60
Fourth quarter	1.05	0.65

	2007
	High	Low
First quarter	$0.85	$0.83
Second quarter	0.38	0.30
Third quarter	0.41	0.33
Fourth quarter	0.23	0.08

	2008
	High	Low
First quarter	$0.05	$0.05

Holders

There were approximately 1,194 holders of record of our common stock as of April 30, 2008. As of April 30, 2008, the reported last sale price of our common stock on the OTC.BB was $0.42 per share.

Stock Option Grants

To date, we have granted stock options to the following officers and directors:

Name of Optionee	Number of Stock Options Issued	Exercise Price	Expiration
Steven P. Durdin	10,000,000	$0.25 per share	October 16, 2017
Stanley L. Teeple	10,000,000	$0.25 per share	October 16, 2017
Stacey Yonkus	250,000	$0.25 per share	October 16, 2017
James C. Walter, Sr.	250,000	$0.25 per share	October 16, 2017
Everett C. Miller	2,750,000	$0.25 per share	October 16, 2017
Hercules Pappas	250,000	$0.25 per share	October 16, 2017

Registration Rights

We have granted registration rights to YA Global under the SEDA and piggy-back registration rights under the Placement Agency Agreement with Newbridge Securities Corporation.

We have also granted piggy-back registration rights to the Mid East Gas, Inc. and Stacey Yonkus under separate agreements previously entered into by the Company.

EXECUTIVE COMPENSATION

Mr. Steven Durdin receives $9,500 per month for his services as the Company’s Chief Executive Officer and President. We have also granted stock options to Mr. Durdin in the amount of 10,000,000, which are exercisable at the price of $0.25 per share and expire on October 16, 2017.

Mr. Teeple, through Stan Teeple, Inc. (“STI”), receives a weekly consulting fee of $5,000. The Company has also granted STI options to acquire 5,000,000 shares of its common stock at an exercise price of $.25 per share, which expire on October 16, 2017.

Board Compensation

Independent Directors are compensated as follows: $1,000 in cash for each meeting attended, as well as reimbursement for all expenses incurred to and from board meetings. In addition, the independent directors of the Board receive options to purchase shares of common stock of the Company at the price prevailing on the date on which options are exercised.

Directors are reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance.

The current directors have received stock options under the Company’s Stock Option Plan:

Name of Director	Number of Stock Options Issued	Exercise Price	Expiration
Stanley L. Teeple	5,000,000	$0.25 per share	October 16, 2017
Stacey Yonkus	250,000	$0.25 per share	October 16, 2017
James C. Walter, Sr.	250,000	$0.25 per share	October 16, 2017
Everett C. Miller	250,000	$0.25 per share	October 16, 2017
Hercules Pappas	250,000	$0.25 per share	October 16, 2017

In February 2008, we issued options to purchase 2,500,000 shares of the Company’s Common Stock to Everett C. Miller for consulting services provided by Mr. Miller. The options vested immediately at an exercise price of $0.25 per share and expire on October 16, 2017.

FINANCIAL STATEMENTS AND AUDITOR REPORTS

Index to Financial Statements

FINANCIAL STATEMENT TABLE OF CONTENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Indigo-Energy, Inc.
Henderson, Nevada

We have audited the accompanying consolidated balance sheets of Indigo-Energy, Inc. (an exploration stage entity) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended and the period from 2005 (inception of exploration stage) through December 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo-Energy, Inc. as of December 31, 2007 and 2006, and the results of its operations, changes in stockholders’ deficit and its cash flows for the years then ended and period from 2005 (inception of exploration stage) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company: has incurred net losses since inception; had a working capital deficiency of $5,835,576 as of December 31, 2007; had a net loss in 2007 of $31,926,091; is delinquent on many of its obligations to its creditors; still owes certain parties payments for drilling wells for the Company; and does not currently have sufficient funds to execute its business plan or fund current operations or current capital commitments; and has been borrowing money and assigned its interests in certain property as collateral or consideration for these loans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois
April 8, 2008

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Balance Sheets

	Year Ending December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$7,995	$66,663
Accounts receivable	4,360	-
Accounts receivable - related party	80,564	-
Prepaid expenses	164,227	423,290
Prepaid expenses - related party	-	30,000
Deposits	100,000	-
Due from related party	4,000	4,000

Total current assets	361,146	523,953

Oil and gas properties, net	851,900	6,136,800

Other Assets
Deferred loan costs, net of accumulated amortization of $243,711 and $230,377 at
December 31, 2007 and 2006, respectively	22,499	35,833

	$1,235,545	$6,696,586
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$3,202,360	$2,968,527
Accounts payable and accrued expenses - related party	515,955	25,029
Notes payable, net of discount	1,508,285	330,622
Convertible notes, net of discount	705,122	-
Liabilities to be settled in common stock	-	493,730
Due to related parties	265,000	360,000

Total current liabilities	6,196,722	4,177,908

Convertible notes, net	167,910	35,295

Total liabilities	6,364,632	4,213,203

Commitments and contingencies

Minority interest	1,331,299	3,979,995

Stockholders’ deficit
Series A convertible super preferred stock; $.001 par value; 25,000,000 authorized; 0 issued and outstanding at December 31, 2007; 2,662,100 issuable at December 31, 2006;
Liquidation preference: see Note 9	-	2,662
Common stock; $.001 par value; 600,000,000 shares authorized; 174,509,252 and
118,627,377 shares issued and outstanding at December 31, 2007 and 2006, respectively;
1,567,667 and 0 shares issuable at December 31, 2007 and 2006, respectively	176,077	118,627
Additional paid-in capital	53,467,408	26,108,369
Deficit accumulated since inception of exploration stage in 2005	(60,103,871)	(27,726,270)

Total stockholders’ deficit	(6,460,386)	(1,496,612)

	$1,235,545	$6,696,586

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Operations

	For the Years Ended December 31,		Since Inception of Exploration Stage in 2005 to December 31,
	2007	2006	2007

Revenues	$258,123	$-	$258,123
Revenues - related party	96,122	-	96,122

Net Revenues	$354,245	$-	$354,245

Operating expenses

Impairment of oil and gas properties	$8,371,861	$367,724	$8,901,865
Operating expenses	238,118	91,265	329,383
Operating expenses - related party	14,666	-	14,666
Depletion	174,924	-	174,924
General and administrative - related party	9,897,622	7,506,873	18,154,495
General and administrative	8,592,543	12,112,706	21,884,904

Total operating expenses	27,289,734	20,078,568	49,460,237

Loss from operations	(26,935,489)	(20,078,568)	(49,105,992)

Other expenses

Interest expense, net	7,092,624	2,705,904	9,798,528
Settlement expense - related party	457,012	900,000	1,357,012

Total other expenses	7,549,636	3,605,904	11,155,540

Net loss before minority interest	(34,485,125)	(23,684,472)	(60,261,532)

Minority interest	2,559,034	57,235	2,616,269

Net loss	(31,926,091)	(23,627,237)	(57,645,263)

Preferred dividend on Series A convertible super preferred stock	(451,509)	(435,851)	(887,360)

Net loss to common shareholders	$(32,377,600)	$(24,063,088)	$(58,532,623)

Basic and diluted loss per common share	$(0.23)	$(0.19)	$(0.37)

Basic and diluted weighted average common shares outstanding	151,242,876	124,006,019	142,955,984

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred		Preferred		Additional	During the	Total
	Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Balance at December 31, 2004	147,300,000	$147,300	-	$-	-	$-	$-	$(147,300)	$-

Purchase of treasury stock	(98,200,000)	(98,200)	-	-	-	-	-	(901,800)	(1,000,000)

Acquisition of net liabilities of Procare America, Inc.	46,868,127	46,868	-	-	-	-	-	(522,147)	(475,279)

Common stock issuable for cash at $0.25 per share in private placement offering	3,622,000	3,622	-	-	-	-	902,628	-	906,250

Net Loss	-	-	-	-	-	-	-	(2,091,935)	(2,091,935)

Balance at December 31, 2005	99,590,127	99,590	-	-	-	-	902,628	(3,663,182)	(2,660,964)

Issuance of common stock for cash at $0.25 per share in continuance of 2005 PPM in January, March, and May 2006	1,500,000	1,500	-	-	-	-	378,475	-	379,975

Issuance of common stock for consulting services performed in 2005 valued at $0.25 per share in January and March 2006	6,328,000	6,328	-	-	-	-	1,575,672	-	1,582,000

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

	Common Stock		Preferred - Series A		Preferred - Series B		Additional Paid-in	Deficit Accumulated During the Exploration	Total Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock as part of consideration for convertible loan in February 2006	175,000	175	-	-	-	-	4,711	-	4,886

Issuance for common stock for cash at $0.0555 per share in March 2006	900,000	900	-	-	-	-	49,100	-	50,000

Issuance of common stock for consulting services performed in 2005 valued at $0.45 per share in March 2006	31,030,000	31,030	-	-	-	-	13,932,470	-	13,963,500

Issuance of common stock for consulting services performed in 2005 valued at $0.25 per share in April 2006	3,100,000	3,100	-	-	-	-	771,900	-	775,000

Issuance of common consulting services stock for performed in 2005 valued at$2.10 per share in June 2006	1,125,000	1,125	-	-	-	-	2,361,375	-	2,362,500

Settlement costs paid by stockholders in July 2006	-	-	-	-	-	-	900,000	-	900,000

Allocation of costs from Indigo LP syndication	-	-	-	-	-	-	(155,472)	-	(155,472)

Cancellation of shares returned by a former officer in August 2006	(50,000)	(50)	-	-	-	-	(19,950)	-	(20,000)

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

	Common Stock		Preferred - Series A		Preferred Series B		Additional Paid-in	Deficit Accumulated During the Exploration	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Cancellation of shares returned by Moore Family in October 2006	(28,485,000)	(28,485)	-	-	-	-	(121,515)	-	(150,000)

Beneficial conversion feature of $2,662,100 convertible notes issued in April through October 2006	-	-	-	-	-	-	1,774,742	-	1,774,742

Discount on $2,662,100 convertible notes related to Series A convertible super preferred stock	-	-	-	-	-	-	887,358	-	887,358

Issuance of common upon conversion of convertible notes stock	2,714,250	2,714	-	-	-	-	2,259,386	-	2,262,100

Series A convertible super preferred stock issuable in connection with issuance of 2,662,100 convertible notes	-	-	2,662,100	2,662	-	-	(2,662)	-	-

Preferred stock dividend related to beneficial conversion feature of Series A convertible super preferred stock	-	-	-	-	-	-	435,851	(435,851)	-

Issuance of common stock upon conversion of convertible debt in December 2006	700,000	700	-	-	-	-	174,300	-	175,000

Net Loss	-	-	-	-	-	-	-	(23,627,237)	(23,627,237)

Balance December 31, 2006	118,627,377	$118,627	2,662,100	$2,662	-	$-	$26,108,369	$(27,726,270)	$(1,496,612)

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

	Common Stock		Preferred - Series A		Preferred - Series B		Additional Paid-in	Deficit Accumulated During the Exploration	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock to oil and gas joint venture partner for forbearance agreement valued at $1.00 per share in January 2007	647,410	647	-	-	-	-	646,763	-	647,410

Issuance of common stock to oil and gas operator for forbearance agreements valued at $0.83 per share in January 2007	1,493,196	1,493	-	-	-	-	1,222,928	-	1,224,421

Issuance of common stock to oil and gas operator for forbearance agreements valued at $0.83 per share in January 2007	963,647	964	-	-	-		789,227	-	790,190

Issuance of common stock to oil and gas operator for forbearance agreements valued at $0.83 per share in January 2007	2,125,288	2,125	-	-	-		1,740,611	-	1,742,736

Issuance of common stock to oil and gas operator for forbearance agreement valued at $0.70 per share in January 2007	215,000	215	-	-	-		150,285	-	150,500

Issuance of common stock to oil and gas advisor for forbearance agreement valued at $1.10 per share in January 2007	246,078	246	-	-	-		270,440	-	270,686

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred		Preferred		Additional	During the	Total
	Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock as part of consideration for a promissory note valued at $0.31 per share in January and May 2007	400,000	400	-	-	-	-	123,842	-	124,242

Issuance of common stock as part of consideration for a promissory note valued at $0.18 per share in January and May 2007	200,000	200	-	-	-	-	36,715	-	36,915

Issuance of common stock as part of consideration for a promissory note valued at $0.25 per share in February and May 2007	400,000	400	-	-	-	-	99,600	-	100,000

Issuance of common stock as part of consideration for a promissory note valued at $0.18 per share in February and May 2007	240,000	240	-	-	-	-	44,027	-	44,267

Issuance of common stock as part of consideration to settle two promissory notes valued at $0.40 per share in August 2007	1,400,000	1,400	-	-	-	-	558,600	-	560,000

Issuance of common stock for consulting services performed in 2006 valued at $0.45 per share in March 2007	375,000	375	-	-	-	-	168,375	-	168,750

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred -		Preferred		Additional	During the	Total
	Common Stock		Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Issuance of common stock for consulting services performed in 2007 valued at $0.70 per share in February 2007	72,000	72	-	-	-	-	50,328	-	50,400

Issuance of common stock as satisfaction for accrued interest on a loan valued at $0.50 per share in March 2007	28,768	29	-	-	-	-	14,355	-	14,384

Issuance of common stock for legal services performed in 2006 valued at $0.60 per share in March 2007	24,897	25	-	-	-	-	14,913	-	14,938

Issuance of series B convertible preferred stock for consulting services performed in 2007 valued at $0.80 per share in April 2007	-	-	-	-	9,500,000	9,500	7,590,500	-	7,600,000

Issuance of common stock under amended partnership agreement for Indigo LP valued at $1.10 per share in January 2007	2,680,000	2,680	-	-	-	-	2,945,320	-	2,948,000

Issuance of common stock under an amended promissory note valued at $0.91 per share in April 2007	300,000	300	-	-	-	-	272,700	-	273,000

Issuance of common stock under a consulting agreement valued at $1.05 per share in March 2007	5,000,000	5,000	-	-	-	-	5,245,000	-	5,250,000

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred		Preferred		Additional	During the	Total
	Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock as part of consideration for series of $510,000 convertible promissory notes valued at prices ranging from $0.25 to $0.50 per share in April and May 2007	1,020,000	1,020	-	-	-	-	298,280	-	299,300

Beneficial conversion feature of the series of $510,000 convertible promissory notes issued in April and May 2007	-	-	-	-	-	-	117,250	-	117,250

Issuance of common stock for consulting services performed in 2007 valued at $0.45 per share in March 2007	3,000,000	3,000	-	-	-	-	1,347,000	-	1,350,000

Issuance of common stock as part of consideration for a promissory note valued at $0.23 per share in May 2007	50,000	50	-	-	-	-	11,650	-	11,700

Issuance of common stock as part of consideration for a promissory note valued at $0.22 per share in May 2007	100,000	100	-	-	-	-	22,100	-	22,200

Issuance of common stock for conversion of series B convertible preferred stock in April 2007	19,000,000	19,000	-	-	(9,500,000)	(9,500)	(9,500)	-	-

Issuance of common stock for conversion of series A convertible super preferred stock in July 2007	4,505,938	4,506	(1,962,100)	(1,962)	-	-	(2,544)	-	-

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred		Preferred		Additional	During the	Total
	Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit

Issuance of common stock for legal services performed in 2006 valued at $0.40 per share in August 2007	62,431	63	-	-	-	-	24,910	-	24,973

Issuance of common stock as part of consideration for a $25,000 convertible promissory note valued at $0.29 per share in July 2007	25,000	25	-	-	-	-	7,125	-	7,150

Beneficial conversion feature of the above $25,000 convertible promissory note issued in July 2007	-	-	-	-	-	-	15,000	-	15,000

Issuance of common stock as part of consideration for a $100,000 convertible promissory note valued at $0.22 per share in July 2007	200,000	200	-	-	-	-	43,000	-	43,200

Issuance of common stock to settle liabilities with Falcon valued at $0.45 per share in September 2007	25,000	25	-	-	-	-	11,225	-	11,250

Issuance of common stock for consulting services performed in 2007 valued at $0.49 per share in October 2007	275,000	275	-	-	-	-	136,538	-	136,813

Issuance of common stock for consulting services being performed over a one year vesting period valued at $0.20 per share in October 2007	500,000	500	-	-	-	-	24,500	-	25,000

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

								Deficit
								Accumulated
			Preferred		Preferred		Additional	During the	Total
	Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock as part of consideration to extend a promissory note valued at $0.12 per share in December 2007	125,000	125	-	-	-	-	14,875	-	15,000

Issuance of common stock as part of consideration to extend a promissory note valued at $0.16 per share in October 2007	50,000	50	-	-	-	-	7,950	-	8,000

Issuance of common stock as part of consideration for a series of $430,000 promissory notes valued at prices ranging from $0.17 to $0.22 per share in August 2007	960,000	960	-	-	-	-	190,410	-	191,370

Issuance of common stock as part of consideration for a series of $570,000 convertible promissory notes valued at prices ranging from $0.08 to $0.10 per share in December 2007	5,700,000	5,700	-	-	-	-	531,800	-	537,500

Common stock issuable for consulting services performed in connection with SEDA valued at $0.07 per share in December 2007	167,667	168	-	-	-	-	11,904	-	12,072

Issuance of common stock for services performed in connection with SEDA valued at $0.07 per share in December 2007	3,333,333	3,333	-	-	-	-	236,667	-	240,000

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Stockholders’ Deficit

									Deficit
									Accumulated
				Preferred		Preferred		Additional	During the	Total
		Common Stock		- Series A		- Series B		Paid-in	Exploration	Stockholders’
		Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock for placement services performed in connection with SEDA valued at $0.07 per share in December 2007		138,889	139	-	-	-	-	9,861	-	10,000

Stock options granted under the 2007 Stock Option Plan valued at $0.12 per share in October 2007, which vested immediately, with an exercise price of $0.25 per share and expire in October 2017		-	-	-	-	-	-	1,873,700	-	1,873,700

Common stock issuable for conversion of series A convertible super preferred stock in October 2007		1,400,000	1,400	(700,000)	(700)	-	-	(700)	-	-

Preferred stock dividend related to beneficial conversion feature of Series A convertible super preferred stock		-	-	-	-	-	-	451,509	(451,509)	-

Net Loss		-	-	-	-	-	-	-	(31,926,091)	(31,926,091)

Balance December 31, 2007	*	176,076,919	$176,077	-	$-	-	$-	$53,467,408	$(60,103,871)	$(6,460,386)

* Issued and issuable

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(An Exploration Stage Entity)
Consolidated Statements of Cash Flows

	For the Years Ended December 31,		Since Inception of Exploration Stage in 2005 to December 31,
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,926,091)	$(23,627,237)	$(57,645,263)
Adjustments to reconcile net loss to net cash used in operating activities
Share-based compensation for consulting services	7,073,463	9,858,000	16,931,463
Share-based compensation for consulting services - related party	7,612,072	7,050,000	14,662,072
Stock options granted - related party	1,873,700	-	1,873,700
Interest expense on forbearance agreements	4,555,257	-	4,555,257
Interest expense on settlement of notes payable	208,955	-	208,955
Amortization of deferred loan costs	13,334	230,377	243,711
Amortization of discount on convertible debts	1,853,680	2,316,789	4,170,469
Depletion expense	174,924	-	174,924
Share-based settlement expense - related party	-	900,000	900,000
Settlement expense	457,012	-	457,012
Impairment of oil and gas properties	8,371,861	367,724	8,739,585
Minority interest	(2,559,034)	(57,236)	(2,616,270)
Changes in assets and liabilities
Advances to related party	-	(4,000)	(4,000)
Accounts receivable	(4,360)	-	(4,360)
Accounts receivable - related party	(80,564)	-	(80,564)
Prepaid expenses	(88,337)	(75,890)	(164,227)
Prepaid expenses - related party	30,000	(30,000)	-
Accounts payable and accrued expenses	405,434	889,023	1,167,741
Accounts payable and accrued expenses - related party	220,684	7,503	354,903
Liabilities to be settled in common stock	-	493,730	1,518,730
Liabilities to be settled in common stock - related party	-	-	750,000
Due to related parties	-	17,526	17,526
Net cash used in operating activities	(1,808,010)	(1,663,691)	(3,788,636)

CASH FLOWS FROM INVESTING ACTIVITIES
Tangible and intangible drilling costs for oil and gas properties	(414,396)	(5,381,585)	(5,795,981)
Tangible and intangible drilling costs for oil and gas properties - related party	(41,600)	-	(41,600)
Net cash used in investing activities	(455,996)	(5,381,585)	(5,837,581)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	2,440,000	3,287,100	5,727,100
Repayment of debt	(50,000)	-	(50,000)
Repayment of debt - related party	(95,000)	-	(95,000)
Loan costs	-	(266,210)	(266,210)
Refund of common stock subscription	-	(10,000)	-
Proceeds from issuance of common stock	-	429,975	1,336,225
Repurchase of common stock - related party	-	(20,000)	(20,000)
Payment to acquire treasury stock - related party	-	(440,000)	(790,000)
Capital contributions from minority interest holders	-	4,400,000	4,400,000
Syndication costs paid by limited partnership	-	(518,241)	(518,241)
Distributions to partners	(89,662)	-	(89,662)
Net cash provided by financing activities	2,205,338	6,862,624	9,634,212

Net increase (decrease) in cash and cash equivalents	(58,668)	(182,652)	7,995

Cash and cash equivalents, beginning of year	66,663	249,315	-

Cash and cash equivalents, end of year	$7,995	$66,663	$7,995

The accompanying notes are an integral part of these consolidated financial statements.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Indigo-Energy, Inc. (the “Company”, “Indigo”, or “we”) is an independent energy company engaged primarily in the exploration of natural gas and oil in the Appalachian Basin in Pennsylvania, West Virginia, and Kentucky.

The Company, formerly known as Procare America, Inc. (“Procare”) was incorporated in Minnesota on September 22, 1993 and in 1999 relocated its state domicile to Nevada. At the date of recapitalization on December 15, 2005, Procare was a public shell company, defined as an inactive, publicly-quoted company with nominal assets and liabilities.

On December 15, 2005, pursuant to a stock exchange agreement between the Company and the shareholders of Indigo Land and Development, Inc. (“ILD”), the Company purchased all of the outstanding shares of ILD through the issuance of 49,100,000 shares of its common stock directly to the ILD shareholders. The Company was the legal acquirer in the transaction. ILD was the accounting acquirer since its stockholders acquired a majority interest in the Company. The transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (ILD). The operations and financial statements of the Company are those of ILD. Upon completion of the recapitalization, the Company changed its name to Indigo-Energy, Inc.

Accordingly, the financial statements for the period prior to December 15, 2005 are those of the accounting acquirer (ILD). All historical share and per share data presented in the financial statements for transactions consummated prior to December 15, 2005 have been restated to reflect the share exchange ratio of 29,460:1.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

For comparability purposes, the 2006 figures have been reclassified where appropriate to conform to the financial statement presentation used in 2007. These reclassifications had no effect on the reported net loss.

Consolidated Financial Statements

The Company consolidates those entities it controls through a majority voting interest or otherwise, including those entities in which the Company, as the managing general partner, is presumed to have control over them pursuant to FASB Emerging Issues Task Force (“EITF”) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). The provisions under EITF 04-5 have been applied to the Company’s investment and participation in a limited partnership formed in July 2006, Indigo-Energy Partners, LP (“Indigo LP”), a Delaware Limited Partnership, which has been consolidated based on our control over the operating, financial and investing decisions of the partnership. The accompanying consolidated financial statements include all of the accounts of Indigo and Indigo LP. Intercompany transactions and balances between the partnership and the Company have been eliminated.

Exploration Stage Enterprise

The Company is an Exploration Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the exploration stage in 2005 to the current balance sheet date.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management periodically reviews its estimates, including those related to the determination of proved reserves, well completion percentage under the turnkey drilling programs, estimates of future dismantlement costs, estimates of future cash flows in valuing oil and gas properties, income taxes and litigation. Actual results could differ from those estimates.

Management believes that it is reasonably possible the following material estimates affecting the financial statements could significantly change in the coming year: (1) estimates of proved gas reserves, (2) estimates as to the expected future cash flows from proved gas properties and (3) estimates of future dismantlement and restoration costs.

Oil and Gas Properties

We account for oil and gas properties and interests under the full cost method. Under the full cost method, all acquisition, exploration and development costs incurred for the purpose of finding oil and gas are capitalized and accumulated in pools on a country-by-country basis. We are concentrating our exploration activities only in the United States and therefore utilize a single cost center.

Capitalized costs include the cost of drilling and equipping productive wells, including the estimated costs of dismantling and abandoning these assets, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

Unproved property costs include the costs associated with unevaluated properties and are not included in the full cost amortization base (where proved reserves exist) until the project is evaluated. These costs include unproved leasehold acreage, seismic data, wells in progress and wells pending determination, together with interest costs capitalized for these projects. Significant unproved properties are assessed periodically, but not less than annually, for possible impairment or reduction in value. Impairment of unproved properties is based on factors such as the existence of events that may serve to impair the properties such as failure of a well, expiration of leases, and comparison of the carrying value of oil and gas properties with their fair value at the end of the reporting period. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Geological and geophysical costs included in unproved properties are transferred to the full cost amortization base along with the associated leasehold costs on a specific project basis. Costs associated with wells in progress and wells pending determination are transferred to the amortization base once a determination is made whether or not proved reserves can be assigned to the property. Costs of dry holes are transferred to the amortization base immediately upon determination that the well is unsuccessful. Unproved properties whose acquisition costs are not individually significant are aggregated and the portion of such costs estimated to be ultimately nonproductive, based on experience, are amortized to the full cost pool over an average holding period.

In situations where the existence of proved reserves has not yet been determined, unevaluated property costs remain capitalized in unproved property cost centers until proved reserves have been established, exploration activities cease or impairment and reduction in value occurs. If exploration activities result in the establishment of a proved reserve base, amounts in the unproved property cost center are reclassified as proved properties and become subject to amortization and the application of the ceiling test. When it is determined that the value of unproved property costs have been permanently diminished (in part or in whole) based on the impairment evaluation and future exploration plans, the unproved property cost centers related to the area of interest are impaired, and accumulated costs charged against earnings.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collection of the revenue is probable. When the Company has an interest in a property with operators, it uses the sales method of accounting for its oil and gas to its customers, which can be different from its net working interest in field production. For the year ended December 31, 2007, the Company has recorded revenue from oil and gas sales in the amount of $354,034, of which $4,000 was included in accounts receivable and $80,564 in accounts receivable - related party at December 31, 2007. The Company did not generate any revenue during 2006.

Segment Information

Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined that it has one reportable operating segment; which is the acquisition and exploration of natural gas and oil properties.

Capitalization of Interest

We capitalize interest, including amortization of debt discounts, on expenditures for significant exploration projects while activities are in progress to bring the assets to their intended use. As costs are transferred to the full cost pool, the associated capitalized interest is also transferred to the full cost pool. As of December 31, 2007 and 2006, the Company has recorded $226,316 of capitalized interest.

Dismantlement, Restoration and Environmental Costs

The Company follows the guidance of SFAS No. 143, “Accounting for Asset Retirement Obligations” using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites, offshore production platforms, and natural gas processing plants. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet. The asset retirement cost will be depreciated using a systematic and rational method similar to that used for the associated property and equipment upon the establishment of proven reserves for the respective wells. As of December 31, 2007 and 2006, the Company’s liability for retirement obligations was $208,000 and $150,000, respectively, representing the obligation for wells drilled as of the balance sheet date.

Retirement Obligations consist of the following as of December 31:

	2007	2006

Balance as of January 1	150,000	-
Cumulative effect of change in accounting principle	-	-
Additional liabilities incurred	$40,000	150,000
Liabilities settled	-	-
Accretion expense	18,000	-
Revision of estimates	-	-
Balance as of December 31	$208,000	150,000

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.

Financial Instruments

The carrying value of the notes payable is recorded at face value less unamortized discounts for beneficial conversion features and the fair value of other consideration received by the lenders. The face value of the notes payable is disclosed in Note 5.

Income Taxes

Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements. Deferred tax assets and liabilities are recorded for expected future tax consequences of loss carryforwards and temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Share-Based Compensation Expense

Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R) requiring that compensation cost relating to share-based payment transactions be recognized under fair value accounting and recorded in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award).

The fair value of the stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Expected volatility is based on an average of historical volatility of common stock prices of the Company or its peer companies where there is a lack of relevant volatility information of the Company for the length of the expected term. The expected term is derived from estimates and represents the period of time that the stock option granted is expected to be outstanding. The Company uses historical data to estimate option exercises and employee terminations within the valuation model. The risk-free rate for the expected term is the yield on the zero-coupon U.S. Treasury security with a term comparable to the expected term of the option. The Company does not include an estimated dividend yield since it has not paid dividends on its common stock historically.

There was $1,873,700 of compensation cost related to stock options we issued to our employee and non-employee board members during 2007, which was recognized in operating results for the year ended December 31, 2007. Since the Company has generated losses from its inception, no associated future income tax benefit was recognized for the year ended December 31, 2007 (see Stock Options Granted section in Note 9 for more details). No stock options were awarded during 2006 and therefore no fair value disclosure is provided for 2006.

Loss Per Share

Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with convertible preferred stock, convertible debt, and stock options are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

At December 31, 2007 and 2006, the Company had potentially dilutive shares of 32,814,806 and 6,013,855, respectively.

Recent Accounting Pronouncements

In September 2006, the FASB issued a new standard which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The new standard does not require new fair value measurements, rather, its provisions will apply when fair value measurements are performed under other accounting pronouncements. The standard is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In February 2008, the standard was deferred for one year as it applies to nonfinancial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (e.g. those measured at fair value in a business combination and goodwill impairment). We are reviewing the potential impact, if any, of this new guidance.

In February 2007, the FASB issued a new standard that permits entities to choose to measure many financial instruments and certain other items at fair value. This standard expands the use of fair value measurement and applies to entities that elect the fair value option. The fair value option established by the new standard permits all entities to choose to measure eligible items at fair value at specified election dates and is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

In December 2007, the FASB issued a new standard for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as a component of consolidated equity. This is a change from the current practice to present noncontrolling interests in liabilities or between liabilities and stockholders’ equity. Similarly, the new standard requires consolidated net income and comprehensive income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interests. The standard is effective prospectively with respect to transactions involving noncontrolling financial interests that occur on or after January 1, 2009. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

In December 2007, FASB issued SFAS No. 141R (“SFAS 141R”), Business Combinations, which impacts the accounting for business combinations. The statement requires changes in the measurement of assets and liabilities required in favor of a fair value method consistent with the guidance provided in SFAS 157 (see above). Additionally, the statement requires a change in accounting for certain acquisition related expenses and business adjustments which no longer are considered part of the purchase price. Adoption of this standard is required for fiscal years beginning after December 15, 2008. Early adoption of this standard is not permitted. The statement requires prospective application for all acquisitions after the date of adoption. The adoption of SFAS 141R is not expected to have a material impact on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company is in the exploration stage and has incurred significant losses since its inception and is delinquent on many of its obligations to its creditors. Also, its current liabilities exceed its current assets. The Company has been borrowing money and has assigned certain net revenue interests in oil and gas properties as collateral or consideration for these loans. The Company needs to raise a significant amount of cash to fund current operations and current capital commitments. There are no assurances the Company will receive funding necessary to implement its business plan. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of April 1, 2008, the Company owed certain parties payments for drilling wells for the Company; however, as a result of the Company paying a portion of the amount due, the Company has been assigned a portion of various percentage of working interest in those wells by the operators (see Oil and Gas Drilling and Operating Agreement of Indigo LP in Note 4).

The Company plans to raise funds from private offerings of equity and debt securities in order to fund its operations through December 31, 2008. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.

The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - OIL AND GAS PROPERTIES

Indigo Oil and Gas Interests and Operations

During 2007, one of the three Indigo initial wells was producing only a nominal amount of revenue and the Company fully impaired the cost of the well in the amount of $387,290 for the year ended December 31, 2007. Based on the ceiling test at December 31, 2007, the Company also recorded an additional impairment expense of $464,489 on the other two wells. During the year ended December 31, 2007, the Company recorded revenue of $87,525 generated from the three initial wells.

On July 24, 2006, the Company entered into a Joint Venture Agreement with Epicenter Oil & Gas, LLC, a Florida limited liability company (“Epicenter”) (Epicenter and the Company will be referred to collectively as the “Parties”), HUB Energy, LLC (“HUB”), and Golden Eagle Resources, Inc. (“Golden Eagle”), to lease approximately 16,000 gross oil and gas acres for the purpose of exploring and developing oil and natural gas from oil and gas horizons through the base of the Devonian geologic formation in Johnson County, Illinois (the “Joint Venture”). The Parties may jointly or severally acquire the leasehold acreage during the term of the Joint Venture and agree to establish an Area of Mutual Interest (“AMI”) encompassing Johnson County, Illinois (the “Contract Area”). The AMI would remain in effect for a period of three years unless sooner terminated or extended by mutual written consent of Epicenter and Indigo. Epicenter and Indigo would each own a 50% working interest in leases within the AMI. Under the Joint Venture, in consideration for a 50% interest in the assets of the Joint Venture, which were 100% of the oil and gas leasehold acres, Indigo paid $225,000 to Epicenter during the year ended December 31, 2006, which also served as consideration for expenses incurred by Epicenter, its third party vendors and others in researching title options and bidding for and purchasing leases in the Contract Area. Indigo also agreed to be responsible for 100% of all costs incurred in the leasehold acquisition phase of the Joint Venture for a period of three years from July 24, 2006.

The Joint Venture agreement with Epicenter was amended on January 6, 2007 and extended the due date for Indigo’s original obligation to pay the remaining unfunded leasehold acquisition costs incurred by Epicenter to March 31, 2007. Indigo was also required to issue Epicenter two shares of its common stock for each dollar then outstanding by January 23, 2007. The shares of common stock have piggyback registration rights. On January 19, 2007, the Company issued 647,410 shares of common stock to Epicenter in accordance with the amended agreement, which were valued at $647,410 based on the Company’s stock trading price of $1.00 per share at January 6, 2007. In April 2007, the Joint Venture agreement was amended again such that the due date of the Company’s obligation was extended to April 16, 2007.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 19, 2007, Epicenter elected to withdraw from the Joint Venture Agreement with the consent of all other parties to the Joint Venture Agreement, as it deemed the goal of the Joint Venture not fulfilled. As a result, Indigo was released of all obligations due to Epicenter, but also lost its right to receive a 50% working interest in the assets of the Joint Venture due to the expiration of leases caused by its delinquent payments in funding the lease acquisitions. Consequently, the Company recorded an impairment charge of $225,000. Indigo and Epicenter also agreed that if Indigo has the necessary funding within the subsequent six months to either acquire leases or conduct drilling operations in the New Albany Shale in southern Illinois, Indigo will be allowed to participate with Epicenter in such projects and provided a credit of $225,000 by Epicenter for such participation.

As of December 31, 2007, oil and gas property costs for the wells listed above included $226,316 of capitalized interest.

On December 20, 2007, the Company entered into an agreement with Epicenter whereby Epicenter agrees to hold the sum of $100,000 paid by the Company as a deposit for future development of oil and gas leases and purchases of oil field equipment.

Indigo-Energy Partners, LP

In July 2006, pursuant to a private placement offering, the Company entered into an agreement to become the managing general partner of Indigo-Energy Partners, LP (“Indigo LP” or the “Partnership”). In accordance with the terms of the partnership agreement of Indigo LP dated July 7, 2006 (the “Partnership Agreement”), as managing general partner, Indigo agreed to fund 100% of the tangible drilling cost portion of the aggregate costs related to four turnkey well drilling programs (“Turnkey Well Costs”) (see Oil and Gas Drilling and Operating Agreements section below for further discussion on the drilling programs) and also manage the affairs of the Partnership. The total tangible drilling costs were estimated to be 25% of the Turnkey Well Costs, which amounts to $1,451,317, and has not been funded by Indigo as of April 1, 2008.

The remaining interests in the Partnership were owned by other partners who contributed a total of $4,400,000 pursuant to the private placement offering (the “Participating Partners”) to fund 100% of the intangible drilling portion of the Turnkey Well Costs. These partners are considered as minority interest holders on the Company’s consolidated financial statements under EIFT 04-5 (see Note 2). The contribution included $1,200,000 that was contributed to the Partnership in July 2006 by three Participant Partners upon their conversion of the $1,200,000 promissory notes into the partnership interest (see Promissory Notes Convertible into Units of Indigo LP in Note 5). According to the private placement offering, each Participating Partner was offered one unit of ownership interest for $300,000 (“Units”). The percentage interest of each Participating Partner was to be determined by dividing each Participating Partner’s capital contribution by the sum of all Participating Partners’ capital contributions plus the managing general partner’s required capital contribution. At the sole discretion of Indigo, as the managing general partner, available cash is to be distributed among the partners in accordance with their respective percentage interests in the Partnership. Distributions in liquidation of the partnership are to be made in accordance with the capital accounts subject to the above distributions. All tangible drilling costs are to be allocated 100% to the managing general partner and all intangible drilling costs allocated 100% to the Participating Partners. Profits or losses are to be allocated among the partners in proportion to their respective percentage interests. As of December 31, 2007, the percentage interest of Indigo and the Participant Partners was 50% each. Each Participant Partner may initially elect to be either a general or limited partner and Indigo as the managing general partner has the right to convert all Participant Partners that have elected general partner status to limited partner. The Partnership Agreement provides that this conversion takes place as of the first of the year following the year in which the conversion is elected.

On December 15, 2006, the Partnership Agreement was amended through a letter agreement as a result of which Indigo and the Participant Partners agreed that effective January 1, 2007, the Participant Partners will (i) reduce their cash flow distribution and profit allocation to 50% in return for 2,640,000 shares of Indigo’s common stock and (ii) waive all their rights to receive warrants to purchase the Company’s common stock. The Company issued 2,680,000 shares of its common stock to the Participating Partners on January 23, 2007, which were valued at $2,948,000, based on the trading price of its common stock of $1.10 on December 15, 2006, the date of the agreement, which resulted in an increase of $2,948,000 in total oil and gas properties. As a result of the ceiling test at December 31, 2007, the Company fully impaired the amount of $2,948,000 in oil and gas properties. The Company inadvertently issued an additional 40,000 shares of common stock to the Participant Partners that will not be returned to the Company.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of a Strategic Partnership Agreement (“SPA”) with Fairhills Capital, LLC (“Fairhills”), Fairhills received a 10% of placement fee from Indigo on capital raised through its clients (see Note 11). As a result, during 2006, Indigo LP incurred placement fee of $440,000 to Fairhills for the raising of partnership interests in Indigo LP.

The operations of Indigo LP have been consolidated with the Company in accordance with the guidance of EITF 04-5 (see Note 2).

On March 21, 2008, the Company entered into a Global Settlement Agreement with all the Participant Partners of Indigo LP pursuant to which all Participant Partners of Indigo LP surrendered their limited partnership interests in exchange for 1) an aggregate monthly cash payment of $50,000 for a period of 36 months, which will be allocated proportionately to each Participant Partner based on their respective ownership interest in Indigo LP, commencing upon the Company’s receiving of funding of $10,000,000 or more, and 2) the Company’s issuance of three warrants to each Participant Partner for each dollar they originally invested, which resulted in the issuance of warrants to purchase a total of 13,200,000 shares of the Company’s common stock to all Participant Partners at an exercise price of $0.25 per share. These warrants will vest on October 1, 2008 and expire in 7 years from date of grant.

As a result of the settlement agreement, the Company was released of all its obligations under the Partnership Agreement.

Under the settlement agreement, if the Company has not commenced the monthly payment of $50,000 by January 1, 2009, then the Participant Partners may seek judicial enforcement of the Company’s obligation to pay the settlement amounts and the Company will no longer be released of any obligations under the Partnership Agreement.

Oil and Gas Drilling and Operating Agreements of Indigo LP

In July 2006, as prescribed by the Advisory Service Agreement (see HUB Advisory Agreements section below), Indigo and/or Indigo-Energy Partners, LP (collectively, the “Developers”) entered into the following Drilling and Operating Agreements on the respective drilling area:

1.	Drilling and Operating Agreement among Indigo, Indigo LP and TAPO Energy, LLC (“Operator1”), with HUB as its Advisor (“DOA1”)

2.	Drilling and Operating Agreement between Indigo LP and Dannic Energy Corp. (“Operator2”), with HUB as its Advisor (“DOA2”)

3.	Drilling and Operating Agreement between Indigo LP and P&J Resources, Inc. (“Operator3”), with HUB as its Advisor (“DOA3”)

4.	Drilling and Operating Agreement between Indigo LP and Mid-East Oil Company (“Operator4”), with HUB as its Advisor (“DOA4”)

DOA1

Under DOA1, Operator1 agreed to drill, complete and operate five wells in the drilling area as defined by DOA1 for a term as long as any well covered is producing oil or gas. The turnkey price per well is $350,000. In exchange for the turnkey price, Operator1 will provide one well complete to the pipeline. Upon completion of each well and payment in full by the Developers, Operator1 will assign to the Developers their respective interest in the wells. As of December 31, 2007, Indigo LP has incurred drilling costs in the amount of $1,531,250 under DOA1 determined based on the well completion percentage of each well, of which $671,598 was unpaid and accrued for as of December 31, 2007.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the original DOA1, Indigo was required to contribute $1,071,875 to earn a 61.25% working interest in the wells while Indigo LP was required to contribute $459,375 to earn a 26.25% working interest. The DOA1 was amended in January 2007 such that Indigo LP became the sole developer and obligor under the agreement and will be assigned a 87.5% working interest in the wells upon payment of the total required capital contribution. The DOA1 was further amended such that of the outstanding balance due for the unpaid Turnkey Well Costs of $746,598 and any additional operating fees, $250,000 was due and payable on January 26, 2007, and the remaining balance was due March 31, 2007 (the “Extended Due Date”), subject to Indigo issuing to Operator1 1,493,196 shares of its common stock. The shares of the common stock have piggyback registration rights. On January 19, 2007, the Company issued 1,493,196 shares of common stock to Operator1, which were valued at $1,224,421 based on the Company’s stock trading price of $0.82 per share at January 19, 2007. On April 5, 2007, the DOA1 was amended again such that the Extended Due Date was extended to April 16, 2007. In July 2007, Indigo LP paid $50,000 to Operator1 and was in default on the outstanding balance due to Operator1 in the amount of $696,598, but was assigned a partial working interest of 48% in the five wells by Operator1. In August 2007, Indigo LP paid an additional amount of $25,000 to Operator1 against the unpaid turnkey price. The DOA1 also provides for an overriding royalty interest of 1/16 (6.25%) of all gross revenues from oil and gas produced from the wells drilled by Operator1. This overriding royalty interest is in addition to the customary 12.5% royalty interest due to the landowner. Commencing at the time that a drilled well begins to produce, the DOA1 also entitles Operator1 to an operating fee of $300 per month for each well operated. Either the Developer or Operator1 may propose to have the following additional activities conducted: (1) drill a new well on the existing drilling site or wells on any drilling area; (2) rework, recomplete, deepen the wells, or (3) plug back the wells such as a dry hole. The entire cost and risk of conducting these additional activities will be borne by the Developers who elected to participate in the additional operations as defined by DOA1.

All five wells under DOA1 are currently producing and determined to be proved properties as of December 31, 2007. For the year ended December 31, 2007, Indigo LP recorded gas revenue in the amount of $112,004 under DOA1.

On April 2, 2008, the Company entered into a Modification and Settlement Agreement with Operator1 to settle its obligation due to Operator1 in the amount of $671,598 under DOA1. Under the terms of the settlement agreement, the Company assigned all of its rights to receive revenue from the five DOA1 wells for a period equal to the later of 48 months (commencing January 2008) or until the obligation to Operator1 has been satisfied (“the Assignment Period”). Upon expiration of the Assignment Period, all rights assigned to Operator1 will automatically revert back to the Company and a new carried interest in the five DOA1 wells will be assigned to the Company. In addition to the aforementioned assignment, the Company assigned a 84.375% working interest to Operator1 in three drill sites to be determined located on the Company’s land. The Company retains the remaining 15.625% royalty and overriding royalty interests in the three drill sites. Operator1 will be operating the wells situated in the three drill sites. Under the settlement agreement, the Company also agreed to enter into a transportation agreement with Operator1, whereby Operator1 will transport all gas produced and recovered from the five wells under DOA1 as well as the wells to be drilled using the Company’s existing pipelines. The Company is to be compensated at a rate equal to the greater of 5% of the gas price paid or $.50 per MCF.

DOA2

Under DOA2, Operator2 agreed to drill, complete and operate five wells in the drilling area as defined by DOA2 for a term as long as any well covered is producing oil or gas. The turnkey price per well is (A) three wells at $290,970 and (B) two wells at $277,565. In exchange for the turnkey price, Operator2 will provide one well complete to the pipeline. Upon completion of each well and payment in full by the Developer, Operator2 will assign to the Developer its respective interest in the wells. As of December 31, 2007, Indigo LP has incurred drilling costs in the amount of $856,824 under DOA2 determined based on the well completion percentage of each well, of which $381,823 was unpaid and accrued for as of December 31, 2007.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the original DOA2, Indigo LP was required to contribute $1,071,030 to earn a working interest of 75% in the wells. The agreement was subsequently amended in December 2006 such that Indigo LP was to contribute $856,824 for a 60% working interest in the wells. Further, the amendment provides that the balance due for the unpaid turnkey drilling costs of $481,824 and any additional operating fees were due and payable on March 31, 2007 (the “Curing Period”). Since the balance due was not paid by the Curing Period, Operator2 had the right to require Indigo to issue to Operator2 two shares of its common stock for each dollar outstanding on or before the Curing Period. The shares of common stock have piggyback registration rights. On January 19, 2007, the Company issued 963,647 shares of common stock to Operator2 prior to the lapse of the Curing Period, anticipating that Indigo LP would not be able to pay off the outstanding balance by March 31, 2007. The shares were valued at $790,191 based on the Company’s stock trading price of $0.82 per share at January 19, 2007. On April 5, 2007, the DOA2 was amended again to extend the Curing Period to April 16, 2007. In July 2007, Indigo LP paid $100,000 to Operator2 and was in default on the outstanding balance due to Operator2 in the amount of $381,824, but was assigned a partial working interest of 33% in the five wells by Operator2. The DOA2 also provides for an overriding royalty interest of 1/16 (6.25%) of all gross revenues from oil and gas produced from the wells drilled by Operator2. This overriding royalty interest is in addition to the customary 12.5% royalty interest due to the landowner. Commencing at the time that a drilled well begins to produce, the DOA2 also entitles Operator2 to an operating fee of $300 per month for each well operated. Either the Developer or Operator2 may propose to have the following additional activities conducted: (1) drill a new well on the existing drilling site or wells on any drilling area; (2) rework, recomplete, deepen the wells, or (3) plug back the wells such as a dry hole. The entire cost and risk of conducting these additional activities will be borne by the Developer who elected to participate in the additional operations as defined by DOA2.

Although all five wells under DOA2 commenced production in early 2007, Operator2 has been suspending all revenue checks from Indigo LP due to the outstanding balance Indigo LP owed Operator2 for unpaid Turnkey drilling costs. Operator2 also would not provide production information to Indigo LP, which resulted in Indigo LP not being able to obtain a reserve study on the five wells as of December 31, 2007. As a result, the Company decided to impair all the costs incurred under DOA2 in the total amount of $1,006,824 as of December 31, 2007 consisting of $856,824 of the Turnkey drilling costs, $100,000 of allocated HUB advisory fee (see HUB Advisory Agreements with HUB, a Related Party section below), and $50,000 of asset retirement costs.

DOA3

Under DOA3, Operator3 agreed to drill, complete and operate five wells in the drilling area as defined by DOA3 for a term as long as any well covered is producing oil or gas. The turnkey price per well is $258,000. In exchange for the turnkey price, Operator3 will provide one well complete to the pipeline. Upon completion of each well and payment in full by the Developer, Operator3 will assign to the Developer its respective interest in the wells. As of December 31, 2007, Indigo LP has incurred drilling costs in the amount of $541,800 under DOA3 determined based on the well completion percentage of each well, for which Indigo LP has paid Operator3 $945,000.

Under the original DOA3, Indigo LP was required to contribute $967,500 to earn a working interest of 75% in the wells. The DOA3 was amended in December 2006, such that the balance due for the unpaid turnkey drilling costs and any additional operating fees were due and payable on March 31, 2007 (the “Curing Period”). Since the balance due was not paid by the Curing Period, Operator3 had the right to require Indigo to issue to Operator3 two shares of its common stock for each dollar outstanding on or before the Curing Period. The shares of common stock have piggyback registration rights. On January 2, 2007, Indigo LP and Operator3 entered into a Forbearance Agreement to extend the due date for the then outstanding balance of $107,500 due to Operator3 to March 31, 2007, in consideration for which Indigo agreed to issue 215,000 shares of its common stock to Operator3. On January 19, 2007, the Company issued 215,000 shares of common stock to Operator3, which were valued at $150,500 based on the Company’s stock trading price of $0.70 per share at January 2, 2007. On April 5, 2007, the DOA3 was amended again such that the Curing Period was extended to April 16, 2007. In July 2007, Indigo LP paid $60,000 to Operator3 and was in default on the outstanding balance due to Operator3 in the amount of 47,500, but was assigned a partial working interest of 38% in the five wells by Operator3. In August 2007, Indigo LP paid an additional amount of $25,000 to Operator3 against the unpaid turnkey price. The DOA3 also provides for an overriding royalty interest of 1/16 (6.25%) of all gross revenues from oil and gas produced from the wells drilled by Operator3. This overriding royalty interest is in addition to the customary 12.5% royalty interest due to the landowner. Commencing at the time that a drilled well begins to produce, the DOA3 also entitles Operator3 to an operating fee of $350 per month for each well operated. Either the Developer or Operator3 may propose to have the following additional activities conducted: (1) drill a new well on the existing drilling site or wells on any drilling area; (2) rework, recomplete, deepen the wells, or (3) plug back the wells such as a dry hole. The entire cost and risk of conducting these additional activities will be borne by the Developer who elected to participate in the additional operations as defined by DOA3.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All five wells have not been completed as of December 31, 2007.  Management has been unable to obtain a reasonable explanation from Operator3 as to why these wells have not been completed since they were spudded in early 2007. While management may seek legal actions against Operator3 to recoup the money Indigo LP has invested in these wells, it has determined to impair all the costs incurred under DOA3 in the amount of $945,000 as of December 31, 2007.

DOA4 - Related Party

Mid-East Oil Company and HUB are under common control of Mark Thompson. As a result of HUB becoming a related party of Indigo (see Advisory Agreements with HUB, a Related Party section below), Mid-East also became a related party of Indigo commencing April 2007.

Under DOA4, Operator4 agreed to drill, complete and operate ten wells in the drilling area as defined by DOA4 for a term as long as any well covered is producing oil or gas. The turnkey price per well is (A) three wells at $290,970, (B) four wells at $332,985, and (C) three wells at $353,804. In exchange for the turnkey price, Operator4 was to provide one well complete to the pipeline. Upon completion of each well and payment in full by the Developer, Operator4 will assign to the Developer its respective interest in the wells. In November 2007, Indigo LP entered into a Settlement and Modification Agreement with Operator4 (see Advisory Agreements with HUB, a Related Party section below). As of December 31, 2007, Indigo LP has incurred drilling costs in the amount of $1,373,345 under DOA4 determined based on the well completion percentage of each well, of which $366,039 was unpaid and accrued for as of December 31, 2007.

Under the original DOA4, Indigo LP was required to contribute $2,449,694 to earn a working interest of 75% in the wells. The drilling and operating agreement was amended in December 2006, such that the balance due for the unpaid turnkey drilling price of $1,062,644 and any additional operating fees were due and payable on March 31, 2007 (the “Curing Period”). Since the payment was not made by the Curing Period, Operator4 required the Company to issue to Operator4 two shares of its common stock for each dollar outstanding on or before the Curing Period. The shares of common stock have piggyback registration rights. On January 19, 2007, the Company issued 2,125,288 shares of common stock prior to the lapse of the Curing Period, anticipating that Indigo LP would not be able to pay off the outstanding balance by March 31, 2007. The shares were valued at $1,742,736 based on the Company’s stock trading price of $.082 per share at January 19, 2007. On April 5, 2007, the DOA4 was amended again such that the Curing Period was extended to April 16, 2007. In July 2007, Indigo LP paid $25,000 to Operator4 and was in default on the outstanding balance due to Operator4 in the amount of $1,014,137, but was assigned 75% working interest in six of the ten wells by Operator4. The DOA4 also provides for an overriding royalty interest of 1/16 (6.25%) of all gross revenues from oil and gas produced from the wells drilled by Operator4. This overriding royalty interest is in addition to the customary 12.5% royalty interest due to the landowner. Commencing at the time that a drilled well begins to produce, the DOA4 also entitles Operator4 to an operating fee of $300 per month for each well operated. Either the Developer or Operator4 may propose to have the following additional activities conducted: (1) drill a new well on the existing drilling site or wells on any drilling area; (2) rework, recomplete, deepen the wells, or (3) plug back the wells such as a dry hole. The entire cost and risk of conducting these additional activities will be borne by the Developer who elected to participate in the additional operations as defined by DOA4.

For the year ended December 31, 2007, Indigo LP recorded gas revenue in the amount of $96,122 under DOA4.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Advisory Agreements with HUB, a Related Party

On June 23, 2006, Indigo entered into an Advisory Service Agreement, Registration Rights Agreement and Option Agreement (“HUB Agreements”) with HUB Energy, LLC (the “Advisor” or “HUB”), a Pennsylvania limited liability company. Under the terms of the Advisory Service Agreement, HUB agreed to provide to Indigo, for a term of three years, exclusive advisory services in connection with the contemplated exploration and development of certain oil and gas prospects located in Pennsylvania, West Virginia, Kentucky and Illinois (collectively, the “Premises”). In consideration and as compensation for these advisory services, Indigo agreed to issue to HUB, pursuant to the terms and conditions set forth in the Option Agreement, options to acquire the following securities: a) 9.0 million shares of our common stock, at an exercise price of $2.00 per share exercisable upon completion and delivery of one hundred fifty wells capable of producing oil and/or gas on the Premises. The right to exercise such options would be reduced on a pro rata basis in the event that Advisor delivered fewer than one hundred fifty wells capable of producing oil and/or gas on the Premises; b) 3.0 million shares of our common stock at an exercise price of $2.00 per share exercisable upon completion and delivery of an additional fifty wells capable of producing oil and/or gas on the Premises. The right to exercise the options would be reduced on a pro rata basis in the event that Advisor delivered fewer than fifty wells capable of producing oil and/or gas on the Premises; and c) 3.0 million shares of our common stock at an exercise price of $2.00 per share exercisable upon completion and delivery of an additional fifty wells capable of producing oil and/or gas on the Premises. The right to exercise such options shall be reduced on a pro rata basis in the event that Advisor delivers fewer than fifty wells capable of producing oil and/or gas on the Premises.

The common stock to be issued upon the exercise of the options granted under the Option Agreement was subject to piggyback registration rights established pursuant to the Registration Rights Agreement. There were no penalty provisions related to the registration rights.

On December 28, 2006, Indigo entered into a letter agreement amending the HUB Advisory Service Agreement, which eliminated Indigo’s obligation to issue HUB options to purchase the total of 15 million shares upon HUB’s completion and delivery of a total of 250 wells as described above. Instead, under the amendment agreement, Indigo was required to issue options to HUB to purchase 7,000,000 shares of its common stock at terms to be determined by its Board of Directors. A second amendment to HUB Advisory Service Agreement was entered into in March 2007, whereby HUB was entitled to receive 12,500,000 shares of Indigo’s Series B convertible preferred stock in place of the options to purchase 7,000,000 shares of the Company’s common stock. The 12,500,000 shares of Series B Convertible Preferred Stock are automatically convertible into the Company’s common stock as follows: 5,000,000 preferred shares are convertible into 10,000,000 shares of Indigo’s common stock immediately, and 2,500,000 preferred shares each are convertible into 5,000,000 common shares in April of 2008, 2009 and 2010, respectively. The value of each share of Series B Convertible Preferred Stock is $.80 as determined by an independent valuation consultant. The Company recognized $4,000,000 as compensation expense for the 5,000,000 shares of Series B Convertible Preferred Stock issuable to HUB during the three months ended March 31, 2007. During the second quarter of 2007, 5,000,000 shares of the Series B Convertible Preferred Stock were issued to HUB, which were immediately converted into 10,000,000 shares of Indigo’s common stock, upon which HUB became a related party of us which owns more than 5% of our outstanding common stock upon conversion of the Series B Convertible Preferred Stock.

Under the Advisory Service Agreement, HUB is entitled to receive the following fees:

a)
Drilling Services Fee. The Advisor is entitled to a nonrefundable drilling services fee in the amount of $7,500 per gross well (“Drilling Services Fee”), payable upon the completion of each well. The Drilling Services Fee will be reduced pro rata in the event that the owner of the gross well holds less than a sixty-two and one half percent (62.5%) working interest in such well.

b)
Advance Fee. Prior to the execution of this agreement, the Company is required to have paid the Advisor a good faith deposit in the amount of $75,000 (the “Deposit”) to pay for such services as the Advisor deemed necessary in order to commence its obligations in connection with this agreement. The Advisor and the Company agreed that the Deposit will be amortized over the course of the first 10 net wells drilled and applied against the Drilling Services Fee payable for such net wells. The Deposit was paid in June 2006.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

c)
Reimbursement of Expenses. The Company is required to reimburse the Advisor for reasonable out-of-pocket expenses incurred by the Advisor in performing services including drilling and excavation activities relating to the wells.

d)
Additional Drilling Services Fee for Shallow Wells. The Advisor is entitled to increase the Drilling Services Fee per well of each oil and gas well contracted for under this agreement for conventional shallow wells in Pennsylvania, West Virginia and Kentucky by an amount of $12,500 per gross well to cover all general and administrative expenses that will be incurred by the Advisor.

e)
Overriding Royalties. The Advisor will deliver to the Company working interests in leases that will mostly result in a net revenue interest of 81.25% for a 100% working interest. Otherwise, the Company must approve its participation prior to the commencement of drilling operations under that particular lease.

Pursuant to the Advisory Service Agreement, all the oil and gas drilling activities will be completed using a Drilling and Operating Agreement. The Company agreed that each operator will charge a different turnkey drilling price for wells drilled due to differences in depth, number of zones frames, etc. The Company also agreed that it will provide all operators as well as the Advisor the right to participate in any wells drilled under the Drilling and Operating Agreement, provided, that in no case will the Company have less than 50% of the working interest in each well.

The HUB Agreements were entered into between Indigo and HUB before the formation of Indigo LP. After Indigo LP was formed in July 2006 and upon its execution of the four Drilling and Operating Agreements, Indigo LP also became subject to the terms of the Advisory Service Agreement on the twenty-five wells drilled under the four drilling programs.

On December 22, 2006, Indigo and Indigo LP entered into a Forbearance Agreement with HUB to extend the due date for obligations due to HUB and Mid-East Oil Company in the total amount of $123,039 consisting of $90,000 of drilling services fees and $33,039 for expense reimbursements, to March 31, 2007, in exchange for which Indigo agreed to issue 246,078 shares of its common stock to HUB. The shares were valued at $270,686, based on the trading price of Indigo’s common stock of $1.10 per share on the date of the Forbearance Agreement, which was recorded as interest expense and accrued for at December 31, 2006. On April 5, 2007, the Forbearance Agreement was amended such that the due date for the obligations was extended to April 16, 2007. In July 2007, Indigo LP paid $25,000 to HUB.

In November 2007, we entered into a Modification and Settlement Agreement with HUB, Mid-East Oil Company and Mark Thomson (the “Advisors”) agreeing to modify the terms as provided under the original agreement entered into between all these parties. Under the terms of this agreement, we acknowledged indebtedness to HUB for $65,000 for advisory fees in connection with the development of certain oil and gas interests. We also acknowledged indebtedness to Mid-East Oil Company for $1,037,645 for drilling obligations and $33,039 in expense reimbursements.

The parties agreed that the above-mentioned obligations will be satisfied in full by Indigo paying $283,039 to Mid-East Oil Company and $65,000 to HUB. In addition, we will transfer all our rights, title and interest in four wells uncompleted by Mid-East Oil Company under DOA4 back to the Advisors.

As part of the settlement agreement, the Advisors will retain the ten million shares of our common stock but forfeited their rights in the 7,500,000 shares of our Series B Convertible Preferred Stock, which were originally convertible into 15,000,000 shares of our common stock.

According to the settlement agreement, the Advisors will give up all right, title, and interest except for certain overriding royalty interests in all the existing wells drilled under DOA1, DOA2, DOA3, and DOA4 (see Oil and Gas Drilling and Operating Agreements of Indigo LP section above), excluding the four wells we transferred back to the Advisors. The Advisors will continue to own certain overriding royalty interest in any future wells drilled by Operator1, Operator2, Operator3, or Operator4 for us in Pennsylvania, Kentucky or West Virginia.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additionally, the Advisors agree to make any payments necessary to obtain a full settlement from LK Drilling by January 12, 2008 (see “Other” section under Note 10 for more details about the Mechanic’s Liens filed by LK Drilling against both Mid-East Oil Company and us) and indemnify us from any liability arising from any failure to satisfy the obligations to LK Drilling or any drillers or subcontractors that the Advisors contracted with during its operation of our wells.

This settlement is due and payable upon the first occurrence of funds received by us from either Yorkville Advisors SEDA in the amount of $2,000,000 or greater or general disbursement of the same or greater amount from any other source but in no case less than ten percent (10%) of the total general disbursement funding received by the Company. Notwithstanding this occurrence, our liability under this settlement was to be paid no later than January 5, 2008.

As a result of the settlement, we recorded a settlement expense of $441,012 for the year ended December 31, 2007. As of April 1, 2008, Indigo and Indigo LP still owed a total of $336,039 to HUB and Mid-East Oil Company.

Summary

Oil and gas properties consisted of the following at December 31:

	2007	2006

Acquisition, exploration and development costs	$9,766,409	$6,504,524
Impairment charge	(8,739,585)	(367,724)
Depletion	(174,924)	-
Total	$851,900	$6,136,800

As of December 31, 2007, the Company has recorded a total of $3,718,315 for accounts payable and accrued expenses, of which $1,652,421 was included in oil and gas properties.

The remaining $2,065,894 of payables and accrued expenses as of December 31, 2007 consisted of accrued professional fees and payroll tax liabilities.

NOTE 5 - NOTES AND LOAN PAYABLE

Convertible Loan

On February 3, 2006, the Company entered into an agreement to borrow $175,000 from a private investor in consideration for which the Company (1) allowed the lender to convert the principal balance of the loan into 700,000 shares of its common stock at any time before the due date of the loan; (2) agreed to issue 175,000 shares of its common stock to the lender; and (3) granted a 12.5% net revenue interest in a well that was to be drilled with the proceeds of the borrowing, which was subsequently determined to be Indigo No. 1 well (one of Indigo’s three initial wells). The loan bore interest at 10% per annum and had no maturity date. During the second quarter of 2006, the Company issued 175,000 shares of common stock to the lender. In December 2006, the Company issued 700,000 shares of common stock to the lender upon conversion of the loan.

Since the combined value of the 175,000 shares, based on the trading price of the Company’s stock at the date of the agreement, and the fair value of the 12.5% net revenue interest in the well was assessed by management to be in excess of $175,000, the loan was fully discounted. The discount was allocated on a relative fair value basis to the 175,000 shares of stock in the amount of $4,886 and to the oil and gas properties in the amount of $170,014. The discount was fully expensed during the first quarter of 2006. In addition, the Company incurred $14,384 of interest expense on the loan during the year ending December 31, 2006. In March 2007, the Company issued 28,768 shares of common stock to the lender as payment for interest accrued on the convertible loan.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Notes - Series 1

In return for $2,662,100 received in April 2006 and continuing through October 2006, we issued convertible notes, (“Convertible Notes”). The notes had maturity dates three years from the date of issuance and bore interest at 8% per annum. However, the interest was due and payable only if the trading price of our stock fell below $0.15625 in a given month, whereby we would then be responsible for paying interest on the outstanding balance of the notes for that month. As of December 31, 2007, minimum interest expense has been incurred by the Company on these convertible notes. The noteholders could convert their notes anytime prior to the maturity date at a rate equal to 60% of the average of the lowest three trading prices during the twenty trading days preceding the conversion date. However, the noteholders could not convert any portion of their notes that would result in the noteholders and their affiliates beneficially owning more than 4.99% of our issued and outstanding shares. The noteholders also agreed to limit all of their conversions to no more than the greater of $100,000 per month or the average daily dollar volume calculated during the ten business days prior to a conversion. The note conversion price was subject to adjustment for merger, consolidation, reorganization, etc. as defined by the Convertible Notes. As of December 31, 2007, the noteholders have converted $2,262,100 of principal into 2,714,250 shares of our common stock. The converted shares are subject to a one-year restriction from trading under Rule 144 of the Securities Act of 1933 and have piggyback registration rights. There are no penalty provisions related to the registration rights. Each noteholder was entitled to receive one share of our Series A convertible super preferred stock (“Super Preferred Stock”) for each dollar that was invested in the Convertible Notes. As a result, we had issued a total of 2,662,100 shares of our Super Preferred Stock to the noteholders. Each share of the Super Preferred Stock was convertible into two shares of our common stock at the one-year anniversary of the date of issuance. On July 2, 2007, 1,962,100 shares of the Super Preferred Stock were converted into 4,505,938 shares of our common stock. In connection with such conversion, the Company inadvertently issued the investors an aggregate of 581,738 shares in excess of what they should have been entitled to receive as a result of the conversion. Because the amount of excess shares that any one shareholder received was not material and because those individuals provided valuable financing to the Company, the Company has made a determination that they will not seek the return of the excess shares. In October 2007, the remaining 700,000 shares of the Super Preferred Stock were converted into 1,400,000 shares of our common stock, which were issuable at December 31, 2007.

Under Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company has allocated the proceeds from issuance of the Convertible Notes and Super Preferred Stock based on the proportional fair value basis for each item. Consequently, the Convertible Notes were recorded with discounts of $887,358 based on the ascribed value of the 2,662,100 shares of the Super Preferred Stock, which was valued at $0.50 per share by an independent valuation consultant.

A beneficial conversion discount was recorded on the Convertible Notes since each of the Convertible Notes was convertible into shares of common stock at an effective conversion price lower than the prevailing common stock share price on the note issuance date. The beneficial conversion amount was limited to the portion of the cash proceeds allocated to the Convertible Notes of $1,774,742. As a result, the Convertible Notes were fully discounted.

A beneficial conversion discount was also recorded on the Super Preferred Stock since the Super Preferred Stock was convertible into shares of common stock at an effective conversion price lower than the prevailing common stock share price on the note issuance date. The beneficial conversion amount was limited to the portion of the cash proceeds allocated to the Super Preferred Stock of $887,358.

The combined value of the discount and the related beneficial conversion feature on the Convertible Notes in the amount of $2,662,100 is being amortized over the term of the Convertible Notes of three years using the effective interest yield method. Under EITF 00-27, the amortization of the discount on the Convertible Notes and discount related to the beneficial conversion feature on the Convertible Notes was recorded as interest expense. Upon the conversion of the notes, the unamortized balance of the discounts was expensed immediately. The discount related to the beneficial conversion feature on the Super Preferred Stock of $887,358 was recorded as a preferred dividend over the one-year holding period prior to the earliest conversion date of the Super Preferred Stock into common stock. A preferred dividend of $451,509 and $435,851 related to the beneficial conversion feature was recorded for the year ended December 31, 2007 and 2006, respectively.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under FASB 34, “Capitalization of Interest Costs”, and FAS Interpretation 33, “Applying FASB Statement No. 34 to Oil and Gas Producing Operations Accounted for by the Full Cost Method”, interest expense, including amortization of certain debt discounts, on expenditures for significant exploration activities is capitalized. Therefore, the Company capitalized a portion of the interest expense resulting from the amortization of the discount on the Convertible Notes based on the portion of the Convertible Notes identified as the funding source for the Company’s exploration activities. Consequently, the Company recorded capitalized interest of $226,316 on the Convertible Notes. Interest expense resulting from amortization of discounts related to the beneficial conversion features on the Convertible Notes was not capitalized

Amortization of discount on the portion of the Convertible Notes not used to fund the Company’s exploration activities was expensed. As a result, the Company recorded interest expense of $132,615 and $2,071,079 for the year ended December 31, 2007 and 2006, respectively.

In connection with the issuance of the Convertible Notes, the Company incurred a 10% placement fee of $266,210 to Fairhills Capital, a related party, which was recorded as deferred loan costs and is being amortized over three years. Upon conversion of the Convertible Notes, the unamortized balance of the related deferred loan costs was immediately expensed. For the year ended December 31, 2007 and 2006, the Company has incurred $13,334 and $230,377, respectively, of amortization expense on the deferred loan costs, which was recorded as interest expense in the accompanying statements of operations.

Convertible Notes - Series 2

In April and May 2007, we borrowed a total of $510,000 from various lenders and issued promissory notes to the lenders. The promissory notes provided for interest at 20% per annum with maturity dates in October and November 2007. The lenders have the option to either receive all principal and interest due on the loan within ten days of the maturity dates or to receive shares of our common stock equal to the numerical dollars of principal and interest outstanding on the maturity dates of the loan. Within thirty days of funding of the loan, the lenders are also to receive additional shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 1,020,000 shares of our common stock to the lenders in connection with these notes.

We deemed these promissory notes as convertible notes with a $1.00 conversion price because of the lenders’ option to either receive cash payments or shares of common stock on the loan maturity dates as described above. We valued the 1,020,000 shares at $299,300 based on our stock trading price on the date of the promissory notes. Under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” and APB No. 14 “Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants,” we have allocated the proceeds from issuance of these convertible notes and common stock based on the proportional fair value basis for each item. Consequently, the convertible notes were recorded with discounts of $299,300 based on the ascribed value of the 1,020,000 shares of our common stock.

A beneficial conversion discount was also recorded on certain of these convertible notes since those convertible notes were convertible into shares of common stock at an effective conversion price lower than the prevailing common stock share price on the note issuance dates. The beneficial conversion amount was limited to the portion of the cash proceeds allocated to those convertible notes. As a result, those convertible notes were recorded with additional discounts in the total amount of $117,250.

The combined value of the note discount and discount related to the beneficial conversion feature on certain of the convertible notes is being amortized over the term of the respective convertible note using the effective interest yield method. The amortization of the discounts was recorded as interest expense under EITF 00-27. For the year ending December 31, 2007, we recorded total interest expense of $416,550 related to amortization of the discounts. We also recorded an additional interest expense of $95,444, including late charge on these notes, which was accrued for as of December 31, 2007.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 27, 2007, $100,000 of these promissory notes was settled releasing Indigo from all obligations related to the promissory note (see “Note Payable 3” of Promissory Notes below).

As of December 31, 2007, the Company has not repaid these loans and as such, is in default.

Convertible Notes - Series 3

In October through December 2007, we borrowed a total of $570,000 from various lenders and issued promissory notes. The promissory notes provided for interest at 20% per annum with maturity dates ranging from February through May 2008. The lenders have the option to either receive all principal and interest due on the notes or convert same into shares of our common stock at a conversion price equal to 80% of the average ten-day closing price of the stock immediately preceding the date. Within thirty days of funding of the loans, the lenders are to receive shares of our common stock equal to ten times the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount and be required to issue common stock equal in value to the principal amount borrowed every 30 days from the default date until the notes are paid. In December 2007, we issued a total of 5,700,000 shares of common stock to the lenders.

We deemed these promissory notes as convertible notes because of the lenders’ option to either receive cash payments or shares of common stock on the loan maturity dates as described above. We valued 5,700,000 shares at $627,500 based on our stock trading price on the dates of the promissory notes. Under EITF 00-27 and APB No. 14, we allocated the proceeds from issuance of these notes and common stock based on the proportional fair value basis for each item. Consequently, these promissory notes were recorded with discounts of $288,700 based on the ascribed value of the 5,700,000 shares of our common stock.

A beneficial conversion discount was also recorded on these convertible notes since those convertible notes were convertible into shares of common stock at an effective conversion price lower than the prevailing common stock share price on the note issuance dates. The beneficial conversion amount was limited to the portion of the cash proceeds allocated to those convertible notes. As a result, those convertible notes were recorded with additional discounts in the total amount of $248,800.

The combined value of the note discount and discount related to the beneficial conversion feature on the convertible notes is being amortized over the term of the respective convertible note using the effective interest yield method. The amortization of the discounts was recorded as interest expense under EITF 00-27. For the year ending December 31, 2007, we recorded total interest expense of $146,747 related to amortization of the discounts. We also recorded an additional interest expense of $15,334, which was accrued for as of December 31, 2007.

On March 18, 2008, one of the convertible notes was amended to extend the maturity date from March 5 to June 5, 2008, in consideration for which the Company agreed to issue the noteholder 75,000 shares of its common stock and pay for interest at 20% per annum during the extended note period.

Other Convertible Notes

On July 9, 2007, we borrowed $100,000 from an individual lender and issued a promissory note that provided for interest at a rate of 20% per annum with a maturity date of January 9, 2008. The lender has the option to either receive all principal and interest due on the loan within ten days of the maturity date or to receive shares of our common stock equal to the numerical dollars of principal and interest outstanding on the maturity date of the loan. Within thirty days of funding of the loan, the lender is also to receive additional shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the note is unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. On August 15, 2007, we issued 200,000 shares of common stock to the lender. We deemed the promissory note as convertible note with a $1.00 conversion price because of the lender’s option to either receive cash payments or shares of common stock on the loan maturity date. We valued the 200,000 shares at $76,000 based on our stock trading price of $0.38 per share on the date of the promissory note. Under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” and APB No. 14 “Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants,” we have allocated the proceeds from issuance of the convertible note and common stock based on the proportional fair value basis for each item. Consequently, the convertible note was recorded with a discount of $43,200 based on the ascribed value of the 200,000 shares of our common stock. For the year ended December 31, 2007, amortization of the discount amounted to $40,647, which was recorded as interest expense. We also recorded an additional interest expense of $9,644 on the note, which was accrued for at December 31, 2007. On January 9, 2008, the Company did not repay this loan and, as such is in default.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 2, 2007, we borrowed $25,000 from an individual lender and issued a promissory note that provided for interest at a rate of 20% per annum with a maturity date of February 27, 2008. The note and accrued interest thereon will be converted into shares of our common stock at a conversion price equal to 70% of the average ten-day closing price of the stock immediately prior to the maturity date of the note. Within thirty days of funding of the loan, the lender is also to receive 25,000 shares of our common stock. On August 15, 2007, we have issued 25,000 shares of common stock to the lender. We valued the 25,000 shares at $10,000 based on our stock trading price of $0.40 per share on the date of the promissory note. Under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” and APB No. 14 “Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants,” we have allocated the proceeds from issuance of the convertible note and common stock based on the proportional fair value basis for each item. Consequently, the convertible note was recorded with a discount of $7,150 based on the ascribed value of the 25,000 shares of our common stock.

A beneficial conversion discount was also recorded on the convertible note since the convertible note was convertible into shares of common stock at an effective conversion price lower than the prevailing common stock share price on the note issuance dates. The beneficial conversion amount was limited to the portion of the cash proceeds allocated to the convertible note. As a result, the convertible note was recorded with an additional discount in the amount of $15,000.

The combined value of the note discount and discount related to the beneficial conversion feature on the convertible note is being amortized over the term of the convertible note using the effective interest yield method. The amortization of the discounts was recorded as interest expense under EITF 00-27. For the year ending December 31, 2007, we recorded an interest expense of $15,577 related to amortization of the discounts. We also recorded an additional interest expense of $2,575 on the note, which was accrued for as of December 31, 2007. On February 27, 2008, the lender converted the prinicipal and accrued interest on this loan into 285,110 shares of our common stock.

Promissory Notes Converted into Units of Indigo LP

In July 2006, in return for $1,200,000 we issued to three noteholders convertible promissory notes. The notes matured on January 18, 2007 and bore interest at 6% per annum. The noteholders had the right to convert at any time before maturity of the notes, the outstanding note balance into 4 Units of Indigo LP upon the same terms and conditions as then contemplated by the private placement offering and the Partnership Agreement, provided that Indigo LP raised at least $1,000,000 of gross proceeds in the private placement offering to be utilized for the drilling activities of Indigo LP. In July 2006, the entire amount of $1,200,000 was converted into 4 Units of general partnership interests in Indigo LP. As of December 31, 2007, accrued interest on the promissory notes prior to the conversion amounted to $19,726. In connection with the issuance of these convertible promissory notes, the Company also incurred 10% of placement fee to Fairhills in the amount of $120,000 under a strategic partnership agreement further explained in Note 11.

Promissory Notes

Note Payable 1

On November 27, 2006, the Company borrowed $450,000 from a private lender and issued a promissory note to the lender. The note had a maturity date of February 26, 2007, and bore interest at a fixed amount of $50,000. The lender was also provided a 100% net revenue interest (“NRI”) in Indigo No. 3 well (one of the three initial wells we drilled), of which 75% will revert back to the Company upon repayment of the note. Payments that are not made within 10 days of the maturity date are subject to a late charge of 10% of the principal plus interest on the note, which equals $50,000.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company valued the NRI assigned to the lender at $190,088 based on a single set of estimated cash flows from the production of Indigo No. 3 well for the estimated life of the well using a risk-adjusted discount rate. Consequently, the Company recorded a discount on the note in the amount of $190,088 and a reduction to the oil and gas properties in the same amount. The discount was fully amortized at February 26, 2007, the maturity date of the note. The amortization for the year ended December 31, 2007 amounted to $119,378, and was recorded as interest expense. The Company also recorded an additional interest expense of $31,400 during 2007, which was accrued for at December 31, 2007.

The Company did not repay the note on the original maturity date, and the note was amended on March 20, 2007. The amendment extended the maturity date to September 2007 and provided for monthly payments of $12,500 as an advance against future net revenue from Indigo No. 3 well for a period of six months. In September 2007, the net revenue advance in the total amount of $90,000 was to be reconciled with the actual revenue received from Indigo No. 3 well and the excess advance payment, if any, will be applied towards the principal, interest and late charge on the note in the total amount of $550,000. If the advance payment is less than the net royalty revenue, Indigo will pay the lender for the difference. In addition, the Company was required to issue to the lender 300,000 shares of its restricted common stock. Upon its performance under the terms of the amended note, 75% of the net revenue interest in Indigo No. 3 well will revert back to the Company, with the lender retaining the remaining 25% interest.

The Company recorded a discount of $273,000 on the amended note, based on the stock trading price of $0.91 per share on March 20, 2007, the date of the amended note, for the 300,000 shares issued to the lender during the second quarter of 2007. The discount was fully amortized through September 2007. As of December 31, 2007, the Company recorded amortization expense of $273,000 on the amended note. In addition, the Company recorded an interest expense of $50,000 during the first half of 2007 for the late penalty on the original note, which was also accrued for at December 31, 2007.

In October 2007, the Company amended the terms of this note calling for six monthly payments of $12,500 from October 2007 through March 2008 as advances against NRI. Additionally, within ten business days of the amended maturity date of March 30, 2008, the Company will pay the lender $550,000 less any earlier payments of principal as satisfaction in full of this obligation. As of December 31, 2007, two payments of $12,500 had been made to the lender.

Note Payable 2

On January 19, 2007, we borrowed $200,000 from an individual lender and issued a promissory note, which provided the lender with a 30% NRI in our Indigo No. 2 well from the date of the funding through January 23, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either receiving repayment of half of the borrowing of $100,000 and retaining a 15% NRI in our Indigo No. 2 well for the life of the well, or receiving repayment of the entire borrowing of $200,000. In addition, the lender was entitled to 400,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 400,000 shares of common stock to the lender.

The Company valued the common stock issued to the lender at $328,000, using its stock trading price of $0.82 per share at the date of the note agreement. The Company allocated the proceeds from issuance of the note and common stock based on the proportional fair value for each item. Consequently, the promissory note was recorded with a discount of $124,242 based on the ascribed value of the 400,000 shares of common stock. Amortization of the discount for the year ended December 31, 2007 amounted to $116,472, which was recorded as interest expense. The option of receiving (i) the 15% NRI in Indigo No.2 Well and 50% of the note principal in cash or (ii) the entire amount of principal in cash at the maturity date (the “Option”) is considered to be a derivative instrument under Statement of Financial Accounting Standard No. 133 (“FAS 133”), “Accounting for Derivative Instruments and Hedging Activities”. The value assigned to the Option at the end of a reporting period is recorded as a discount on the note and the Company recognizes the liability to settle the Option in the future. The Option will be revalued at each subsequent reporting period and the difference in value will be recorded as a gain/loss on the Company’s Statements of Operations.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company valued the 15% NRI in Indigo No.2 Well based on the present value of the projected future cash flows from the well on the note date and compared the amount with the 50% of note principal that would be surrendered if the lender elects to exercise option (i). Since the value of the NRI was less than the cash consideration, no value was assigned the Option at January 19, 2007. The Company also determined there was no value of the Option at December 31, 2007. On January 23, 2008, the Company did not repay this loan and as such, is in default.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 1,000,000 shares of its common stock.

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 1,000,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Note Payable 3

On January 25, 2007, we borrowed $80,000 from an individual lender and issued a promissory note, which provided the lender with a 12% NRI in Indigo No. 2 well from the date of the funding through January 25, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either retaining the 12% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $80,000 and retaining a 6% NRI in our Indigo No. 2 well for the life of the well. In addition, the lender was entitled to 200,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 200,000 shares of common stock to the lender.

The Company valued the common stock issued to the lender at $67,000, using its stock trading price of $0.67 per share at the date of the note agreement. The Company allocated the proceeds from issuance of the note and common stock based on the proportional fair value for each item. Consequently, the promissory note was recorded with discount of $36,915 based on the ascribed value of the 200,000 shares of common stock. The Company valued the 6% NRI in Indigo No. 2 Well to be retained by the lender irrespective of which option he will exercise at $21,046, based on the present value of the projected future cash flows from the well at the date of the note. This resulted in an additional discount of $21,046 on the note. The option of receiving (i) the 6% NRI in Indigo No.2 Well and the entire principal in cash or (ii) the 12% NRI in Indigo No. 2 Well (the “Option”) is considered to be a derivative instrument under FAS 133. The value assigned to the Option at the end of a reporting period is recorded as a discount on the note and the Company recognizes a liability to settle the Option in the future. The Option will be revalued at each subsequent reporting period and the difference in value will be recorded as a gain/loss on the Company’s Statements of Operations.

The Company compared the value of 6% NRI in Indigo No. 2 Well with the entire note principal that would be surrendered if the lender elects to exercise option (ii). Since the value of the NRI was less than the cash consideration, no value was assigned to the Option at January 25, 2007. The Company also determined there was no value of the Option at July 27, 2007, the date when the promissory note was settled.

On July 27, 2007, Indigo entered into a settlement agreement with the lender of this promissory note.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Indigo primarily received:

•	a release from all obligations related to this $80,000 promissory note.

•
a release from all obligations contained within the promissory note dated April 6, 2007 to this same lender in the amount of $100,000, which was previously described in the series of convertible notes issued in April and May 2007 (see “Convertible Notes - Series 2” above),

•	the 12% NRI in Indigo Well No. 2,

•	$150,000 as a new loan.

•	A general release on other issues.

In return for the above Indigo primarily:

•	issued a promissory note in the amount of $150,000,

•	agreed to issue, within thirty days of funding of the loan, 1,400,000 shares of the Company’s common stock to the lender.

The new promissory note had a maturity date of September 15, 2007 and provided for interest to be paid in the amount of $2,000 within 5 days of the due date. In the event the note is unpaid within ten days of its maturity date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, $50,000 was paid against the outstanding balance, however the balance of $100,000 remains unpaid and $3,507 is recorded in accrued interest for the late charge. On August 15, 2007, we issued 1,400,000 shares of common stock to the lender which was valued at $560,000 based on our stock trading price on the settlement date. In connection with this settlement agreement the company recorded the consideration it issued as the payment of the prior two promissory note listed above, repurchase of the 12% NRI in Indigo Well No. 2, interest expense on other issues and the establishment of a new loan.

Note Payable 4

On February 7, 2007, we borrowed $200,000 from an individual lender and issued a promissory note that provided the lender with a 30% NRI in our Indigo No. 2 well from the date of the funding through February 7, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either receiving repayment of half of the borrowing of $100,000 and retaining a 15% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $200,000. In addition, the lender was entitled to 400,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 400,000 shares of common stock to the lender.

The Company valued the common stock issued to the lender at $100,000, using its stock trading price of $0.50 per share at the date of the note agreement. The Company allocated the proceeds from issuance of the note and common stock based on the proportional fair value for each item. Consequently, the promissory note was recorded with discount of $100,000 based on the ascribed value of the 400,000 shares of common stock. Amortization of the discount for the year ended December 31, 2007 amounted to $89,681, which was recorded as interest expense. The option of receiving (i) the 15% NRI in Indigo No.2 Well and 50% of the note principal in cash or (ii) the entire amount of principal in cash at the maturity date (the “Option”) is considered to be a derivative instrument under FAS 133. The value assigned to the Option at the end of a reporting period is recorded as a discount on the note and the Company recognizes a liability to settle the Option in the future. The Option will be revalued at each subsequent reporting period and the difference in value will be recorded as a gain/loss on the Company’s Statements of Operations.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company valued the 15% NRI in Indigo No.2 Well based on the present value of the projected future cash flows from the well on the note date and compared the amount with the 50% of note principal that would be surrendered if the lender elects to exercise option (i). Since the value of the NRI was less than the cash consideration, no value was assigned to the Option at February 7, 2007. The Company determined there was no value of the Option at December 31, 2007. On January 25, 2008, the Company did not repay this loan and as such, is in default.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 1,000,000 shares of its common stock.

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 1,000,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Note Payable 5

On February 15, 2007, we borrowed $100,000 from an individual lender and issued a promissory note that provided the lender with a 15% NRI in our Indigo No. 2 well from the date of the funding through February 16, 2008, the maturity date of the note. On the maturity date, as full satisfaction for the note, the lender will have the option of either retaining the 15% NRI in our Indigo No. 2 well for the life of the well; or receiving repayment of the entire borrowing of $100,000 and retaining a 7.5% NRI in our Indigo No. 2 well for the life of the well. In addition, the lender was entitled to 240,000 shares of our common stock to be issued within thirty days of the date of funding. In the event the note is unpaid within ten days of its due date, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, we have issued 240,000 shares of common stock to the lender.

The Company valued the common stock issued to the lender at $180,000, using its stock trading price of $0.75 per share at the date of the note agreement. The Company allocated the proceeds from issuance of the note and common stock based on the proportional fair value for each item. Consequently, the promissory note was recorded with discount of $44,267 based on the ascribed value of the 240,000 shares of common stock. The Company valued the 7.5% NRI in Indigo No. 2 Well to be retained by the lender irrespective of which option he will exercise at $31,140, based on the present value of the projected future cash flows from the well at the date of the note. This resulted in an additional discount of $31,140 on the note. For the year ended December 31, 2007, amortization of the discounts amounted to $65,691, which was recorded as interest expense. The option of receiving (i) the 7.5% NRI in Indigo No.2 Well and the entire principal in cash or (ii) the 15% NRI in Indigo No. 2 Well (the “Option”) is considered to be a derivative instrument under FAS 133. The value assigned to the Option at the end of a reporting period is recorded as a discount on the note and the Company recognizes a liability to settle the Option in the future. The Option will be revalued at each subsequent reporting period and the difference in value will be recorded as a gain/loss on the Company’s Statements of Operations.

The Company compared the value of 7.5% NRI in Indigo No. 2 Well with the entire note principal that would be surrendered if the lender elects to exercise option (ii). Since the value of the NRI was less than the cash consideration, no value was assigned to the Option at February 12, 2007. The Company also determined there was no value of the Option at December 31, 2007. On February 16, 2008, the Company did not repay this loan and as such, is in default.

On March 15, 2008, the Company entered into a Modification and Settlement Agreement with the noteholder whereby the Company was released from all its obligations under the original promissory note. Under the settlement agreement, the Company is required to pay the principal amount of the original note plus a 10% penalty fee on or before May 1, 2008 (“Due Date”), and to issue to the noteholder 500,000 shares of its common stock.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the event the note principal plus the 10% penalty fee are not paid by the Due Date, then the Company is required to issue to the noteholder one share of its common stock for every dollar of the principal and penalty then outstanding for every month past the Due Date on which the note principal and penalty charge remain unpaid. If the note principal and the penalty are not paid by November 1, 2008, then the Company will no longer be released from any obligations under the original note and this settlement agreement will be deemed void. However, the noteholder will nevertheless retain the 500,000 shares of the Company’s common stock issued pursuant to the settlement agreement.

Other Promissory Notes

In June 2007, we borrowed a total of $75,000 from two individual lenders and issued two promissory notes. The promissory notes provided for interest at a rate of 20% per annum with maturity dates on December 21, 2007. Within thirty days of funding of the loan, the lenders are also to receive shares of our common stock equal to twice the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount. As of December 31, 2007, 150,000 shares of our common stock were issued to the two lenders.

We valued the 150,000 shares at $62,000 based on our stock trading price of $0.44 and $0.40 per share on June 19, 2007 and June 26, 2007, the date of respective promissory note. We allocated the proceeds from issuance of the two notes and common stock based on the proportional fair value for each item. Consequently, we recorded total discounts of $33,900 on the promissory notes, which are being amortized over the term of the notes. For the year ended December 31, 2007, amortization of the discounts amounted to $33,900, which was recorded as interest expense. The Company also recorded an additional interest expense of $10,116 during 2007 which was accrued at December 31, 2007.

On December 21, 2007, the Company did not repay these loans and as such, was in default as of December 31, 2007. On February 11, 2008, one of the two lenders agreed to extend the due date of the loan to March 15, 2008 in exchange for the Company’s issuance of 50,000 shares of common stock. On March 18, 2008, the other lender agreed to extend the due date of the loan to May 27, 2008 in exchange for the Company’s issuance of 250,000 shares of common stock. As of April 1, 2008, the balance of these two notes remained outstanding.

In July 2007, we borrowed a total of $430,000 from various individual lenders and issued promissory notes. The promissory notes provided for interest at rates ranging from 10% to 20% per annum with maturity dates ranging from September 2007 through January 2008. Within thirty days of funding of the loans, the lenders are to receive shares of our common stock equal to once, twice, or three times of the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity dates, we will incur a late charge equal to 10% of the note amount. In August 2007, we issued a total of 960,000 shares of common stock to the lenders. We valued the 960,000 shares of common stock at $359,750 based on our stock trading price on the dates of the promissory notes. Under EITF 00-27 and APB No. 14, we allocated the proceeds from issuance of these notes and common stock based on the proportional fair value basis for each item. Consequently, these promissory notes were recorded with discounts of $191,370 based on the ascribed value of the 960,000 shares of our common stock. For the year ended December 31, 2007, amortization of the discounts amounted to $174,182 which was recorded as interest expense. We also recorded an additional interest expense of $30,917, which was accrued for as of December 31, 2007.

In October 2007, two of the above described notes were amended to extend the maturity dates from September and October 2007 to December 2007 and January 2008, respectively, with the interest rate on one of the notes being increased from 10% to 20% per annum, in exchange for which we issued a total of 175,000 shares of our common stock to the two lenders valued at $23,000. In February 2008, six additional notes were amended to extend the maturity dates to dates ranging from February 2008 to June 2008 in exchange for which we agreed to issue a total of 650,000 shares of our common stock to these six lenders. In March and April 2008, three notes were amended second time to extend the maturity dates to June 2008, in exchange for which we agreed to 1) issue a total of 675,000 shares of our common stock to the lenders; 2) pay a total of $45,000 to two of the lenders; and 3) extend interest rate to 20% per annum on one of the extended notes.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary

The following summarizes the Company’s notes and loan payable as of:

December 31, 2006
Convertible debt	$400,000
Promissory note	450,000
Total principal amount owed	850,000
Less unamortized discount	(484,083)
365,917
Less long-term portion	35,295
Current portion	$330,622

Balances as of December 31, 2007:

				Amount
		Principal		Reflected on
	Maturity Dates	Amount	Debt	Balance
Instrument	as of April 15, 2008	Owed	Discount	Sheet

Convertible Notes Series 1	September through October 2009	$400,000	$(232,090)	$167,910
Convertible Notes Series 2	October and November 2007	410,000	-	410,000
Convertible Notes Series 3	February through May 2008	570,000	(390,753)	179,247
Other Convertible Notes	January and February 2008	125,000	(9,125)	115,875
Notes Payable 1	March 2008	450,000	-	450,000
Notes Payable 2	May 2008	200,000	(7,770)	192,230
Notes Payable 3	September 2007	100,000	-	100,000
Notes Payable 4	May 2008	200,000	(10,319)	189,681
Notes Payable 5	May 2008	100,000	(9,717)	90,283
Other Promissory Notes	January through June 2008	505,000	(18,909)	486,091
Total		$3,060,000	$(678,683)	$2,381,317

		Less long-term portion		167,910
		Current portion		$2,213,407

The current portion is reflected in the balance sheet as follows:

	December 31,
	2007	2006
Notes payable, net	$1,508,285	$330,622
Convertible notes, net	705,122	-
	$2,213,407	$330,622

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Maturities of long-term convertible debt payable are as follows:

Period ending December 31,
2008	$-
2009	400,000
2010	-
2011	-
2012	-
$400,000

NOTE 6 - DUE TO RELATED PARTY

On September 3, 2005, we entered into separate agreements with two of our then principal stockholders (Leo Moore and James Love) to redeem their entire interest in the Company. At the time of the agreement, each shareholder held a 33⅓ interest in our common stock.

The original agreements provided for a redemption price of $500,000 each to be paid under different payment schedules. The original payment schedule for Love required $250,000 to be paid within 45 days of the date of the agreement and another $250,000 to be paid within 90 days of the date of the agreement. The original payment schedule for Leo Moore required $100,000 to be paid within 45 days of the date of the agreement; another $100,000 to be paid within 90 days of the agreement and a final installment of $300,000 to be paid no later than 180 days from the date of the agreement.

The terms of the original agreements did not provide for interest to accrue. The original agreements also provided that in the event of default, each selling shareholder would be allowed to keep the initial amount paid and we would be required to return the shares.

On January 27, 2006, the payment terms of the contracts were amended and extended to both ratify and confirm the remaining balance due under the terms of the original agreement and to require aggregate payments of $75,000 per month on the balance of $650,000 through June 30, 2006 together with any unpaid balance at that date. The payment terms of the contracts were amended again in July 2006 to provide for periodic payments through May 1, 2007 for Leo Moore and October 1, 2006 for Love, when the final payments on the obligation were due. The July 2006 amendments also provided that Leo Moore and Love would each receive fixed interest payments of $10,000 and $15,000, respectively. The obligation due to James Love was paid off in September 2006, including the interest payment of $15,000.

On March 23, 2007, the payment terms of the contract with Leo Moore were amended again such that payments of $50,000 will be made each month from April through July 2007; $70,000 will be paid in August 2007, and $20,000 will be paid in September 2007. The September payment represents additional interest of $20,000 on the outstanding balance. As of December 31, 2007, the balance due to Leo Moore was $229,364 including accrued interest of $39,364. On March 20, 2008, we entered into a Modification and Settlement Agreement with Leo Moore whereby we agreed to settle our obligation due to Leo Moore by paying a total amount of $209,500 on or before June 30, 2008; $5,000 to be paid each month from April through June 2008 with the balance due by June 30, 2008.

On July 11, 2006, we entered into a Mutual Release and Settlement Agreement (“Moore Settlement Agreement”) with Jerry Moore, certain of his family members and affiliates (“Moore Family”). Moore Family had received 49,100,000 of our shares of common stock and became the majority shareholder of us on December 15, 2005 during the recapitalization of the Company in 2005. Under the Moore Settlement Agreement, Moore Family agreed to surrender to us 28,485,000 shares of our common stock, in exchange for which we agreed to pay Moore Family a total of $150,000 in installment payments, commencing September 1, 2006. According to the settlement agreement, our obligation to pay $150,000 was secured by a security interest in 3,485,000 shares of our common stock, which were to be retained by an escrow agent and could be liquidated if we failed to make the payment. In October 2006, Moore Family surrendered all 28,485,000 shares of our common stock and relinquished its rights to place 3,485,000 shares in an escrow account. As of March 31, 2007, we have paid $50,000 to Moore Family. On March 23, 2007, we entered into a Modification Agreement with Moore Family to extend the payment terms on the remaining balance as follows: $25,000 to be paid on April 12, 2007; $50,000 on May 10, 2007, and $25,000 on June 1, 2007. In addition, we are required to pay an additional $20,000 on July 1, 2007 as interest on the outstanding balance. As of December 31, 2007, we owed Moore Family $95,552 including accrued interest of $20,552. On March 20, 2008 we entered into another Modification and Settlement Agreement with the Moore Family whereby we agreed to settle our obligation due to Moore Family by paying cash amount of $100,000 on or before June 30, 2008 and issuing 5,000,000 shares of our common stock to Moore Family.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LIABILITIES TO BE SETTLED IN COMMON STOCK

Related Party

On December 12, 2005, our Board of Directors authorized the issuance of 1,000,000 shares of our common stock to each of our three then officers and Board Directors for a cumulative 3,000,000 shares in compensation for services they rendered in 2005. The shares were valued at $0.25 per share, which was the subscription price of our PPM since our stock was not actively trading until January 20, 2006. The value of the total 3,000,000 shares was $750,000, which was accrued at December 31, 2005. The shares were issued on January 13, 2006.

Other

On December 12, 2005 and January 3, 2006, our Board of Directors authorized the issuance of 1,000,000 and 3,100,000 shares of our common stock, respectively, to various parties in compensation for services they rendered in 2005. The shares were valued at $0.25 per share based on the PPM price for a total of $1,025,000, which was accrued at December 31, 2005. The 1,000,000 shares, which were authorized to be issued on December 12, 2005, were issued on January 13, 2006. The 3,100,000 shares were issued on April 24, 2006.

On February 15, 2007, we agreed to issue 375,000 shares of our common stock to a consultant that were related to a letter agreement dated December 19, 2005 that were previously valued and accounted for in the second quarter of 2006. The shares were valued at $0.45 per share using the per share value for certain number of shares of common stock we issued to various consultants during the first quarter of 2006 in compensation for their services rendered in 2005. The shares were issued on March 2, 2007.

On December 22, 2006, we entered into a Forbearance Agreement with HUB (see HUB Advisory Agreements in Note 4) whereby we issued 246,078 shares of our common stock to HUB valued at $270,686 based on the trading price of our common stock of $1.10 per share at the date of the agreement. The value of the shares was accrued as liabilities to be settled in common stock at December 31, 2006. The shares were issued on January 19, 2007.

We have agreed to issue shares of common stock to Gersten Savage, LLP (“GS”) in exchange for certain legal services rendered in the amount of $39,911, which was accrued and recorded as liabilities to be issued in common stock at December 31, 2006. We issued 24,897 shares of our common stock to GS on March 2, 2007 as satisfaction of $14,938 of our obligation, leaving a remaining obligation of $24,973. On August 12, 2007, we issued 62,431 shares to GS at $0.40 per share based on our stock trading price at August 2, 2007, the date when the shares were authorized to be issued, which settled our remaining obligation due to GS.

In March 2007, under the terms of a converted loan, we issued 28,768 shares of common stock to a lender as satisfaction of the interest obligation of $14,384 on the loan, which was accrued as liabilities to be settled in common stock at December 31, 2006.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES

Deferred income taxes result from the net tax effects of temporary differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts recognized for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows at December 31:

	2007	2006
Deferred tax asset
Tax benefit arising from net operating loss carryforward	$3,154,000	$2,083,000
Impairment of oil and gas properties	-	164,000
Share based compensation	834,000	-
	3,988,000	2,247,000

Deferred tax liability
Intangible drilling costs	-	478,000
Capitalized interest	-	101,000
-		579,000

Net deferred assets	3,988,000	1,668,000
Less valuation allowance	(3,988,000)	(1,668,000)

Net deferred tax asset	$-	$-

Income tax (expense) benefit consists of the following for the year ending December 31:

	2007	2006
Deferred
Federal	$656,000	$(327,000)
State	178,000	(88,000)
Federal and state benefit of net operating loss carryforward	3,154,000	2,083,000
	3,988,000	1,668,000
Less valuation allowance	(3,988,000)	(1,668,000)
Income tax benefit	$-	$-

As of December 31, 2007, the Company had losses which resulted in net operating loss carryforwards for tax purposes amounting to approximately $7,000,000 that may be offset against future taxable income. These NOL carryforwards expire beginning 2026 through 2027. However, these carryforwards may be significantly limited due to changes in the ownership of the Company as a result of past and future equity offerings.

Recognition of the benefits of the deferred tax assets will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established a valuation allowance for deferred tax assets (net of liabilities) of approximately $3,988,000 and $1,668,000 as of December 31, 2007 and 2006, respectively.

The following table presents the principal reasons for the difference between the Company’s effective tax rates and the United States federal statutory income tax rate of 35%.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2007	2006

Federal income tax benefit at statutory rate	$11,174,000	$8,270,000
State income tax benefit	3,032,000	356,000
Permanent differences	(11,886,000)	(6,958,000)
Change in valuation allowance	(2,320,000)	(1,668,000)
Income tax benefit	$-	$-
Effective income tax rate	0%	0%

As of January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48), which requires a company to evaluate whether a tax position taken by the company will “more likely than not” be sustained upon examination by the appropriate tax authority.  Pursuant to FIN 48, the Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company believes that its income tax filing positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48.   In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

NOTE 9 - STOCKHOLDERS’ EQUITY - NOT DISCLOSED ELSEWHERE

Preferred Stock

On April 10, 2006, our Board of Directors authorized the designation of 25,000,000 of shares of preferred stock as Series A Convertible Super Preferred Stock with par value of $0.001 per share. Each share of the Super Preferred Stock is convertible into two shares of our common stock after one year. The conversion price is subject to proportional adjustment for stock splits, combinations, recapitalizations and stock dividends. Holders of the Super Preferred Stock are not entitled to receive dividends paid on common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Super Preferred Stock shall be entitled to receive, before any distribution to holders of our common stock, eight times the sum available for distribution to common stockholders. Holders of our Super Preferred Stock have voting rights five times of those of our common stockholders. As of December 31, 2007, we had no issued and outstanding shares of Super Preferred Stock.

In April 2007, the Company filed a Certificate of Designation with the Nevada Secretary of State to designate 75,000,000 shares of Series B convertible preferred stock (“Series B Convertible Preferred Stock”). The terms of the Series B Convertible Preferred Stock provide the holder with the capacity for two times the number of votes on all matters submitted to the common shareholders, and with a liquidation preference equal to two times the amount distributable to the common shareholders prior to any liquidating distribution being paid to common shareholders. The Series B Convertible Preferred Stock carry no dividend rights and are automatically converted into two shares of common stock for each Series B share held as prescribed in the Certificate of Designation at the anniversary date of the stock issuance. The holders of the converted shares have piggyback registration rights for the common stock issued upon conversion. In the event the Series B shareholder is no longer engaged or employed by the Company, the Series B Convertible Preferred Stock which have not been converted are immediately cancelled.

In April 2007, we have issued an aggregate of 9,500,000 shares of the Series B Convertible Preferred stock to various parties, consisting of 5,000,000 to HUB (see HUB Advisory Agreement section in Note 4), 2,500,000 to Dave Larson (see Note 11), and 2,000,000 to Impact (see Note 11), which were valued at $0.80 per share for $7,600,000 and immediately converted into 19,000,000 shares of our common stock. As of December 31, 2007, we have no issued and outstanding shares of Series B Preferred Stock.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock

During 2005 and the first quarter of 2006, pursuant to a private placement memorandum, we agreed to issue 4,942,000 shares of our common stock at $0.25 per share for $1,236,225. We received $906,250 of cash proceeds in 2005, and therefore 3,622,000 shares were issuable at December 31, 2005. We received additional cash proceeds of $329,975 and $50,000 in the first and second quarters of 2006, respectively. During the year ended December 31, 2006, we issued a total of 5,122,000 shares of common stock in connection with the private placement.

During the second quarter of 2006, we issued 175,000 shares of our common stock to a private investor as part of the consideration for the investor to loan $175,000 to us in connection with our drilling efforts, which were recorded at $4,886. Upon the investor’s request for the conversion of the $175,000 loan in August 2006, we agreed to issue 700,000 shares of common stock to the investor, which were issued in December 2006. In March 2006, we also sold 900,000 shares of our common stock to this investor at $0.055 per share for total proceeds of $50,000.

On February 23, 2006, our Board of Directors authorized the issuance of approximately 75,000,000 shares of common stock to various parties in consideration for the services they were engaged to provide. On March 3, 2006, we issued a total of 72,330,000 shares to these parties.

Out of the 72,330,000 shares of common stock issued, 8,000,000 shares were issued to Consumer Value (which were subsequently returned to us as we entered into a termination agreement with them in December 2006), 45,700,000 shares were issued to various related parties as follows:

•
We issued 12,000,000 shares to ML McVey in compensation for consulting services provided by ML McVey pursuant to a consulting agreement we entered into with ML McVey in March 2006. ML McVey became a shareholder of us with over 5% stock ownership interest upon receiving these shares.

•
We issued 18,000,000 shares to Dave Larson and his affiliate in compensation for consulting services Mr. Larson provided pursuant to a consulting agreement we entered into with Mr. Larson in February 2006. Mr. Larson became our President in February 2006.

In December 2006, we entered into a Termination Agreement with Mr. Larson to terminate the consulting agreement since it was subsequently determined that the services as contemplated by the consulting agreement had not been performed by Mr. Larson, resulting in a material breach of the terms of the consulting agreement. As a result, in December 2006, Mr. Larson returned the 18,000,000 shares of common stock we issued to him and his affiliate. Pursuant to the Termination Agreement, Mr. Larson also returned the 5,000,000 shares of our Super Preferred Stock.

Mr. Larson tendered his resignation as our President and Board Director in July 2007 which the Board accepted on October 15, 2007,(see Note 11).

•
We issued a total of 15,000,000 shares to two entities 8,000,000 shares to Impact Consulting, Inc. (“Impact”), and 7,000,000 shares to Stone Creek Equity, LLC (“Stone Creek”) in compensation for consulting services provided by those entities pursuant to the consulting agreements we entered with them in February 2006. Impact and Stone Creek are under the common control of Stephen White. Upon the receipt of these shares, Mr. White and his affiliates became a shareholder of Indigo with more than 5% stock ownership interest.

In December 2006, we entered into a Termination Agreement with Consumer Value, a non-related party, Impact, and Stone Creek to terminate the consulting agreements since it was subsequently determined that the services as contemplated by the consulting agreements had not been performed by the three entities, resulting in a material breach of the terms of the consulting agreements. As a result, in December 2006, Consumer Value, Impact, and Stone Creek returned 8,000,000, 7,600,000, and 7,000,000 shares of common stock to us, respectively. In addition, Consumer Value also returned the 5,000,000 shares of our Super Preferred Stock.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•
We issued 700,000 shares to Stanley Teeple, Inc. (“STI”), an entity owned by Stan Teeple, in compensation for consulting services Mr. Teeple provided to us. Mr. Teeple became our Secretary and Treasurer and Board Director since July 2006.

In December 2006, we entered into a Termination Agreement with STI to terminate the consulting agreement since it was subsequently determined that the services as contemplated by the consulting agreement had not been performed by STI. As a result, in December 2006, STI returned the 700,000 shares to us.

Since the subsequent cancellation of the total of 41,300,000 shares we originally issued to Dave Larson, Consumer Value, Impact, Stone Creek, and STI was a result of their failure to perform under the terms of the consulting agreements and since we had not issued any of our 2006 financial statements as of the date of the termination agreements, we did not deem those shares ever validly issued and therefore assigned no value to the shares. Accordingly, only 31,030,000 out of the original 72,330,000 shares were validly issued as of December 31, 2006, which were valued at $0.45 per share based on our market-trading price on February 23, 2006, for a total of $13,963,500. Of the 31,030,000 shares, 12,400,000 were issued to related parties, which were recorded as a consulting expense in the amount of $5,580,000.

On January 13, 2006, we issued a total of 3,000,000 shares of common stock to our former officers and directors and 1,000,000 shares to a consultant for services rendered in 2005. The shares were valued at $0.25 per share for $1,000,000, which was expensed in 2005. In addition, on April 24, 2006, we issued a total of 3,100,000 shares to various parties for consulting services they rendered in 2005. The shares were valued at $0.25 per share for $775,000, which was expensed in 2005.

On January 13, 2006, we issued a total of 1,200,000 shares of common stock to two consultants for services they rendered in 2005. The shares were valued at $0.25 per share for $300,000.

On March 3, 2006, our Board of Directors authorized the issuance of a total of 1,128,000 shares to various parties in compensation for consulting services they provided. The shares were valued at $0.25 per share, which was our stock trading price on March 3, 2006, for a total of $282,000.

On May 15, 2006, in connection with the resignation of Curtis Fleming, our former President and Board Director, our Board of Directors agreed to have Mr. Fleming retain 950,000 of the 1,000,000 shares we previously issued to him but canceled the remaining 50,000 shares, in consideration for which we agreed to pay Mr. Fleming $20,000 in periodic payments. This obligation was paid as of December 31, 2006.

On June 3, 2006, our Board of Directors authorized the issuance of an aggregate number of 1,125,000 shares of our common stock to various parties in compensation for consulting services performed in 2005, which included 700,000 shares to Stephen White, a related party. The shares were valued at $2.10 per share, which was our stock trading price on June 3, 2006, for a total of $2,362,500 including $1,470,000 for the 700,000 shares we issued to Mr. White.

In connection with the Moore Settlement Agreement (see Note 6), in July 2006, certain of our shareholders paid to Moore Family a total of $900,000 as additional consideration for settling our obligation with Moore Family. Under the SEC Staff Accounting Bulletin (“SAB”), Topic 5T, “Miscellaneous Accounting”, payments made by a principal stockholder of a company to settle the company’s obligations were deemed to be capital contributions by the stockholder to the company. Therefore, we recorded the $900,000 paid to Moore Family by our shareholders as settlement expense with a corresponding increase to additional paid-in capital.

As of December 31, 2006, Indigo LP has incurred syndication costs of $518,241 related to the raising of partnership interest in Indigo LP, which consisted of $440,000 of placement fee paid to Fairhills (see Note 4) and $78,241 of legal fees. The Company was allocated $155,472 of syndication costs from Indigo LP based on its ownership interest in Indigo LP.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 12, 2007, we entered into a consulting agreement with Epicenter, whereby Epicenter agreed to provide consulting and various other services to us. The term of the consulting agreement was two months commencing January 31, 2007. Epicenter was to be compensated with a payment of $36,000 due April 1, 2007 and the issuance of 72,000 shares of our common stock. In February 2007, we issued 72,000 shares of common stock to Epicenter, which were valued at $0.70 per share for $50,400 based on our stock trading price on February 12, 2007. We failed to pay Epicenter the $36,000 on April 1, 2007 but were released from this obligation in July 2007 pursuant to the settlement agreement we entered into with Epicenter (see “Indigo Oil and Gas Interests and Operations” section in Note 4).

Standby Equity Distribution Agreement

On December 28, 2007, the Company entered into a Standby Equity Distribution Agreement (“SEDA”) with YA Global Investments, LP (“YA”) whereby the Company may, at its discretion, sell to YA shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the SEDA, YA will pay to the Company 95% of the lowest volume weighted average price (“VWAP”) of the common stock, on the principal market, during the five consecutive trading days immediately following an Advance Notice Date, as defined in the agreement. The Company has the right to withdraw the advance request if the price of the common stock is less than 75% of the VWAP on the advance notice date. The maximum amount of an Advance is $200,000 and the number of shares issuable to YA under an Advance should not cause YA or its affiliates to beneficially own more than 9.9% of the then outstanding shares of common stock of the Company.

In connection with the SEDA, the Company has paid to Yorkville Advisors (“Yorkville”) a structuring fee of $15,000 and is also obligated to pay $500 to Yorkville on each advance date directly out of the gross proceeds of each advance.

Also on each advance date, the Company shall pay to YA, an amount equal to 5% of the amount of each advance and upon execution of the agreement, the Company issued 3,333,333 shares of common stock in payment of a fee of $240,000. These shares were issued on December 27, 2007 and valued at $0.07 per share based on the stock trading price of the Company on December 31, 2007.

Also in connection with the SEDA, the Company entered into a Placement Agent Agreement with Newbridge Securities Corporation (“Newbridge”) pursuant to which the Company engaged Newbridge to act as its exclusive placement agent in connection with the SEDA. Upon execution of this agreement, the Company issued 138,889 shares of common stock in payment of a placement fee of $10,000. These shares were issued on December 27, 2007 and valued at $0.07 per share based on the stock trading price of the Company on December 31, 2007.

The 3,333,333 and 138,888 shares of common stock we issued to YA and Newbridge, respectively, have piggy-back registration rights and have been included in shares we offered to sell in our Form S-3 registration statement filed with the SEC on January 24, 2008.

2007 Stock Option Plan

In April 2007, the Company's Board of Directors approved the 2007 Stock Option Plan of Indigo-Energy, Inc. (the "Plan"). The Plan reserves 40,000,000 shares of common stock for issuance pursuant to stock options that are either “incentive stock options” (“ISOs”) intended to satisfy the requirements under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or “non-qualified stock options” (“NQSOs”), (collectively the “Options”). Employees of the Company, or any of the Company’s subsidiaries, at the option grant date are eligible to receive NQSOs or ISOs. Consultants, or non-employee directors of the Company or any of the Company's subsidiaries, are eligible to receive NQSOs. The Plan is administered by the Board of Directors of the Company (the "Board"). In order to comply with certain rules and regulations of the Securities and Exchange Commission or the Internal Revenue Code, the Board can delegate authority to appropriate committees of the Board made up of “non-employee directors”, as defined under Rule 16b-3 of the Securities and Exchange Act of 1934, and “outside directors” as defined by Section 162(m) of the Code. The Board has full and final authority to: grant Options; determine the fair market value of the shares subject to Options; determine the exercise price of the Options granted; select the persons to whom awards may be granted; determine the time or times at which Options shall be granted; interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; to modify or amend Options or defer the exercise date of the Options, with the consent of the optionee; and to make all other determinations deemed necessary for the administration of the Plan.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the Plan, each option granted will be evidenced in a form satisfactory to the Plan administrator, executed by the Company and the option grantee. Options issued under the Plan have a term of no more than 10 years, an exercise price equal to at least 100% of the fair market value of the Company's common stock on the date of grant, are exercisable immediately as of the effective date of the stock option agreement granting the option or in accordance with a schedule as may be set up by the Plan administrator (each such date on such schedule, the “Vesting Base Date”), and unless otherwise determined by the Board, may not be transferred except by will, the laws of descent and distribution, or pursuant to a domestic relations order. Option grants to any person owning more than 10% of the total combined voting power of all of the Company’s classes of stock, either directly or through attribution as defined by the Code, or any affiliate as defined by the rules and regulations of the SEC (“Affiliate”), may not carry an exercise price of less than 110% of the fair market value of the Company’s common stock at the date of grant. The exercise period of ISOs granted may not exceed five years after the date of grant. Upon termination of employment, all options immediately vest unless stipulated otherwise by the Plan administrator at the time of issuance.

The 2007 Stock Option Plan was approved by the stockholders of the Company on October 15, 2007.

Stock Options Granted

On October 29, 2007, the Board of Directors approved the issuance of stock options to the individuals named below in accordance with the 2007 Stock Option Plan. The options vest immediately.

	Number of
	Stock Options
Name of Optionee	Issued	Exercise Price	Expiration

Steven P. Durdin	10,000,000	$0.25 per share	October 16, 2017
Stanley L. Teeple	5,000,000	$0.25 per share	October 16, 2017
Stacey Yonkus	250,000	$0.25 per share	October 16, 2017
John Hurley	250,000	$0.25 per share	October 16, 2017
James C. Walter, Sr.	250,000	$0.25 per share	October 16, 2017

The estimated fair value of the aforementioned options was calculated using the Black-Scholes model. Consequently, the Company recorded a share-based compensation expense of $1,873,700 for the year ended December 31, 2007. The following table summarizes the weighted average of the assumptions used in the method.

	Year ending December 31, 2007	Year ending December 31, 2006
Expected volatility	170%	n/a
Dividend yield	n/a	n/a
Expected terms (in years)	10	n/a
Risk-free rate	4.35%	n/a

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s stock option activity and related information:

Number of
Shares

Balance as of December 31, 2005	-
Granted	-
Exercised	-
Expired/forfeit	-
Balance as of December 31, 2006	-
Granted	15,750,000
Exercised	-
Expired/forfeit	-
Balance as of December 31, 2007	15,750,000

	OPTIONS OUTSTANDING				OPTIONS EXERCISABLE
	Number of	Weighted
	Options	Average	Weighted		Number	Weighted
Range of	Shares at	Remaining	Average	Aggregate	Exercisable at	Average	Aggregate
Exercise	December 31,	Contract	Exercise	Intrinsic	December 31,	Exercise	Intrinsic
Prices	2007	Life	Price	Value	2007	Price	Value

$ 0.25	15,750,000	9.8 years	$0.25	$-	15,750,000	$0.25	$-

	OPTIONS OUTSTANDING				OPTIONS EXERCISABLE
	Number of	Weighted
	Outstanding	Average	Weighted		Number	Weighted
Range of	Options at	Remaining	Average	Aggregate	Exercisable at	Average	Aggregate
Exercise	December 31,	Contract	Exercise	Intrinsic	December 31,	Exercise	Intrinsic
Prices	2006	Life	Price	Value	2006	Price	Value

$ -	-	-	$-	$-	-	$-	$-

The weighted-average grant-date fair value of the option granted during the years ending December 31, 2007 and 2006 was $0.12 and $0 per option.

NOTE 10 - COMMITMENTS AND CONTINGENCIES - NOT DISCLOSED ELSEWHERE

General

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

The Company has not performed a managements’ assessment of internal control over financial reporting as of December 31, 2007 as required by the Sarbanes-Oxley Act of 2002.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In projects in which the Company is not the operator, but in which it owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations and the Company may purchase additional insurance coverage when necessary.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators or the Company itself provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Potential Loss of Oil and Gas Interests/ Cash Calls

The Company has entered into turnkey contracts with various operators for the drilling of oil and gas properties, and still owes the operators payments on drilling wells (see Note 4). In addition, it might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites not covered by the original turnkey contracts; (2) rework or recompletion of a well; (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from third parties. Most of the Company's current drilling operations are conducted on properties acquired from third parties. Our existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company has recently become aware of potential historical discrepancies in the chain of title and other possible title imperfections pertaining certain of its properties. The Company is not aware of the assertion or threatened assertion of any adverse claims against title to such properties. The Company intends to work with the third party predecessors in interest to resolve these discrepancies and imperfections in accordance with accepted industry practices.

Other

In September 2005, we entered into a Service and Drill Contract with Falcon Holdings, LLC (“Falcon”) (“Falcon Contract”), whereby Falcon agreed to perform permitting, drilling and finishing of oil and gas wells on land located in Pennsylvania and West Virginia, in which we own oil and gas interests. Under the Falcon Contract, Falcon was required to drill one well per week beginning in November 2005 for a period of time necessary for Falcon to drill 50 wells on our property. Falcon was responsible for providing completed wells to us at a cost of $60,000 per well. Falcon also received 4,500,000 shares of our common stock for its services on March 3, 2006. Effective May 10, 2006, we terminated the Falcon Contract due to an alleged misappropriation of funds that we paid to Falcon as well as Falcon’s misrepresentations on certain material business matters. In July 2007, we entered into a Release and Settlement Agreement with Falcon, whereby Falcon agreed to return 2,275,000 shares of our common stock. Falcon also agreed to accept $8,298 for the mutual release of all obligations related to Flacon Contract to be payable in two installments by us. Since we had not issued our December 31, 2006 financial statements as of the date of the settlement agreement with Falcon, we only deemed 2,225,000 shares validly issued to Falcon as of December 31, 2006 in compensation for its consulting services, and valued at $0.45 per share for a total of $1,001,250, based on the stock trading price on February 23, 2006, the date when the shares were authorized to be issued. During the third quarter of 2007, Falcon returned 2,250,000 shares of common stock to us, short of 25,000 shares as agreed per the Release and Settlement Agreement. We determined not to pursue for the return of short shares and therefore recorded an additional consulting expense of $11,250 during the third quarter of 2007.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2006, we agreed to compensate certain landowners for right-of-way passages to accommodate our drilling requirements for our three initial wells. As a result, we incurred expenses of $46,540 to the landowners during 2006. In addition, we are obligated to provide natural gas to one landowner’s residence at no charge and pay the landowner $5,000 on December 20 of each year for the life of the well. We subsequently paid the landowner $5,000 in February 2007 for the 2006 obligation.

On October 18, 2006, we engaged Point Capital Partners, LLC (“Point Capital”) to provide due diligence and financial advisory services for us. The agreement was on a month-to-month basis for a period of three months. Under the engagement agreement, we were required to pay Point Capital an initial fee of $10,000, additional fee of $10,000 thirty days after the engagement date and another $10,000 sixty days after the engagement date. In May 2007, pursuant to an Unconditional General Release agreement we entered into with Point Capital, our obligation was reduced to $4,000. As of December 31, 2007, we owed $4,000 to Point Capital.

In October 2006, LK Drilling, a subcontractor of Mid-East Oil Company (“Mid-East”), our operator under DOA4, filed Mechanic’s Liens against both Mid-East and us on certain oil and gas properties drilled by the subcontractor for claims aggregating $390,253, due to the failure to pay obligations for the drilling costs. Two other subcontractors also filed Mechanic’s Liens against Mid-East for claims aggregating approximately $100,000. The Company has engaged counsel to resolve these lien claims, which were still pending as of July 18, 2007. However, we expect the obligations to the subcontractor to be paid in full in the near future and all Liens to be released. On October 17, 2007, two Writs of Execution were issued against the Company and Mid-East to satisfy judgment, interest and costs in this matter. The Writs called for a Sheriff’s sale of property to be held in January 2008 in order to satisfy the amount due of $111,414. On January 25, 2008, the Company was informed by the court that judgment has been satisfied on the Mechanic’s Liens and the Sheriff’s sale has been canceled.

In November 2007, pursuant to the Settlement and Modification Agreement the Company entered into with Mid-East and its affiliates, Mid-East and its Affiliates agreed to make any payments necessary to obtain a full settlement from LK Drilling by January 12, 2008 and indemnify the Company from any liability arising from any failure to satisfy the obligations to LK Drilling or any drillers or subcontractors that Mid-East contracted with during its operation of the Company’s wells (see Advisory Agreements with HUB, a Related Party section in Note 4).

In December 2006, the Company was cited for certain violations by the West Virginia Department of Environmental Protection (“DEP”) pertaining to the drilling area around their wells. The violations generally consist of: the Company’s failure to seed and mulch the ground in the well area; the failure to properly mark the wells with signage; and leaving certain piping on the ground. In February 2007, the Company engaged a contractor to cure these violations and obtain abatements from the DEP. The estimated remediation costs were $50,000, of which the Company paid $25,000 in February 2007. As of November 15, 2007, the contractor has not completely finished the remediation work and since that time, the Company has renegotiated the remediation contract by agreeing to pay $16,000 for all remaining work. At the time when all remediation work is done, it is expected that the DEP will abate all violations. The DEP has allowed the Company to continue its drilling and production during this curative process. The estimated remediation costs were included in accounts payable and accrued expenses at December 31, 2007.

On February 26, 2007, we entered into a settlement agreement with Morgantown Excavators, Inc. (“MEI”) for the outstanding balance of $50,010 we owed to MEI for the environmental remediation services provided by MEI during the first and second quarter of 2006. Under the settlement agreement, we agreed to pay MEI $5,000 on or before the 15th day of each month for the period March through November 2007 and to make a final payment of $5,010 on or before December 15, 2007. In March and May 2007, we paid a total of $10,000 to MEI. As of April 1, 2008, we still owed MEI $37,010.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 7, 2007, the Company entered into a consulting agreement with Big Apple Consulting USA, Inc. (“Big Apple”), whereby Big Apple will market and promote the Company to its network of brokerage firms and market makers. Big Apple is responsible for locating and introducing potential investors to the Company through telemarketing and other networking activities, as well as representing the Company in responding to investor inquiries. The Company is to compensate the consultant in the aggregate amount of $450,000, in the form of either the Company’s shares of free trading common stock or cash, at the Company’s option. Upon the execution of the consulting agreement, the Company is required to issue 333,332 shares of its common stock to Big Apple as payment for the first and last month’s compensation under the terms of the contract. The Company is also required to provide Big Apple with the option to purchase free trading shares of common stock valued at $2,000,000 at a price per share equal to 50% of the previous five-day average closing bid price for the Company’s stock. The term of the consulting agreement was for one year, and the Company has the right to extend the term for an additional year after the initial expiration date. The Company was unable to deposit 5,000,000 shares of free trading common stock into an escrow account, to be used as the source of the common stock that would be acquired upon the consultant exercising the aforementioned option and in payment of consulting fees. Big Apple did not perform under the terms of the contract since the Company did not have free trading common stock even though the Company issued 5,000,000 shares of its restricted common stock to Big Apple. The Company recorded $5,250,000 of consulting expense in the first quarter of 2007 for the value of the common stock issued to Big Apple.

On March 23, 2007, the Company entered into an agreement with Stacey Yonkus to provide investor relations services, which include assistance in corporate planning and business strategies, as well as to introduce the Company to potential investors. The consulting agreement was effective March 23, 2007 for one year and was to be automatically renewable for another year. On April 26, 2007, the agreement was amended. The consultant will be compensated for introducing parties that invest in the company by receiving a) cash compensation of 3.5% of the gross amount raised from an introduced party with a minimum of $150,000; b) 5% of the shares of common stock granted to an introduced party by the Company, and c) warrants that will allow the consultant to acquire 400,000 shares of our common stock at $1.50 per share. The warrants are exercisable no later than three months after issuance, have an exercise period of 7 years, and have piggyback registration rights. The consultant is also entitled to compensation on any additional financing transactions arising from the introduction of the consultant for a period of five years following the original one-year terms of the consulting agreement. On September 20, 2007, this agreement was amended. The consultant will receive cash compensation of 5% of the gross offering amount, whether the amount is (but not limited to) cash, notes, debentures, lines of credit, restricted equity purchase agreement, or any other form of debt or equity. Compensation will remain at the originally stated 3.5% of the gross offering amount for parties which were introduced to the Company prior to this amendment. All previous terms of the agreement as well as the first amendment remain in effect. Ms. Yonkus became a member of our Board of Directors on October 15, 2007 (See Note 11).

On December 27, 2007, in connection with the Standby Equity Distribution Agreement (“SEDA”) (see Standby Equity Distribution Agreement section under Note 9), we agreed to issue 167,667 shares of common stock to Ms. Yonkus in compensation for the services she provided. The shares were valued at $0.07 per share, which was our stock trading price on December 27, 2007, for a total of approximately $12,000. These shares were issuable as of December 31, 2007.

On June 11, 2007, the Company entered into a consulting agreement with G5 Capital Partners LLC (“G5”), whereby G5 will provide consulting services and support for the Company’s strategic planning of short-term financing. In return, G5 will receive $37,500 upon completion of the Company’s first interim short term fund raising round of $1,500,000 or greater; and $37,500 for a second short term fund raising round of $3,000,000 or greater. The G5 Consulting Agreement had a term of three months and ended on September 11, 2007. The Company did not incur any liability to G5 as no short-term financing was initiated by G5.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 12, 2007, the Company entered into a consulting agreement with Network 1 Financial Securities, Inc. (“Network”), whereby Network will provide consulting services for evaluating acquisitions as well as corporate planning and development. The Network consulting agreement had a term of one year commencing June 12, 2007 and may be terminated within six months after June 12, 2007 by either party. In return, Network will receive 3,000,000 shares of the Company’s common stock upon the execution of this agreement. Also, if the Company does not terminate the agreement within the initial six-month period, Network will receive an additional 2,000,000 shares of the Company’s common stock. In addition, if the Company acquires an entity through the introduction of Network, or uses the services of Network in the process of negotiating in structuring a transaction, Network will be entitled to receive a transaction fee to be negotiated prior to the closing time of such transaction. Shortly before the expiration of the initial six-month period, the Company terminated this consulting agreement with Network. As of December 31, 2007, the Company had issued 3,000,000 shares to Network, which were valued at $0.45 per share based on the Company’s stock trading price on June 12, 2007. The total value of the 3,000,000 shares amounted to $1,350,000 and was recorded as a consulting expense for the year ended December 31, 2007.

On June 28, 2007, the Company entered into two Restricted Equity Purchase Agreements with Mercatus & Partners Limited, a United Kingdom Private Limited Company (“Mercatus”) (“Mercatus Agreements”). Under the terms of each of the Mercatus Agreements, Mercatus agreed to purchase 8,720,000 shares of the Company’s common stock (“Mercatus Shares”) at a purchase price based upon 40% of the average of the last sale price of the Company’s common stock reported by the OTCBB Over-the-Counter (OTC) quoting service, for the ten business days immediately preceding the closing of the purchase transaction (“Closing”).

The Company subsequently decided not to proceed with the intended purchase agreements with Mercatus and the Company is in the process of obtaining the 17,440,000 shares back from the escrow agent.

On September 15, 2007, the Company entered into an agreement with a consultant to investigate, evaluate, and take action to motivate Equitable Gas to properly account for, and make payment to the Company for possible gas and oil sales from the Company’s three initial wells for the period ending December 31, 2006. The agreement expired on December 31, 2007.

On September 26, 2007, the Company entered into an agreement with a consultant to provide various services including business development and assist in the development of the Company’s Strategic Marketing and Business Plan. The agreement expired on December 31, 2007. As compensation, the consultant will be reimbursed for all approved business-related expenses. In addition, within 30 days of this agreement, the Company was required to issue to the consultant 275,000 shares of its common stock. On October 23, 2007, these shares were issued, which were valued at $0.45 per share based on the Company’s stock trading price on September 26, 2007 when the agreement was entered. The total value of these 275,000 shares of $136,812 was recorded as a consulting expense for the year ended December 31, 2007.

On October 12, 2007, the Company entered into an agreement with a consultant to provide various services including the raising short-term financing, developing a six-month financial strategy, and improving investor relations. As compensation, the consultant will be reimbursed for all approved business-related expenses. In addition, within thirty days of this agreement, the Company was required to issue to the consultant 500,000 shares of its restricted common stock. The term of this agreement is one-year commencing October 1, 2007. The 500,000 shares were valued at $0.20 per share for a total of $100,000, based on the Company’s stock trading price on October 12, 2007, the date of the agreement, which is being amortized over the one year service period. For the year ended December 31, 2007, the Company recorded a consulting expense of $25,000 related to this agreement. As of December 31, 2007, we have issued the 500,000 shares to the consultant.

On October 26, 2007, the Company entered into a consulting agreement with TKC Financial, Inc. to assist the Company in its financing activities. The consulting agreement was effective October 26, 2007 for one year, after which either party may terminate this agreement with 30 days notice. Should no bond closing occur within 90 days of the execution of this agreement, either party may terminate this agreement with 10 days notice. The consultant will receive a commission of 2% of all gross proceeds received by the Company from parties introduced by the consultant from the sale of bonds. The consultant is entitled to compensation beyond the term of this agreement if the Company receives funds from any party introduced by the consultant during the term of this agreement. The Company was required to pay a $25,000 non-refundable deposit within three business days of the execution of this agreement. As of April 1, 2008, the Company’s obligation to pay for the $25,000 deposit has been satisfied.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 29, 2007, the Company entered into a consulting agreement with Tangerine Communications, Inc. to assist the Company with raising short-term financing. The consultant will receive a commission of 10% of the net funds received by the Company from any source initiated by the consultant’s efforts. This agreement was terminated as of December 31, 2007.

NOTE 11 - RELATED PARTY TRANSACTIONS - NOT DISCLOSED ELSEWHERE

On February 22, 2006, David Albanese resigned as our Secretary and Treasurer and Board Director, in connection with which we agreed to have Mr. Albanese retain the 1,000,000 shares we previously issued to him (see Note 9) and pay him $24,000 in periodic payments through May 2006. Mr. Albanese agreed to be a consultant to us for a transitional period of at least 60 days. During the year ended December 31, 2006, we paid $32,000 to Mr. Albanese as a consulting fee.

On February 22, 2006, our Board of Directors appointed Alex Winfrey to replace David Albanese as our Secretary and Treasurer and Board Director. On June 30, 2006, Mr. Winfrey resigned, upon which we agreed to have Mr. Winfrey retain the 1,000,000 shares of common stock he owned. Of the 1,000,000 shares, 900,000 shares were issued to Mr. Winfrey in compensation for his services, which were part of the 3,100,000 shares we issued to various parties in April 2006 (see Note 9). During the year ended December 31, 2006, we paid $40,000 to Mr. Winfrey as a fee for his consulting services.

On February 27, 2006, Curtis Fleming resigned as our President and Board Director. As of December 31, 2006, we have paid off the entire obligation of $20,000 to Mr. Fleming in connection with our cancellation of 50,000 shares of common stock (see Note 9). During the year ended December 31, 2006, we paid $6,000 to Mr. Fleming as a consulting fee.

On June 30, 2006, James Holland resigned as our Officer and Board Director in connection with which we agreed to have Mr. Holland retain the 1,000,000 shares we previously issued to him (see Note 9).

During the year ended December 31, 2006, we paid $25,000 to Mr. Holland as a consulting fee, of which $6,000 was paid to Mr. Holland as a severance payment.

On April 14, 2007, we entered into a consulting agreement with Steve Durdin, who was appointed our Board Director on April 11, 2007. Pursuant to the consulting agreement, Mr. Durdin will assist the Company in raising funds and developing financial strategy, act as a liaison with current investors and assist with business development. We agreed to pay Mr. Durdin a weekly consulting fee of $1,200 commencing August 2007, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 6,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan, which has been approved by our Board of Directors and stockholders (see 2007 Stock Option Plan in Note 9). Payment of the weekly consulting fee may be deferred by the Company, but must be paid no later than August 1, 2007. The agreement was effective on April 1, 2007 for a one-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. As of December 31, 2007, we have paid $9,600 to Mr. Durdin for consulting fees.

On October 8, 2007, we entered into an employment agreement with Steve Durdin to become our President, which replaced the consulting agreement we had with Mr. Durdin as described above. We agreed to pay Mr. Durdin $9,500 per month, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. On October 29, 2007, our Board of Directors approved the issuance of stock option to Mr. Durdin to purchase 10,000,000 shares of our common stock (see “2007 Stock Option Plan” in Note 9). Mr. Durdin will also receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 26, 2006, we executed a consulting agreement with Stanley Teeple, Inc. (“STI”) to provide services related to accounting and SEC reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stan Teeple to replace Alex Winfrey as our new Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superceded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI is also entitled to receive options or cashless warrants to acquire shares of our common stock pursuant to our 2007 Stock Option Plan. On October 29, 2007, our Board of Directors approved the issuance of stock option to STI to purchase 5,000,000 shares of our common stock at an exercise price of $0.25 (see Stock Options Granted in Note 9). During the year ended December 31, 2007, we recorded consulting expense of $265,000 for services provided by STI. Subsequently on February 28, 2008, our Board of Directors approved the issuance of stock option to STI to purchase another 5,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. The option vested immediately on the option grant date, has an exercise price of $0.25 per share and expires on October 16, 2007 (also see Non-Qualified Stock Options under Note 12).

In February 2006, our Board of Directors appointed Dave Larson to replace Curtis Fleming as our new President and Board Director. On December 21, 2006, we entered into an employment agreement with Mr. Larson pursuant to which Mr. Larson would serve as our President for a two-year period commencing January 1, 2007. The agreement would automatically renew each year unless terminated for cause as defined in the agreement. As compensation, we agreed to pay Mr. Larson a salary of $17,250 per month. In addition, we agreed to issue to Mr. Larson options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 18,000,000 shares of our common stock at terms to be determined by our Board of Directors. Under the terms of the agreement, Mr. Larson is prohibited from competing with us in the oil and gas business during his employment term, and for a one-year period subsequent to the termination of his employment with us. On March 8, 2007, the Company entered into a new employment agreement with Mr. Larson that superceded, but provided for the identical terms of, cash compensation and restrictive covenants as Mr. Larson’s agreement of December 21, 2006. In addition, Mr. Larson received 5,000,000 shares of our Series B Convertible Preferred Stock in April 2007, which were automatically converted into 10,000,000 shares of our common stock. Mr. Larson was also entitled to receive stock options or cashless warrants to acquire 30,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan.

On July 11, 2007, we entered into a Release and Settlement Agreement with Mr. Larson, pursuant to which Mr. Larson agreed to return 5,000,000 shares of our common stock and resign as the President, CEO and Board Director of us as noticed by our Board of Directors, but no later than December 2007. Since we had not issued our first quarter of 2007 financial statements as of July 11, 2007, the date of the Release and Settlement Agreement, we only deemed 5,000,000 shares of common stock as issued to Mr. Larson. Those shares resulted from the conversion of 2,500,000 shares of our Series B Convertible Preferred Stock in April 2007. Consequently, we only deemed 2,500,000 shares of Series B Convertible Preferred Stock validly issuable to Mr. Larson as of March 31, 2007 and recorded compensation expense of $2,000,000 during the first quarter of 2007. Mr. Larson received a one-time settlement and separation fee of $100,000 to be paid by us in installments commencing July 25, 2007 through December 2007. As of December 31, 2007, $50,000 of these settlement and separation fees were recorded under accounts payable and accrued expenses - related party. As of April 1, 2008, we still owed $50,000 to Mr. Larson for the settlement and separation fee. In addition, for a period of one year, we will pay Mr. Larson a finder’s fee of 5% of the gross amount received by us in the form of a debenture, note, or similar instrument, from lenders as introduced solely by Mr. Larson. This settlement agreement terminated our employment agreement with Mr. Larson and mutually released all obligations under the employment agreement.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 1, 2006, we entered into a consulting agreement with Impact Consulting, Inc. (“Impact”) pursuant to which Impact agreed to provide services including business development, land and mineral sites development, strategic marketing plan, etc. commencing March 1, 2006 for one year. Impact is an entity controlled by Stephen White. Mr. White and his affiliated entities owned more than 5% of our common stock. Impact received $8,000 per month as a consulting fee and also received reimbursement for related costs. On June 30, 2006, we entered into a new consulting agreement with Impact, which superseded the original agreement (“Second Agreement”). Under the Second Agreement, Impact provided the identical services to Indigo, for a term commencing September 1, 2006 for one year, in consideration for which Impact received $10,000 per month and reimbursement of related costs. During the fourth quarter of 2006, we entered into another agreement with Impact under which Impact provided certain additional consulting services to us in November and December 2006, in exchange for a flat fee of $15,000 and reimbursement of related costs. On December 21, 2006, we entered into a new consulting agreement with Impact pursuant to which we agreed to pay Impact a monthly consulting fee of $10,000, and to issue Impact options, or cashless exercise warrants, during the first quarter of 2007 to acquire a minimum of 22,600,000 shares of our common stock at terms to be determined by our Board of Directors. This agreement superceded the Second Agreement, and was effective on January 1, 2007 for a two-year period, and would be automatically renewed for consecutive one-year periods unless terminated by either party. On March 9, 2007, we entered into a new consulting agreement with Impact, whereby effective January 1, 2007, we were required to pay Impact a monthly consulting fee of $10,000, which was increased to $17,250 per month commencing March 2007. During the first half of 2007, we incurred $37,250 of consulting expense with Impact. Impact also received 25,000,000 shares of our Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was automatically convertible into two shares of our common stock at a rate of 25% annually, commencing on April 1, 2007 through April 1, 2010. In April 2007, 6,250,000 shares of the Series B Convertible Preferred Stock were converted into 12,500,000 shares of our common stock.

On April 3, 2007, we informed Impact that we would no longer pay Impact its monthly consulting fee and reimburse Impact for its expenses. Instead, we would pay Impact a fee equal to 5% of the funds raised for us directly attributable to the efforts of Impact. On July 11, 2007, we entered into a Release and Settlement Agreement with Impact which terminated our consulting agreement with Impact. As a result, Impact was required to surrender 8,500,000 shares of our common stock issued upon its conversion of our Series B Convertible Preferred Stock in April 2007. In addition, Impact was released of any future service obligation to us and required to surrender all our Series B Convertible Preferred Stock it held, which were originally convertible into 37,500,000 shares of our common stock over the next three years. Since we had not issued our first quarter of 2007 financial statements as of July 11, 2007, the date of the Release and Settlement Agreement, we only deemed 4,000,000 shares of common stock as issued to Impact, which were converted from 2,000,000 shares of our Series B Convertible Preferred Stock in April 2007. Consequently, we only deemed 2,000,000 shares of Series B Convertible Preferred Stock validly issuable to Impact as of March 31, 2007 and recorded consulting expense of $1,600,000 during the first quarter of 2007.

On October 15, 2007, at its annual shareholders meeting, the following were reelected or elected as Board Directors of the Company: Stanley L. Teeple, Stacey Yonkus, Frank Garufi, John Hurley, and James C. Walter, Sr. On October 15, 2007, Frank Garufi resigned from the Board of Directors of the Company.

Fairhills Transactions

On April 7, 2006, we entered into a Strategic Partnership Agreement (the “SPA”) with Fairhills. Ed Bronson, the managing director of Fairhills, served as our Board Director from June through October 2006. Pursuant to the SPA, Fairhills would: (1) provide legal services required and necessary for us to be compliant with the SEC reporting and regulatory requirements; (2) facilitate the introduction and engagement of market makers; (3) be responsible for funding requirements in support of oil and gas well drilling; (4) provide management services of our investor relation function; (5) facilitate raising funds through a debenture instrument for us and be responsible for all capital raising requirements based upon our business plan. In consideration for the services to be rendered by Fairhills, we agreed to compensate Fairhills by paying a placement fee of 10% of the aggregate amount of capital received by us from Fairhills’ clients, and issuing 25% of our capital stock to Fairhills. The term of the SPA was for a minimum period of three years, with Fairhills being the exclusive provider for services as set forth in the SPA. During 2006, as disclosed in Note 4, we paid a placement fee of $266,210 to Fairhills in connection with the issuance of the Convertible Notes, and $440,000 in connection with the private placement offering of the partnership interests in Indigo LP as disclosed in Note 4.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 10, 2006, our Board of Directors approved the issuance of 45,530,782 shares of our common stock, which equaled 25% of our 182,123,127 shares of common stock then issued and outstanding, to Fairhills for services rendered pursuant to the SPA. On April 11, 2006, our Board of Directors approved the issuance of 6,250,000 shares of our Series A Super Preferred Stock, which was equal to 25% of our 25,000,000 designated Series A Super Preferred shares, to Fairhills for services rendered pursuant to the SPA.

On February 6, 2007, the Company entered into a Mutual Release and Settlement Agreement with Fairhills and its managing director (collectively “Consultant”), whereby the SPA was terminated due to a dispute between the Company and Consultant relating to the performance of services as prescribed under the SPA. As a result, Consultant surrendered the 45,530,782 shares of common stock to the Company’s transfer agent for cancellation on March 5, 2007 and the Company also cancelled the 6,250,000 shares of Super Preferred Stock. Consultant also acknowledged that all the fees it has earned for services rendered under the SPA had been fully paid by the Company.

Since the subsequent cancellation of the 45,530,782 shares of common stock and 6,250,000 shares of Super Preferred Stock originally issued to Fairhills (“Fairhills Shares”) was a result of Consultant’s failure to perform under the terms of the SPA and since we had not issued our second quarter of 2006 financial statements as of February 6, 2007, the date of the Mutual Release and Settlement Agreement, we did not deem the Fairhills Shares ever validly issued and therefore assigned no value to them.

NOTE 12 - SUBSEQUENT EVENTS NOT DISCLOSED ELSEWHERE

In January 2008, John Hurley resigned as our Board Director and Everett Miller and Hercules Pappas were elected to fill in the two vacancies of our Board of Directors.

On January 30, 2008, the Company entered into a consulting agreement with David Rosania (“Rosania”) to provide consulting services and support for business development of energy related properties, assist in development of the Company’s strategic marketing and business plan and to handle other duties as assigned by Company management. As compensation, 155,000 shares of the Company’s common stock were to be issued to Mr. Rosania. These shares were issued on February 1, 2008. The term of this agreement was for a one month period commencing January 1, 2008.

In January 2008, the Company entered into a consulting agreement with Everett Miller, our Board Member, to provide consulting services and support for business development of energy related properties, assist in development of the Company’s strategic marketing and business plan and to handle other duties as assigned by Company management. As compensation, the Company was required to issue a non-qualified stock option to Mr. Miller under its 2007 Stock Option Plan to purchase 2,500,000 shares of the Company’s common stock with an exercise price of $0.25 per share. This option was issued by the Company on February 26, 2008 (also see Non-Qualified Stock Options below). The term of this agreement was for a three month period commencing January 1, 2008.

On January 21, 2008, the Company borrowed $380,000 from Carr Miller Capital, LLC (“Carr Miller”), which is primarily owned by Everett Miller, one of our Board members, and issued a promissory note that provided for interest at 10% per annum with a maturity date of July 24, 2008. Within thirty days of funding of the loan, the lender is also to receive shares of the Company’s common stock equal to five times the numerical dollars of the principal of the loan. As a result, 1,900,000 shares of the Company’s common stock were issued to Carr Miller on February 29, 2008. In the event this note is unpaid within ten days of its maturity date, the Company will incur a late charge equal to 10% of the note amount. In addition, the Company will pay to Carr Miller a one time administrative fee of $6,000.

On February 12, 2008, the Company borrowed $55,000 from two individual lenders and issued promissory notes that provided for interest at a rate of 20% per annum with maturity dates in August 2008. The lenders have the option to either receive all principal and interest due on the loan within ten days of the maturity date or to convert the principal and interest due on the notes into shares of our common stock at a conversion price equal to 80% of the average ten-day closing price of the stock immediately preceding the due date. Within thirty days of funding of the loan, the lenders are also to receive additional shares of our common stock equal to ten times the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity date, the Company will incur a late charge equal to 10% of the note amount and be required to issue common stock equal in value to the principal amount borrowed every 30 days from the default date until the notes are paid.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 6, 2008, the Company borrowed $500,000 from Carr Miller, a related party and issued a promissory note that provided for interest at 20% per annum with a maturity date of September 10, 2008. Within thirty days of funding of the loan, Carr Miller is also to receive shares of the Company’s common stock equal to eleven times the numerical dollars of the principal of the loan. As a result, 5,500,000 shares of the Company’s common stock were issued to Carr Miller on April 2, 2008. In the event this note is unpaid within ten days of its maturity date, the Company will incur a late charge equal to 10% of the note amount.

In the first quarter 2008, Indigo was compelled to preserve the lease rights to certain properties included in its planned drilling program for 2008.  Given that a number of these leases were held by various interests, and that these development interests were commingled with the interests of Epicenter, the Company provided $125,000 in a cash payment and 2,500,000 shares of its common stock as essentially a forbearance for the landholders and leaseholders to continue their patience giving the Company an opportunity to complete the payment and transfer of the leases.

Non-Qualified Stock Options

On February 26, 2008, the Board of Directors approved the issuance of non-qualified stock options to the following individuals in accordance with the 2007 Stock Option Plan. The options vested immediately.

	Number of
	Stock Options
Name of Optionee	Issued	Exercise Price	Expiration

Everett Miller (consulting service)	2,500,000	$0.25 per share	October 16, 2017
Stanley L. Teeple (Board Director)	5,000,000	$0.25 per share	October 16, 2017
Hercules Pappas (Board Director)	250,000	$0.25 per share	October 16, 2017
Everett Miller (Board Director)	250,000	$0.25 per share	October 16, 2017
Gersten Savage (legal service)	1,000,000	$0.25 per share	October 16, 2017

NOTE 13 - SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest expense and income taxes for 2007 and 2006 were as follows:

	2007	2006

Interest	$7,256	$15,000
Income taxes	$-	$-

Non-Cash Investing and Financing Transactions:

During 2006, the Company acquired oil and gas properties in the total amount of $6,985,811, of which $1,604,226 was non cash due to being unpaid and accrued for at December 31, 2006.

The Company has recorded asset retirement obligations in the aggregate amount of $208,000 and $150,000, as of December 31, 2007 and 2006, respectively and increased oil and gas properties for $190,000 and $150,000 in 2007 and 2006.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2006, the Company recorded a discount of $175,000 on the converted loan of $175,000 related to the value of consideration provided to the lender, which consisted of 175,000 shares of its common stock and a 12.5% net revenue interest in one of its wells. In December 2006, the lender converted the loan into 700,000 shares of our common stock.

In November 2006, the Company recorded a discount of $190,088 on a note payable related to the value of consideration provided to the lender, which consisted of certain net revenue interest in one of its wells.

In 2006, the Company issued 7,100,000 shares of common stock to satisfy its liability of $1,775,000 for services performed in 2005, which was accrued for at December 31, 2005.

The Company recorded in 2006, discounts of $2,662,100 on convertible notes - series 1, related to the beneficial conversion feature of the notes and the value of the detachable Super Preferred Stock. The Company also recorded the beneficial conversion feature of the 2,662,100 shares Series A Super Convertible Preferred Stock, which was amortized as a preferred dividend. As of December 31, 2007 and 2006, the Company has recorded preferred dividend of $451,509 and $435,851, respectively. During 2006, the noteholders converted $2,262,100 of these notes into 2,714,250 shares of our common stock. During 2007, the noteholders converted all 2,662,100 shares of the Series A Super Convertible Preferred Stock into 5,905,938 shares of common stock.

As of December 31, 2006, the Company recorded capitalized interest of $226,316, related to interest incurred on the portion of the $2,662,100 convertible notes, which were financed to fund the Company’s oil and gas exploration activities.

During 2006, certain lenders loaned the Company $1,200,000 and received convertible promissory notes, which were converted into four Units of Indigo LP in July 2006.

In January 2007, the Company issued 2,680,000 shares of its common stock to the Participating Partners of Indigo LP, which resulted in an increase of $2,948,000 in total oil and gas properties.

During 2007, the Company issued 737,174 shares of common stock to satisfy its liability of $493,730 which consisted of $270,686 for a Forbearance Agreement with HUB, $208,660 for consulting and legal services performed in 2006, and $14,384 for interest on a loan, all of which was accrued for at December 31, 2006.

In April 2007, the Company issued an aggregate of 9,500,000 shares of the Series B Convertible Preferred Stock to various parties, which were immediately converted into 19,000,000 shares of the Company’s common stock.

In July 2007, the Company entered into a settlement agreement with a lender pursuant to which the Company issued 1,400,000 shares of common stock to the lender valued at $560,000. As a result, the Company was released of all obligations related to two promissory notes issued to the lender in the total amount of $180,000 and received a 12% NRI in Indigo No. 2 well back from the lender and a $150,000 loan. The Company recorded an interest expense of $208,955 related to the settlement.

In connection with an amended note, the Company issued 300,000 shares of common stock to a lender valued at $273,000, which was recorded as an additional discount on the note and fully amortized as of December 31, 2007.

In January 2007, the Company borrowed a total of $580,000 from four lenders and issued promissory notes, in consideration for which the Company issued an aggregate of 1,240,000 shares of common stock to the lenders and assigned certain percentages of NRI in Indigo No. 2 well to the four lenders. The value of the shares was $305,424 and recorded as a discount on the notes. The various NRI in Indigo No. 2 well assigned to the lenders was valued at $68,055 and recorded as a reduction in oil and gas properties. In July 2007, as a result of a settlement agreement the Company entered into with one of the four lenders as referred to above, the Company was release of all obligations under one of the four notes in the amount of $80,000 and received back part of the NRI in Indigo No. 2 well from the lender valued at $36,915. As a result, the Company reversed $36,915 of reduction in oil and gas properties it originally recorded.

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2007, the Company issued a total of 8,230,000 shares of common stock to various lenders in connection with the issuance or amendment of promissory notes. These shares and the related beneficial conversion feature on certain of the notes were valued at $1,267,670 and recorded as discounts on the notes.

NOTE 14 - SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

Proved gas reserves are the estimated quantities of natural gas, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by an outside petroleum engineer. The proved developed reserves of gas are located in the state of West Virginia and Pennsylvania in the United States of America.

The following table presents estimates of the Company's net proved developed gas reserves:

	December 31,
	2007	2006
Proved reserves (mmcf), beginning of year	-	-

Discovery of proved developed reserves (mmcf)	453.10	-
Production	(60.7)	-

Proved developed reserves (mmcf), end of year	392.4	-

Proved developed reserves (mmcf) allocated to the Company’s
minority interests, end of year	111.9	-

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitalized Costs Relating to Gas Producing Activities:

	December 31,
	2007	2006

Unproved oil and gas properties (1)	$-	$6,504,524
Proved oil and gas properties	9,766,409	-
Total capitalized costs	9,766,409	6,504,524

Accumulated depletion	(174,924)	-
Impairment of oil and gas properties	(8,739,585)	(367,724)

Net capitalized costs	$851,900	$6,136,800

Net capitalized costs allocated to the Company’s
minority interests	$267,600	$3,450,080

Costs Incurred in Gas Property Acquisition, Exploration and Development Activities for the Years Ended December 31:

	December 31,
	2007	2006
Acquisition of properties
Proved	$2,948,000	$-
Unproved (1)	-	-
Exploration costs	313,885	6,504,524

Total	$3,261,885	$6,504,524

(1) These amounts represent costs incurred by the Company and excluded from the amortization base until proved reserves are established or impairment is determined.

Results of Operations for Gas Producing Activities for the Years Ended December 31:

	December 31,
	2007	2006

Gas sales	$354,245	$-
Operating costs	(252,784)	(91,265)
Depreciation, depletion and amortization	(174,924)	-
Proved property impairment	(8,371,861)	(367,724)

Results of operations	$(8,445,324)	$(458,989)

Results of operations allocated to the Company’s
minority interests	$(2,323,028)	$-

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

SFAS No. 69, “Disclosure about Oil and Gas Producing Activities”, prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth the Company's future net cash flows relating to proved gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

	December 31, (In Thousands)
	2007	2006
Future cash inflows	$2,549,100	$-
Future production costs	(934,300)	-

Future net cash flows (undiscounted)	1,614,800	-

Annual discount of 10% for estimated timing	762,900	-

Standardized measure of future net	$851,900	$-

Standardized measure of future net allocated to the Company’s
minority interests	$267,600	$-

INDIGO-ENERGY, INC.
(AN EXPLORATION STAGE ENTITY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in Standardized Measure (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows at December 3 in thousands:

	2007	2006

Standardized measure, beginning of period	$-	$-
Net changes in prices and production costs	-	-
Future development and abandonment costs	-	-
Revisions of previous quantity estimates	-	-
Additions to proved reserves from recovery	1,206	-
Extension of reservoir	-	-
Sale of reserves in place	-	-
Sale of gas	(354)	-
Accretion of discount	-	-
Changes in income taxes, net	-	-
Purchased reserves	-	-
Standardized measure, end of period	$852	$-

Standardized measure allocated to the Company’s
minority interests, end of period	$268	$-

NOTE 15 - UNAUDITED SUBSEQUENT EVENTS

Letter of Intent

On April 25, 2008, the Company entered into a Letter of Intent (“LOI”) with International Financial Corporation, LLC, a Nevada Limited Liability Company (“International”) whereby both parties agreed to become members of a newly formed entity, Rivers West Energy, LLC, a Nevada Limited Liability Company (“Rivers West”). Under the LOI, International also agreed to provide the Company, upon the execution of a definitive agreement governing the understanding between the Company and International, with funds in the total amount of $624,000,000 for general working capital of the Company, to be disbursed to the Company from time to time, as provided in the LOI (the “Funding”). The LOI also provided that, within sixty days of the signing of the LOI, International shall use its best efforts to obtain a three year bridge financing for the Company in the amount of $150,000,000, which amount may be prepaid by the Company without penalty (the “Bridge Financing”). The LOI provides that the Company and International are to become members of Rivers West Energy, LLC, with the Company owning a 60% membership interest and International owning a 40% membership interest in Rivers West. As further consideration to International, the Company is to provide International with 100,000,000 shares of its restricted common stock (the “International Shares”) following the execution of the LOI or of a definitive agreement between the Company and International. The International Shares will be placed in escrow and will be delivered to International upon the receipt of $192,000,000 of the Funding by Rivers West.

The LOI indicates that i.) International will be making this investment if it receives funds from a third party which it has no authority to bind; ii.) as of the date of the LOI the funding had not been obtained by International; iii.) when or if such funding occurs involves matters beyond the control of International; iv.) International shall have such funds available before entering into a formal loan agreement with Indigo; v.) in the event such funding is not received within 120 days of the date of the LOI, neither party shall have any further obligation to the other; and vi.) in the event the appropriate agreements are not signed within 90 days from the date of the LOI, the terms and conditions of the LOI sheet will terminate.

As further consideration for the LOI, the Company agreed to pay to Spectrum Facilitating Technologies, LLC, a Limited Liability Company (“Spectrum”) engaged by International to seek and investigate loan transactions on its behalf, the amount of $150,000, as well as to transfer to Spectrum 5,000,000 shares of the Company’s restricted common stock for bridge financing due diligence services.

Contemporaneously with the execution of the LOI, the Company entered into an agreement with Epicenter Oil and Gas, LLC, (“Epicenter”) Depocenter Oil & Gas, LLC (“Depocenter”), Robert Turnage (“Turnage”), Frank Finkbeiner (“Finkbeiner”) and Rivers West (collectively the “Parties”), whereby Epicenter and Depocenter are to contribute certain assets to Rivers West pursuant to a contemplated Asset Purchase Agreement to be signed by the Parties by May 2, 2008. The assets to be transferred to Rivers West by Epicenter and Depocenter consist primarily of certain oil and gas leases on approximately 106,000 acres of land located in southern Illinois, southwestern Indiana and western and west central Kentucky to be used for oil and gas exploration and production. The agreement to transfer the assets becomes binding upon the Company’s execution of the LOI and the receipt by the Company of a minimum investment of $192,000,000 under the terms of the Funding and the receipt by the Company of $150,000,000 of Bridge Financing (the “Triggering Events”). Upon satisfaction of the Triggering Events, Turnage and Finkbeiner will become executive officers of the Company, and will each execute three-year employment agreements with the Company to become officers of Indigo. The employment agreements will each provide Turnage and Finkbeiner with an annual base salary of $1,200,000 and discretionary bonuses based upon mutually agreeable performance criteria. The employment agreements will also contain three-year non-compete provisions to be effective from the date the employment agreements expire. As further consideration, the Company is to provide Turnage and Finkbeiner each with 75,000,000 shares of Indigo restricted common stock.

Promissory Notes

In April 2008, the Company borrowed $120,000 from Carr Miller Capital, LLC (“Carr Miller”), which is primarily owned by Everett Miller, one of our Board members, and issued a promissory note that provided for interest at 20% per annum with a maturity date of October 11, 2008. Within thirty days of funding of the loan, the lender is also to receive shares of the Company’s common stock equal to eleven times the numerical dollars of the principal of the loan. In the event this note is unpaid within ten days of its maturity date, the Company will incur a late charge equal to 10% of the note amount.

In April 2008, the Company borrowed $275,000 from three individual lenders and issued promissory notes that provided for interest at a rate of 20% per annum with maturity dates in August 2008. The lenders have the option to either receive all principal and interest due on the loan within ten days of the maturity date or to convert the principal and interest due on the notes into shares of our common stock at a conversion price equal to 80% of the average ten-day closing price of the stock immediately preceding the due date. Within thirty days of funding of the loan, the lenders are also to receive additional shares of our common stock equal to ten times the numerical dollars of the principal of the loan. In the event the notes are unpaid within ten days of their maturity date, the Company will incur a late charge equal to 10% of the note amount and be required to issue common stock equal in value to the principal amount borrowed every 30 days from the default date until the notes are paid.

INDIGO-ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During 2007 Indigo-Energy, Inc. (“the Company”) owned a 50% interest in Indigo-Energy Partners, LP (“Indigo LP” or the “Partnership”). The operations of Indigo-Energy Partners, LP have been consolidated with the Company’s in accordance with the guidance of EITF 04-5

On March 21, 2008, the Company entered into a Global Settlement Agreement with all of the other partners of Indigo LP pursuant to which the Company acquired all remaining partnership interests from the other partners in exchange for 1) an aggregate monthly cash payment of $50,000 for a period of 36 months, which will be allocated proportionately to each of the other partners based on their respective ownership interest in Indigo LP, commencing upon the Company’s receiving of funding of $10,000,000 or more, and 2) the Company’s issuance of three warrants to each of the other partners for each dollar they originally invested, which resulted in the issuance of warrants to purchase a total of 13,200,000 shares of the Company’s common stock to all of the other partners at an exercise price of $0.25 per share. These warrants vest on October 1, 2008 and expire in 7 years from date of grant.

Also as part of the settlement agreement, the Company was released of all its obligations under the partnership agreement. However, under the terms of the settlement agreement, if the Company has not commenced the monthly payment of $50,000 by January 1, 2009, then the other partners may seek judicial enforcement of the Company’s obligation to pay the settlement amounts and the Company will no longer be released of any obligations under the Partnership Agreement.

The following unaudited pro forma condensed consolidated balance sheet is based on the historical consolidated balance sheet of the Company as of December 31, 2007 and presents the balance sheet as if the settlement agreement and related acquisition had taken place on December 31, 2007.

The following unaudited pro forma condensed consolidated statement of operations is based on the historical consolidated statement of operations of the Company for the year ending December 31, 2007 and presents the statement of operations as if the settlement agreement and related acquisition had taken place on January 1, 2007.

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position and results of operations that would have been achieved if the proposed transaction had been consummated on the above dates, nor are they necessarily indicative of the future operating results or future financial position. This unaudited pro forma information should be read in conjunction with Indigo’s historical financial statements (and related notes thereto) contained elsewhere in this registration statement.

INDIGO-ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In return for being released from its obligations and acquiring the remaining other partner’s interests in the partnership under the Global Settlement Agreement, the Company agreed to give the following consideration:

$1,800,000 to be paid in monthly installments over 3 years
13,200,000 warrants valued at $907,000 using the Black-Scholes model

The Company has calculated the present value of the $1,800,000 payment obligation to be $1,178,756 assuming a discount rate of 20% over the 36-month payment period commencing 9 months from the execution of the Global Settlement Agreement. The discount rate is commensurate with the interest rate of similar borrowings by the Company in March 2008. This will result in the Company recording $621,244 of interest accretion over the term of the obligation using the interest method.

The warrants are exercisable for a 7-year period commencing October 1, 2008 and are valued at $907,000 using the Black-Scholes model, assuming a volatility of 185.36%, a risk-free rate of 2.595% and an expected dividend yield of zero.

The pro forma adjustments consist of the following:
•	Pro forma adjustment 1 records the value of the warrants in the amount of $907,000.

•	Pro forma adjustment 2 records the present value of the $1,800,000 payment obligation, or $1,178,756.

•	Pro forma adjustment 3 records the interest expense on the payment obligation.

•	Pro forma adjustment 4 records the elimination of minority interest as the minority interest is being purchased by the Company.

Had the settlement agreement been consummated at December 31, 2007, then $1,331,299 of the total consideration would have been allocated to the purchase of the remaining partnership interests. The remaining consideration of $754,457 would have been recorded as “settlement expense.” This material nonrecurring charge has been excluded from the accompanying unaudited pro forma condensed consolidated statement of operations in accordance with the requirements of Regulation SX Rule 11-02. The actual settlement expense will be calculated based on the actual date of the settlement agreement and will be reflected in the Company’s statement of operations reported for the first calendar quarter of 2008.

INDIGO-ENERGY, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2007

	Indigo	Pro Forma		Indigo
	Historical	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$7,995	$-		$7,995
Accounts receivable	4,360	-		4,360
Accounts receivable - related party	80,564	-		80,564
Prepaid expenses	164,227	-		164,227
Deposits	100,000	-		100,000
Due from - related party	4,000	-		4,000
Total current assets	361,146	-		361,146

Oil and gas properties, net	851,900	-		851,900

Other assets
Deferred loan costs	22,499	-		22,499

	$1,235,545	$-		$1,235,545
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$3,202,360	$-		$3,202,360
Accounts payable and accrued expenses - related party	515,955	-		515,955
Notes payable, net of discount	1,508,285	-		1,508,285
Convertible notes payable, net of discount	705,122	-		705,122
Due to related parties	265,000	-		265,000
Total current liabilities	6,196,722	-		6,196,722

Long-term liabilities
Obligation to partners of Indigo-Energy Partners, L.P.	-	1,178,756	(2)	1,178,756
Convertible notes, net	167,910	-		167,910

Total long-term liabilities	167,910	1,178,756		1,346,666

Total liabilities	6,364,632	1,178,756		7,543,388

Minority interest	1,331,299	(1,331,299)	(4)	-

Stockholders’ (deficit) equity
Common stock	176,077	-		176,077
Additional paid-in capital	53,467,408	907,000	(1)	54,374,408
Deficit accumulated since inception of the exploration stage in 2005	(60,103,871)	(754,457)		(60,858,328)

Total Stockholders’ (Deficit) Equity	(6,460,386)	152,543		(6,307,843)

	$1,235,545	$-		$1,235,545

See notes to pro forma statements.

INDIGO-ENERGY, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ending December 31, 2007

	Indigo	Pro Forma		Pro Forma
	Historical	Adjustments		Balance

Revenues	$258,123	$-		$258,123
Revenues - related party	96,122	-		96,122
Net Revenues	354,245	-		354,245

Operating expenses
Impairment of oil and gas properties	8,371,861	-		8,371,861
Operating expenses	238,118	-		238,118
Operating expenses - related party	14,666	-		14,666
Depletion	174,924	-		174,924
General and administrative - related party	9,897,622	-		9,897,622
General and administrative	8,592,542	-		8,592,542
Total operating expenses	27,289,733	-		27,289,733

Loss from operations	(26,935,488)	-		(26,935,488)

Operating expenses (income)
Interest expense, net	7,092,625	232,531	(3)	7,325,156
Settlement expense - related party	457,012	-		457,012
Total other expenses	7,549,637	232,531		7,782,168

Net loss before minority interest	(34,485,125)	(232,531)		(34,717,656)

Minority interest	2,559,034	(2,559,034)	(4)	-

Net loss	(31,926,091)	(2,791,565)		(34,717,656)
Preferred dividend on Series A convertible super preferred stock	(451,509)	-		(451,509)

Net loss to common shareholders	$(32,377,600)	$(2,791,565)		$(35,169,165)

Basic and diluted loss per common share	$(0.21)	$(0.02)		$(0.23)

Basic and diluted weighted average common shares outstanding	$151,242,876	$151,242,876		$151,242,876

See notes to pro forma statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$249.78
Miscellaneous Fees	12,250
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Edgar filing fees	2,500
$85,000

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, a corporation may indemnify a director or officer for expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with certain actions unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation permit indemnification to the fullest extent permitted under Nevada law. Excepted from a director’s or officer’s ability to receive indemnification are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 15. Recent Sales of Unregistered Securities

In January 2007 the Company issued 647,410 shares of common stock to an oil and gas joint venture partner for a forbearance agreement valued at $1.00 per share.

In January 2007 the Company issued 1,493,196 shares of common stock to an oil and gas operator for forbearance agreements valued at $0.83 per share.

In January 2007 the Company issued 963,647 shares of common stock to an oil and gas operator for forbearance agreements valued at $0.83 per share.

In January 2007 the Company issued 2,125,288 shares of common stock to an oil and gas operator for forbearance agreements valued at $0.83 per share.

In January 2007 the Company issued 215,000 shares of common stock to an oil and gas operator for forbearance agreement valued at $0.70 per share.

In January 2007 the Company issued 246,078 shares of common stock to an oil and gas advisor for forbearance agreement valued at $1.10 per share.

In January and May 2007 the Company issued 400,000 shares of common stock as part of consideration for a promissory note valued at $0.31 per share.

In January and May 2007 the Company issued 200,000 shares of common stock as part of consideration for a promissory note valued at $0.18 per share.

In February and May 2007 the Company issued 400,000 shares of common stock as part of consideration for a promissory note valued at $0.25 per share.

In February and May 2007 the Company issued 240,000 shares of common stock as part of consideration for a promissory note valued at $0.18 per share.

In August 2007 the Company issued 1,400,000 shares of common stock as part of consideration to settle two promissory notes valued at $0.40 per share.

In March 2007 the Company issued 375,000 shares of common stock for consulting services performed in 2006 valued at $0.45 per share.

In February 2007 the Company issued 72,000 shares of common stock for consulting services performed in 2007 valued at $0.70 per share.

In March 2007 the Company issued 28,768 shares of common stock as satisfaction for accrued interest on a loan valued at $0.50 per share.

In March 2007 the Company issued 24,897shares of common stock for legal services performed in 2006 valued at $0.60 per share.

In April 2007 the Company issued 9,500,000 shares of series B convertible preferred stock for consulting services performed in 2007 valued at $0.80 per share.

In January 2007 the Company issued 2,680,000 shares of common stock under an amended partnership agreement for Indigo LP valued at $1.10 per share.

In April 2007 the Company issued 300,000 shares of common stock under an amended promissory note valued at $0.91 per share.

In March 2007 the Company issued 5,000,000 shares of common stock under a consulting agreement valued at $1.05 per share.

In April and May 2007 the Company issued 1,020,000 shares of common stock as part of consideration for series of $510,000 of convertible promissory notes valued at prices ranging from $0.25 to $0.50 per share.

In March 2007 the Company issued 3,000,000 shares of common stock for consulting services performed in 2007 valued at $0.45 per share.

In May 2007 the Company issued 50,000 shares of common stock as part of consideration for a promissory note valued at $0.23 per share.

In May 2007 the Company issued 100,000 shares of common stock as part of consideration for a promissory note valued at $0.22 per share.

In April 2007 the Company issued 19,000,000 shares of common stock for conversion of series B convertible preferred stock.

In July 2007 the Company issued 4,505,938 shares of common stock for conversion of series A convertible super preferred stock.

In August 2007 the Company issued 62,431 shares of common stock for legal services performed in 2006 valued at $0.40 per share.

In July 2007 the Company issued 25,000 shares of common stock as part of consideration for a $25,000 convertible promissory note valued at $0.29 per share.

In July 2007 the Company issued 200,000 shares of common stock as part of consideration for a $100,000 convertible promissory note valued at $0.22 per share.

In September 2007 the Company issued 25,000 shares of common stock to settle liabilities with Falcon valued at $0.45 per share.

In October 2007 the Company issued 275,000 shares of common stock for consulting services performed in 2007 valued at $0.49 per share.

In October 2007 the Company issued 500,000 shares of common stock for consulting services being performed over a one year vesting period valued at $0.20 per share.

In December 2007 the Company issued 125,000 shares of common stock as part of consideration to extend a promissory note valued at $0.12 per share.

In October 2007 the Company issued 50,000 shares of common stock as part of consideration to extend a promissory note valued at $0.16 per share.

In August 2007 the Company issued 960,000 shares of common stock as part of consideration for a series of $430,000 promissory notes valued at prices ranging from $0.17 to $0.22 per share.

In December 2007 the Company issued 5,700,000 shares of common stock as part of consideration for a series of $570,000 convertible promissory notes valued at prices ranging from $0.08 to $0.10 per share.

In December 2007 the Company issued 3,333,333 shares of common stock for services performed in connection with SEDA valued at $0.07 per share.

In December 2007 the Company issued 138,889 shares of common stock for placement services performed in connection with SEDA valued at $0.07 per share.

In January 2008 the Company issued 1,400,000 shares of common stock for conversion of series A convertible super preferred stock in October 2007.

In January 2008 the Company issued 167,667 shares of common stock for consulting services performed in connection with SEDA valued at $0.07 per share in December 2007.

In February 2008 the Company issued 1,900,000 shares of common stock as part of consideration for a $380,000 promissory note valued at $0.20 per share.

In February 2008 the Company issued 155,000 shares of common stock as consideration for a consulting agreement valued at $0.15 per share.

In February 2008 the Company issued 550,000 shares of common stock as part of consideration for $55,000 of convertible promissory notes valued at $0.13 and $0.14 per share.

In February 2008, the Company issued 280,000 shares of its common stock to various lenders for extensions of notes.

In February 2008, the Company issued 155,000 shares of its common stock in exchange for services to be rendered by the consultant to the Company.

In February 2008 the Company issued 550,000 shares of its common stock to two lenders as part of consideration for two promissory notes.

In February 2008 the Company issued 285,110 shares of its common stock to a lender upon conversion of a loan.

In March 2008, the Company issued 6,20,000 shares of its common stock to various lenders and creditors for extensions of notes.

In March 2008 the Company issued 2,500,000 shares of its common stock to land lease holders in exchange for extensions granted to the Company.

In April 2008 the Company issued 5,500,000 shares of common stock as part of consideration for a $500,000 promissory note valued at $0.06 per share.

In April 2008 the Company issued 275,000 shares of common stock for promissory note extensions.

In April 2008, the Company issued to 4,070,000 shares of common stock as part of consideration of promissory notes in the aggregate amount of $395,000.

Item 16. Exhibits and Financial Statements Schedules

Exhibit Number	Description

3.1	Articles of Incorporation, as amended*

3.2	Bylaws*

4.1	Specimen Stock Certificate*

5.1	Legal opinion of Gersten Savage LLP

10.1	Standby Equity Distribution Agreement, dated as of December 30, 2007, by and between the Company and YA Global Investment Partners, LP**

10.2	Registration Rights Agreement, dated as of December 30, 2007 by and between the Company and YA Global Investments, L.P.**

10.3	Placement Agent Agreement, dated as of December 30, 2007 by and among the Company, YA Global Investments, L.P. and Newbridge Securities Corporation, as placement agent.**

10.4	Global Settlement Agreement between the Company and Indigo Partners, LP***

10.5	Letter of Intent between the Company and International Financial Corporation, LLC ****

10.6	Promissory Note in favor of Carr Miller.

10.7	Promissory Note in favor of James C. Walter, Sr.

23.1	Consent of LJ Soldinger Associates, LLC, Independent Registered Accountants

23.2	Consent of Gersten Savage LLP (Forms part of Exhibit 5.10)

*	Previously filed as exhibit to the 8-K filed by the Company on Feb 2, 2006
**	Previously filed as exhibits to the 8-K filed by the Company on January 3, 2008
***	Previously filed as exhibit to the 10-KSB filed by the Company on April 15, 2008
****	Previously filed as exhibit to the 8-K filed by the Company on April 29, 2008

Item 17 Undertakings

(a) The undersigned registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

   (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada on May 5, 2008.

Indigo-Energy, Inc.

By:	/s/ Steven Durdin
Mr. Steven Durdin
President and Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Steven Durdin
Mr. Steven Durdin	Principal Executive Officer and President	May 5, 2008

/s/ Stanley L. Teeple
Mr. Stanley L. Teeple	Principal Accounting Officer and Director	May 5, 2008

/s/ Stacey Yonkus
Ms. Stacey Yonkus	Director	May 5, 2008

/s/ James C. Walter, Sr.
Mr. James C. Walter, Sr.	Director	May 5, 2008

/s/ Everett C. Miller
Mr. Everett C. Miller	Director	May 5, 2008

/s/ Hercules Pappas
Mr. Hercules Pappas	Director	May 5, 2008